   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 1997

                                                        REGISTRATION NO. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                             THE MAXIM GROUP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------

        DELAWARE                    5713                    58-2060334
                         (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     (STATE OR OTHER      CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
      JURISDICTION
   OF INCORPORATION OR
      ORGANIZATION)

                              210 TOWNPARK DRIVE
                            KENNESAW, GEORGIA 30144
                                (770) 590-9369
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                  A.J. NASSAR
                             THE MAXIM GROUP, INC.
                              210 TOWNPARK DRIVE
                            KENNESAW, GEORGIA 30144
                                (770) 590-9369
 (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ----------------
                                  Copies to:
                           ARTHUR JAY SCHWARTZ, ESQ.
                        SMITH, GAMBRELL & RUSSELL, LLP
                          1230 PEACHTREE STREET, N.E.
                                  SUITE 3100
                            ATLANTA, GEORGIA 30309
                                (404) 815-3500

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                           PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF      AMOUNT        MAXIMUM        MAXIMUM      AMOUNT OF
    SECURITIES TO BE          TO BE     OFFERING PRICE   AGGREGATE    REGISTRATION
       REGISTERED         REGISTERED(1)    PER NOTE    OFFERING PRICE    FEE(2)
----------------------------------------------------------------------------------
 9 1/4% Senior
  Subordinated Notes,
  Series B.............   $100,000,000     $992.95      $99,295,000     $30,090
----------------------------------------------------------------------------------
 Guarantees of 9 1/4%
  Senior Subordinated
  Notes, Series B......   $100,000,000       (3)            (3)         NONE(3)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457.
(2) Each Registrant other than The Maxim Group, Inc. is a subsidiary of The Maxim Group, Inc. and is guaranteeing payment of the Notes. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to these guarantees.
(3) No separate consideration will be received for the guarantees of the 9
    1/4% Senior Subordinated Notes, Series B by the subsidiaries of The Maxim Group, Inc.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNDER THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       TABLE OF ADDITIONAL REGISTRANTS(1)

                                                        STATE OR OTHER    PRIMARY STANDARD
                                                         JURISDICTION        INDUSTRIAL    I.R.S. EMPLOYER
                                                      OF INCORPORATION OR  CLASSIFICATION  IDENTIFICATION
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER     ORGANIZATION       CODE NUMBER        NUMBER
----------------------------------------------------  ------------------- ---------------- ---------------
Maxim Retail Group, Inc...                                   Georgia            5713         58-2250264
Kinnaird & Francke
 Interiors, Inc...........                                  Delaware            5713         61-1261296
Kinnaird & Francke Drapery
 Company, Inc.............                                  Kentucky            5713         61-1052718
Losantville Carpet Outlet,
 Inc......................                                   Indiana            5713         35-1463020
First Quality, Inc........                                  Delaware            5713         58-2114646
Steve Peterson Interiors &
 Associates, Inc..........                                      Utah            5713         87-0480649
RNA Enterprises, Inc......                                  Delaware            5713         59-3268732
Bay Area Carpets, Inc.....                                  Delaware            5713         59-3269982
Carpet World, Inc.........                                  Delaware            5713         59-3269978
GCO Carpet Outlet, Inc....                                   Alabama            5713         58-2248353
Investor Management, Inc..                                   Alabama            5713         63-1102137
Dubose Carpets & Floors,
 Inc......................                                  Delaware            5713         74-2730434
Rugs N Remnants, Inc......                                     Texas            5713         74-2465255
Carpet Gallery, Inc.......                                   Georgia            5713         63-1133477
American Carpets &
 Interiors, Inc...........                                   Georgia            5713         56-1910630
Carpet Country, Inc.......                                   Georgia            5713         58-2170987
Carpetmax, L.P............                                   Georgia            5713         58-2248354
GCO, Inc..................                                    Nevada            5713         58-2248356
Bailey & Roberts Carpetmax
 of Tennessee, Inc........                                 Tennessee            5713         62-1295940
Carpetmax of New Mexico,
 Inc......................                                   Georgia            5713         58-2264853
Maxim Equipment Leasing
 Company, Inc.............                                   Georgia            5713         58-2269911
Image Industries, Inc.....                                  Delaware            2273         04-2962635
Carpetmax Alabama
 Contract, Inc............                                   Alabama            5713         58-2271003
Creditmax Corp............                                   Georgia            5713         58-2096342
Cloud Carpets, Inc........                                   Georgia            5713         58-2315169
Tri-R of Orlando, Inc.....                                   Georgia            5713         58-2316052
Carpetmax of Charlotte,
 Inc......................                                   Georgia            5713         58-2319465
Carpetmax of Palm Beach,
 Inc......................                                   Georgia            5713         58-2325494

--------
(1) The address, including zip code, and telephone number, including area code, of the additional Registrants' principal executive offices is 210 TownPark Drive, Kennesaw, Georgia 30144, (770) 590-9369, except for Image Industries, Inc., whose address and telephone number is 1112 Georgia Highway 140, Armuchee, Georgia 30105, (706) 235-8444.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED NOVEMBER 7, 1997
PRELIMINARY PROSPECTUS

                             THE MAXIM GROUP, INC.

                               OFFER TO EXCHANGE
                             UP TO $100,000,000 OF
              9 1/4% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
                       FOR ANY AND ALL OF THE OUTSTANDING
                   9 1/4% SENIOR SUBORDINATED NOTES DUE 2007

                                  ----------
LOGO
        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                         ON    , 1997, UNLESS EXTENDED.

                                  ----------
  The Maxim Group, Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), to exchange an aggregate of up to $100,000,000 principal amount of 9 1/4% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an identical face amount of the issued and outstanding 9 1/4% Senior Subordinated Notes due 2007 (the "144A Notes" and, together with the Exchange Notes, the "Notes") of the Company from the Holders (as defined herein) thereof in integral multiples of $1,000. As of the date of this Prospectus, there is $100,000,000 in aggregate principal amount of the 144A Notes outstanding. The terms of the Exchange Notes are identical in all material respects to the 144A Notes, except that the Exchange Notes have been registered under the Securities Act, and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate payable on the 144A Notes under certain circumstances relating to the Registration Rights Agreement (as defined herein), which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer. The Exchange Notes will be obligations of the Company evidencing the same indebtedness as the 144A Notes, and will be entitled to the benefits of the same Indenture (as defined herein). See "The Exchange Offer."
  Interest on the Exchange Notes will accrue from the date of issuance thereof and will be payable semi-annually on April 15 and October 15 of each year, commencing April 15, 1998. The Exchange Notes will mature on October 15, 2007. The Exchange Notes are redeemable, in whole or in part, for cash at any time on or after October 15, 2002, at the option of the Company, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the redemption date. In addition, at the option of the Company, up to 30% of the original aggregate principal amount of the Exchange Notes may be redeemed on or prior to October 15, 2000 at the redemption price set forth herein together with accrued and unpaid interest, if any, to the redemption date with the net proceeds of one or more Public Equity Offerings (as defined herein) of the Company, provided that at least $70 million of the aggregate principal amount of the Exchange Notes remains outstanding following such redemption.
Upon the occurrence of a Change of Control (as defined herein), the Company will be required to make an offer to repurchase all or any part of each holder's Exchange Notes at a cash purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. There can be no assurance that the Company will have sufficient funds necessary to repurchase the Exchange Notes upon the occurrence of a Change of Control. The provisions of the Indenture allow the Company to incur additional indebtedness, including Senior Indebtedness (as defined herein), subject to certain limitations. The provisions of the Indenture do not require the Company to repurchase the Exchange Notes in the event of highly leveraged or certain other transactions if such transaction is not a transaction defined as a Change of Control. See "Description of the Exchange Notes."
  The Exchange Notes will be unsecured senior subordinated obligations of the Company and, as such, will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company. The Exchange Notes will rank pari passu in right of payment with all other existing and future senior subordinated indebtedness, if any, of the Company, and senior in right of payment to all existing and future subordinated indebtedness, if any, of the Company. THE COMPANY HAS NOT ISSUED, AND DOES NOT HAVE ANY CURRENT ARRANGEMENTS TO ISSUE, ANY SIGNIFICANT ADDITIONAL INDEBTEDNESS TO WHICH THE NOTES WOULD BE SENIOR, SUBORDINATE OR RANK PARI PASSU IN RIGHT OF PAYMENT. THE NOTES WILL BE EFFECTIVELY SUBORDINATE TO ESSENTIALLY ALL OF THE CURRENTLY OUTSTANDING INDEBTEDNESS OF THE COMPANY AND ITS SUBSIDIARIES. The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis (the "Guarantees"), by all of the
                                             (cover page continued on next page)
  SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

  UNTIL      , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

               The date of this Prospectus is November   , 1997.

Company's subsidiaries (the "Guarantors" and, together with the Company, the "Issuers"). The Guarantees will be unsecured senior subordinated obligations of the Guarantors and will be subordinated to all existing and future Guarantor Senior Indebtedness (as defined herein) which includes all indebtedness under the Credit Facility and the Summerville Loan (each as defined herein). As of July 31, 1997, on a pro forma basis after giving effect to the Offering and the application of the estimated net proceeds therefrom, the Credit Facility and the Summerville Loan, the Issuers would have had approximately $133.7 million in aggregate principal amount of indebtedness outstanding, of which approximately $33.7 million would have ranked senior in right of payment to the Exchange Notes and the Guarantees. See "Description of the Exchange Notes--Ranking." As of the date of this Prospectus, approximately 50% of the consolidated assets of the Company were held by the Guarantors and the majority of the Company's cash flow and net income was generated by the Guarantors. Therefore, the Company's ability to make interest and principal payments when due to holders of the Exchange Notes is dependent, in part, upon the receipt of sufficient funds from its subsidiaries.

  The Company's Common Stock is listed on the New York Stock Exchange under the symbol "MXG."

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of 144A Notes being tendered for exchange. The date of acceptance and exchange of the 144A Notes (the "Exchange Date") will be when, as and if the Company has given oral or written notice thereof to the Exchange Agent. 144A Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. The Company will not receive any proceeds from the Exchange Offer. The Company and the guarantors will pay certain expenses incident to the Exchange Offer. The Exchange Offer will expire on , 1997 (the "Expiration Date"). The Company does not currently intend to extend the Expiration Date.

  The 144A Notes were offered and sold on October 16, 1997 at a price of $992.95 per $1,000 principal amount of 144A Notes in a transaction not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof (the "144A Notes Offering"). In general, the 144A Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act.

  The Exchange Notes are being offered hereby in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for 144A Notes may be offered for resale, resold or otherwise transferred by any Holder thereof (other than any such Holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and such Holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. In some cases, certain broker-dealers may be required to deliver a prospectus in connection with the resale of such Exchange Notes.

  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Exchange Notes received in exchange for such 144A Notes where such 144A Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities (other than 144A Notes acquired directly from the Company). The Company has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

  The 144A Notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Prior to this Exchange Offer, there has been no public market for the 144A Notes or the Exchange Notes. If a market for the Exchange Notes should develop, the Exchange Notes could trade at a discount from their principal amount. Although the Company intends to list the Exchange Notes on the New York Stock Exchange, there can be no assurance that the application will be approved. The Initial Purchasers (as defined herein) have indicated to the Company that they intend to make a market in the Exchange Notes, but are not obligated to do so and such market-making activities may be discontinued at any time. As a result, no assurance can be given that an active trading market for the Exchange Notes will develop.

  The Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of Global Exchange Notes (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depository" or "DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Exchange Notes representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Notwithstanding the foregoing, 144A Notes held in certificated form will be exchanged solely for Certificated Exchange Notes (as defined herein). After the initial issuance of the Global Exchange Notes, Certificated Exchange Notes will be issued in exchange for the Global Exchange Notes only on the terms set forth in the Indenture. See "Description of the Exchange Notes--Book-Entry, Delivery and Form."

            CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the timing, magnitude and costs of the roll-out of the CarpetMAX Flooring Idea Gallery(TM) stores; (ii) potential acquisitions by the Company; (iii) the Company's financing plans; (iv) trends affecting the Company's financial condition or results of operations; and (v) the Company's business and growth strategies. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among others, factors that could adversely affect actual results and performance include local and regional economic conditions in the areas served by the Company, the level of consumer spending for floorcovering products, competition among floorcovering retailers and carpet manufacturers, changes in merchandise mixes, site selection and related traffic and demographic patterns, inventory management and turnover levels, realization of cost savings, and the Company's success in integrating recent and potential future acquisitions. The accompanying information contained and incorporated by reference in this Prospectus, including, without limitation, the information set forth under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," identifies important additional factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

  All forward-looking statements attributable to the Company are expressly qualified in their entirety by the foregoing cautionary statement.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commissions regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a World Wide Web site containing such reports, proxy statements and other information, at http://www.sec.gov. Quotations relating to the Company's Common Stock appear on the New York Stock Exchange and such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The Company has agreed that, if at any time while the 144A Notes are restricted securities within the meaning of the Securities Act or the Company is not subject to the informational requirements of the Exchange Act, the Company will furnish to holders of the 144A Notes and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the 144A Notes.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:
(i) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997; (ii) the Company's Amendment No. 1 on Form 10-K/A dated October 9, 1997 to its Annual Report on Form 10-K for the fiscal year ended January 31, 1997; (iii) the Company's Amendment No. 2 on Form 10-K/A dated October 14, 1997 to its Annual Report on Form 10-K for the fiscal year ended January 31, 1997; (iv) the Company's Amendment No. 3 on Form 10-K/A dated October 15, 1997 to its Annual Report on Form 10-K/A for the fiscal year ended January 31, 1997; (v) the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997; (vi) the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997; (vii) the Company's Current Report on Form 8-K dated September 25, 1997 and (viii) the Company's Current Report on Form 8-K dated October 16, 1997.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the consummation of the Exchange Offer, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  UNTIL           , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THOMAS P. LEAHEY, EXECUTIVE VICE PRESIDENT, FINANCE AND TREASURER, THE MAXIM GROUP, INC., 210 TOWNPARK DRIVE, KENNESAW, GEORGIA 30144, (770) 590-9369. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE
BY           , 1997 (DATE FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH THE
FINAL INVESTMENT DECISION MUST BE MADE).

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information contained in this Prospectus and the Consolidated Financial Statements and the related notes included and incorporated herein by reference. References herein to the "Company" refer to The Maxim Group, Inc. and its consolidated subsidiaries, unless the context otherwise requires. The term "fiscal" when used in this Prospectus shall mean the twelve month period ending March 31 for the fiscal years ended March 31, 1993, 1994 and 1995, the ten month period ending January 31 for the fiscal year ended January 31, 1996, and the twelve month period ending January 31 for the fiscal years thereafter. The Consolidated Financial Statements of the Company give retroactive effect to the merger of a wholly-owned subsidiary of the Company and GCO, Inc. on September 28, 1994 and the merger of a wholly-owned subsidiary of the Company and Image Industries, Inc. ("Image") on August 30, 1996, which transactions were accounted for as poolings-of-interests. Except as otherwise indicated, industry data in this Prospectus are for calendar 1996 and are derived from selected reports prepared by FloorCovering Weekly, an industry trade publication.

                                  THE COMPANY

  The Company operates and franchises one of the largest floorcovering distribution networks in North America through two retail floorcovering concepts: CarpetMAX(R), a full-service floorcovering store format, and Georgia Carpet Outlets(TM) ("GCO(R)"), a cash-and-carry discount floorcovering store format. In addition, the Company, through Image, is one of the largest manufacturers of polyester carpeting in the United States. As a vertically integrated carpet manufacturer and a leading floorcovering retailer, the Company believes that it is well positioned to continue its leadership and growth in the approximately $15 billion floorcovering industry. For the twelve months ended July 31, 1997, the Company's total revenues and EBITDA (as defined herein) were $338.9 million and $37.2 million, respectively.

  Since commencing operations in 1991 as a franchisor of floorcovering stores, the Company has grown its franchise network to include 377 franchise dealers operating 448 CarpetMAX stores and 101 GCO stores in 49 states. The Company's fees from franchise services consist of up front membership fees, either ongoing royalties or product brokerage fees and fees for services such as advertising and employee training. The rapid growth of the Company's franchise network resulted in the development of an integrated retail infrastructure, including store development, marketing, advertising, credit, sales training and product sourcing resources. In an effort to leverage this retail infrastructure, the Company began acquiring existing CarpetMAX franchisees in fiscal 1995 and opening Company-owned stores in fiscal 1996. The Company currently owns 54 CarpetMAX stores and six GCO stores.

  The Company has further developed its full-service retail format to offer customers a wide selection of competitively priced floorcovering products through CarpetMAX Flooring Idea Gallery stores (the "Gallery" stores). The Company's Gallery stores are typically 6,500 square feet in size and offer approximately 20,000 SKUs, including an extensive merchandising mix of carpet, area rugs, hardwood flooring, ceramic tile, vinyl flooring, laminates and stone. Gallery stores are located in prime retail locations with high consumer visibility and are staffed with specialized floorcovering sales associates. Gallery stores offer a wide range of services, including interior design consulting, measuring, delivery and installation, and unconditional satisfaction guarantees. The Company's strategy is to expand its ownership and operation of Gallery stores. The Company currently operates 18 Gallery stores, including 10 stores which were converted into Gallery stores from the original CarpetMAX format. For the twelve months ended July 31, 1997, franchise operations and Company-owned stores together accounted for 49.3% and 25.0% of the Company's total revenues and EBITDA, respectively.

  Through Image, the Company is one of the largest manufacturers of polyester carpeting and one of the largest recyclers of polyethylene terephthalate ("PET") soft drink bottles in the United States. The Company converts PET bottles into PET flake and pellet and polyester fiber which is either sold to third parties or spun into carpet yarn, the raw material used in manufacturing polyester carpet. Image's vertically integrated operations provide the Company's retail network with a captive source of low cost, high quality private label polyester carpeting with a price advantage relative to competitors. The Company believes that polyester carpeting, which currently accounts for approximately 6% of industry-wide carpet sales, will enjoy market share growth because of certain advantages over other carpet fibers such as nylon, including superior stain resistance and vibrant coloring. For the twelve months ended July 31, 1997, Image sold 25.7 million square yards of polyester carpeting through the Company's retail distribution network (13.7% of total Image sales volume) and to over 6,000 independent domestic and international retailers and distributors. For the twelve months ended July 31, 1997, Image accounted for 50.7% and 75.0%, of the Company's total revenues and EBITDA, respectively.

  The mailing address of the Company's principal executive office is 210 TownPark Drive, Kennesaw, Georgia 30144, and its telephone number is (770) 590-9369.

STRENGTHS

  The Company believes that its extensive retail network, combined with its manufacturing operations, positions the Company for continued growth in revenues and EBITDA. Several of the Company's key business strengths include:

  Distinct Retailing Strategies. The Company's retail floorcovering sales are diversified across the residential replacement, home builder and specified contract markets. CarpetMAX offers a wide selection of floorcovering products with a high level of customer service to a broad consumer spectrum, while GCO offers discount floorcovering products to the cash-and-carry, do-it-yourself customer. The Company believes that the breadth of its retail network and the diversity of its targeted customer markets helps to mitigate the impact of changes in local competitive or economic conditions on revenues.

  Significant Product Sourcing Capabilities. The Company's large retail network provides significant purchasing power which enables the Company to realize advantageous pricing, delivery terms and merchandising programs. The Company has established close relationships with major suppliers across all floorcovering categories. By capitalizing on suppliers' production and delivery capabilities, the Company offers one of the largest selections of high quality floorcovering products, generally on a private label and just-in-time basis, thereby minimizing inventory risk and maximizing retail profitability. Furthermore, Image's carpet manufacturing capacity provides the Company with a captive source of high quality carpet products to support its expanding retail network.

  Extensive Retailing Infrastructure. In order to service its retail floorcovering network, the Company has built an extensive retail infrastructure, including store development, marketing, advertising, credit program, sales and management training, and product sourcing resources. The Company will continue to leverage these resources to support the opening of new Gallery stores and the expansion of other distribution channels. In addition, the Company has assembled a strong management team with an average of more than 10 years of retailing experience.

  Diversified Cash Flow Streams. The Company's established franchise operations generate stable cash flows, with a low overhead structure, from brokerage fees earned on CarpetMAX franchisees' purchases, royalties earned on GCO franchisees' store sales and other related fees for advertising, training and distribution services. In addition, Image provides a strong and growing source of cash flow, as it uses the Company's affiliated distribution network of Company-owned and franchised floorcovering retailers to distribute high margin, value added polyester carpet. Cash flow generated from franchise operations and Image's operations provide a stable base to fund capital expenditures, including the roll-out of Company-owned Gallery stores.

  Strong Financial Position. The Company's total revenues and EBITDA have increased from $122.6 million and $16.6 million, respectively, in fiscal 1994 to $338.9 million and $37.2 million, respectively, for the twelve months ended July 31, 1997. The Company's strong financial performance has provided it with the financial flexibility to fund its growth objectives with a combination of cash flow from operations, proceeds from the issuance of the Company's Common Stock and bank borrowings.

BUSINESS STRATEGY

  The Company's strategic objective is to establish the largest and most profitable floorcovering distribution network in North America. To achieve this objective, the Company is pursuing the following strategies:

  Expand Company-Owned Store Base. A key element of the Company's growth strategy is to expand its ownership and operation of Gallery stores by opening approximately 64 Gallery stores over the next 18 months principally in existing and contiguous market areas. The Company intends to target areas with significant new residential building activity or older, more established communities where remodeling is likely to occur. The Company believes that the roll-out of Gallery stores will enhance profitability as the Company further leverages its retail infrastructure.

  Expand GCO Franchise Network. The Company's strategy is to expand its franchise network by adding approximately 25 GCO franchises per year, further leveraging its retail and manufacturing infrastructure. The Company believes that the expansion of the GCO franchise network complements the expansion of the Gallery store base given their alternative operating formats. Further, with only 70 of the 265 areas of dominant influence ("ADI") currently covered by GCO stores, the Company believes significant growth opportunities exist.

  Increase Manufacturing Capacity. In order to capitalize on the increasing demand for polyester fiber, the Company is in the process of expanding its fiber extrusion capacity. The additional capacity, which is expected to become fully operational by the end of calendar 1998, will increase Image's annual fiber production capacity to 150 million pounds from 100 million pounds. The additional capacity will enable the Company to continue to optimize Image's profitability by shifting output from lower margin commodity products such as PET pellet and flake to higher margin polyester fiber and carpet.

  Pursue Selected Acquisitions. The Company believes it is uniquely positioned to capitalize on the consolidation occurring in the retail floorcovering industry and thereby further its goal of becoming the largest floorcovering distribution network in North America. Although the Company's primary focus is on opening Company-owned Gallery stores, the Company intends to selectively pursue the acquisition of independent floorcovering retailers in new markets which offer the potential for the Company to build substantial market share. In addition, the Company may selectively acquire existing CarpetMAX franchisees to provide a platform for new store openings.

                              RECENT DEVELOPMENTS

  On August 26, 1997, the Company entered into a $130.0 million credit facility (and as amended on September 24, 1997, the "Credit Facility") which provides for a (i) revolving credit facility of up to $70.0 million, (ii) a term loan in the amount of $29.0 million and (iii) a special purpose letter of credit in the amount of up to $31.0 million for use as credit support for the Summerville Loan to be used to finance the expansion of Image's fiber extrusion capabilities at its plant in Summerville, Georgia. The proceeds from the Credit Facility were used primarily to repay outstanding indebtedness under the Company's prior credit facility and provide the Company with additional working capital. The Company used a portion of the net proceeds from the 144A Notes Offering to repay all borrowings outstanding under the Credit Facility. See "Use of Proceeds." Upon completion of the 144A Notes Offering, the commitments under the revolving credit facility were permanently reduced to $50.0 million.

  In connection with the Company's efforts to increase sales to smaller commercial and residential construction and renovation projects managed by general contractors (the "builder market"), in July 1997, the Company acquired Tri-R of Orlando, Inc. ("Tri-R"), a CarpetMAX franchisee in Orlando, Florida with a presence in the Orlando area builder market, for approximately $4 million, consisting of a cash payment of $968,000 and the issuance of $3 million in Company Common Stock. The acquisition agreement provides that additional consideration in the form of cash or Company Common Stock may be issued based on the profitability of Tri-R over the next three years. This acquisition provides the Company with the Orlando, Florida territory (including one existing store), which the Company believes will be an attractive region for opening new Company-owned Gallery stores. See "Business--Builder and Specified Contract Operations."

                            THE 144A NOTES OFFERING

The 144A Notes............  The 144A Notes were sold by the Company in the
                            144A Notes Offering on October 16, 1997, and were subsequently resold to Qualified Institutional Buyers (as defined herein) pursuant to Rule 144A under the Securities Act in a manner exempt from registration under the Securities Act. See "Plan of Distribution."


Registration Rights
Agreement.................  In connection with the 144A Notes Offering, the
                            Company entered into the Registration Rights
                            Agreement, which grants Holders of the 144A
                            Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights, which generally terminate upon the consummation of the Exchange Offer. See "The Exchange Offer-- Purpose and Effect of the Exchange Offer ."

                               THE EXCHANGE OFFER

Securities Offered........  $100,000,000 in aggregate principal amount of 9
                            1/4% Senior Subordinated Notes due 2007, Series
                            B.

The Exchange Offer........  $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of 144A Notes. As of the date hereof, $100,000,000 in aggregate principal amount of 144A Notes are outstanding. The Company will issue the Exchange Notes to Holders on or promptly after the Expiration Date. The terms of the Exchange Notes are substantially identical in all material respects (including principal amount, interest rate and maturity) to the terms of the 144A Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (other than as provided herein), and are not subject to any covenant regarding registration under the Securities Act. See "The Exchange Offer." Other than compliance with applicable federal and state securities laws, including the requirement that the Registration Statement be declared effective by the Commission, there are no material federal or state regulatory requirements to be complied with in connection with the Exchange Offer.

Interest Payments.........  The Exchange Notes will bear interest from
                            October 16, 1997, the date of issuance of the 144A Notes, or the most recent interest payment date to which interest on such 144A Notes has been paid, whichever is later. Accordingly, Holders of 144A Notes that are accepted for exchange will not receive interest on such 144A Notes that is accrued but unpaid at the time of tender, but such interest will be payable on the first interest payment date after the Expiration Date. See "The Exchange Offer-- Interest on the Exchange Notes."

Minimum Condition.........  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of 144A
                            Notes being tendered for exchange. See "The
                            Exchange Offer--Conditions."

Expiration Date...........  5:00 p.m., New York City time, on     , 1997
                            unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange
                            Offer is extended. See "The Exchange Offer--
                            Expiration Date; Extensions; Amendments."

Exchange Date.............  The date of acceptance for exchange of the 144A
                            Notes will be when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

Withdrawal Rights.........  Tenders may be withdrawn at any time prior to
                            5:00 p.m., New York City time, on the
                            Expiration Date. See "The Exchange Offer--
                            Withdrawal of Tenders."

Acceptance of 144A Notes
 and Delivery of Exchange
 Notes....................  The Company will accept for exchange any and all 144A Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Conditions to the
Exchange Offer............  The Exchange Offer is subject to certain customary conditions, concerning, among other things, changes to existing law and governmental approvals, which may be waived by the Company. See "The Exchange Offer-- Conditions."

Procedures for Tendering
 144A Notes...............  To tender pursuant to the Exchange Offer, a
                            Holder must complete, sign and date the
                            accompanying Letter of Transmittal, or a facsimile thereof, have the signatures therein guaranteed if required by Instruction 4 of the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the 144A Notes and any other required documentation to the Exchange Agent (as defined herein) at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer-- Procedures for Tendering" and "Plan of Distribution." By executing the Letter of Transmittal, each Holder will represent to the Company that, among other things, the Holder or the person receiving such Exchange Notes, whether or not such person is the Holder, is acquiring the Exchange Notes in the ordinary course of business and that neither the Holder nor any such other person intends to participate or has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes. In lieu of physical delivery of the certificates representing 144A Notes, tendering Holders may transfer 144A Notes pursuant to the procedure for book-entry transfer as set forth under "The Exchange Offer--Procedures for Tendering."

Special Procedures for
 Beneficial Owners........  Any beneficial owner whose 144A Notes are registered in the name of a broker, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering the 144A Notes, either make appropriate arrangements to register ownership of the 144A Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer--Procedures for Tendering."

Guaranteed Delivery
Procedures................  Holders of 144A Notes who wish to tender their
                            144A Notes and whose 144A Notes are not
                            immediately available or who cannot deliver their 144A Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the requirements for book-entry transfer) prior to the Expiration Date must tender their 144A Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer-- Guaranteed Delivery Procedures."

Federal Income Tax
Consequences..............  The issuance of the Exchange Notes to Holders pursuant to the terms set forth in this
                            Prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by Holders upon receipt of the Exchange Notes. See "Certain Federal Income Tax Consequences of the Exchange Offer."

Use of Proceeds...........  There will be no proceeds to the Company from the exchange of 144A Notes pursuant to the Exchange Offer. See "Use of Proceeds."

Exchange Agent............  State Street Bank and Trust Company is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer. See "The Exchange Offer--Exchange Agent."

Effect on the Holders of
144A Notes................  As a result of the making of, and upon acceptance for exchange of all validly tendered 144A Notes pursuant to the terms of, the Exchange Offer, the Company and the Guarantors will have fulfilled the covenant contained in the Registration Rights Agreement (the "Registration Rights Agreement") dated October 16, 1997 among the Issuers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, First Union Capital Markets Corp. and Wheat, First Securities, Inc. (the "Initial Purchasers") and, accordingly, there will be no increase in the interest rate on the 144A Notes pursuant to the terms of the Registration Rights Agreement, and the holders of the 144A Notes will have no further registration or other rights under the Registration Rights Agreement. Holders of the 144A Notes who do not tender their 144A Notes in the Exchange Offer will continue to hold such 144A Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture dated October 16, 1997 among the Company, as issuer, the Guarantors, as guarantors, and State Street Bank and Trust Company, as Trustee, relating to the 144A Notes and the Exchange Notes (the "Indenture") except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of, and the acceptance for exchange of all validly tendered 144A Notes pursuant to, the Exchange Offer. All untendered 144A Notes will continue to be subject to the restrictions on transfer provided for in the 144A Notes and the Indenture. To the extent that the 144A Notes are tendered and accepted in the Exchange Offer, the trading market for untendered 144A Notes could be adversely affected.

Consequence of Failure to
Exchange..................  Holders of 144A Notes who do not exchange their
                            Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such 144A Notes as set forth in the legend thereon as a consequence of the offer or sale of the 144A Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the applicable state securities laws. The Issuers do not currently anticipate that they will register any 144A Notes and the related Guarantees which are not exchanged pursuant to the Exchange Offer under the Securities Act after the Expiration Date.

                       SUMMARY OF TERMS OF EXCHANGE NOTES

  The form and terms of the Exchange Notes are the same as the form and terms of the 144A Notes (which they replace) except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) the holders of Exchange Notes generally will not be entitled to further registration rights under the Registration Rights Agreement, which rights generally will be satisfied when the Exchange Offer is consummated. The Exchange Notes will evidence the same debt as the 144A Notes and will be entitled to the benefits of the Indenture. See "Description of the Exchange Notes."

Securities Offered........  $100,000,000 aggregate principal amount of 9
                            1/4% Senior Subordinated Notes due 2007, Series
                            B.

Maturity Date.............  October 15, 2007.

Interest Payment Dates....  April 15 and October 15 of each year, commencing April 15, 1998.

Optional Redemption.......  The Exchange Notes are redeemable, in whole or in part, for cash at any time on or after October 15, 2002 at the option of the Company, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the redemption date. In addition, at the option of the Company, up to 30% of the original aggregate principal amount of the Exchange Notes may be redeemed on or prior to October 15, 2000 at the redemption price set forth herein together with accrued and unpaid interest, if any, to the redemption date with the net proceeds of one or more Public Equity Offerings of the Company, provided that at least $70 million aggregate principal amount of the Exchange Notes remains outstanding following such redemption. See "Description of the Exchange Notes--Optional Redemption."

Guarantees................  The Exchange Notes will be guaranteed, jointly and severally, on a senior subordinated basis, by all of the Company's subsidiaries. See "Description of the Exchange Notes--
                            Guarantees."

Ranking...................  The Exchange Notes will be unsecured senior subordinated obligations of the Company and, as such, will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company. The

                            Exchange Notes will rank pari passu in right of payment with all other existing and future senior subordinated indebtedness, if any, of the Company, and senior in right of payment to all existing and future Subordinated Indebtedness, if any, of the Company. The Company has not issued, and does not have any current arrangements to issue, any significant additional indebtedness to which the Notes would be senior, subordinate or pari passu in right of payment. The Notes will be effectively subordinate to essentially all of the currently outstanding indebtedness of the Company and its subsidiaries. The Guarantees will be unsecured senior subordinated obligations of the Guarantors and will be subordinated to all existing and future Guarantor Senior Indebtedness, which includes all indebtedness under the Credit Facility and the Summerville Loan. As of July 31, 1997, on a pro forma basis after giving effect to the 144A Notes Offering and the application of the net proceeds therefrom, the Credit Facility and the Summerville Loan, the Company and the Guarantors would have had approximately $133.7 million in aggregate principal amount of Indebtedness outstanding, of which approximately $33.7 million would have ranked senior in right of payment to the Exchange Notes and the Guarantees. See "Description of the Exchange Notes--Ranking."

Change of Control.........  Upon the occurrence of a Change of Control, the
                            Company will be required to make an offer to repurchase all or any part of each holder's Exchange Notes at a cash purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. There can be no assurance that the Company will have sufficient funds necessary to repurchase the Exchange Notes upon the occurrence of a Change of Control. See "Description of the Exchange Notes--Certain Covenants--Purchase of Notes Upon a Change of Control."

Restrictive Covenants.....  The indenture relating to the Exchange Notes
                            (the "Indenture") will contain certain
                            restrictive covenants, including, but not limited to, covenants with respect to the following matters: (i) limitation on indebtedness; (ii) limitation on restricted payments; (iii) limitation on transactions with affiliates; (iv) limitation on liens; (v) limitation on senior subordinated indebtedness;
                            (vi) limitation on sale of assets; (vii) limitation on guarantees by subsidiaries;
                            (viii) limitation on transfer of assets to subsidiaries; (ix) limitation on dividend and other payment restrictions affecting subsidiaries; (x) restrictions on the issuance of capital stock of subsidiaries; (xi) restrictions on mergers, consolidations and the transfer of all or substantially all of the assets of the Company; and (xii) limitation on unrestricted subsidiaries. See "Description of the Exchange Notes--Certain Covenants."

                            The interest rate on the 144A Notes is subject to increase under certain circumstances if the Issuers are not in compliance with their obligations under the Registration Rights Agreement. See "Exchange Offer; Registration Rights."

Absence of Public Market
 for the Exchange Notes...  The Exchange Notes will be new securities for which there is currently no established trading market. Although the Company intends to apply for listing of the Exchange Notes on the New York Stock Exchange, there can be no assurance that the Company's application will be approved or that an active trading market for the Exchange Notes will develop or continue after the Offering. The Company has been advised by the Initial Purchasers that they presently intend to make a market in the Exchange Notes, although they are under no obligation to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Exchange Notes or that an active public market for the Exchange Notes will develop. If an active trading market for the Exchange Notes does not develop, the market price and liquidity of the Exchange Notes may be adversely affected. If the Exchange Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the performance of the Company and certain other factors. See "Risk Factors--Restrictions on Resale; Absence of Public Market for the Exchange Notes."

                                  RISK FACTORS

  See "Risk Factors" beginning on page 14 for a discussion of certain factors that should be considered by holders of the 144A Notes before deciding to tender 144A Notes in the Exchange Offer. Such risk factors include:

  . The Company has substantial indebtedness and, as a result, significant debt service obligations;

  . Payment on the Exchange Notes will be subordinated to the prior payment in full of all future and existing Senior Indebtedness;

  . The Company's ability to repay the Exchange Notes is dependent, in part, upon receipt of funds from the Company's subsidiaries, and although the Exchange Notes are guaranteed by the Guarantors, such Guarantees, under certain circumstances may be invalid or released;

  . The Company has limited history of opening and operating Company-owned stores, and is subject to risks associated with the management of its growth and the roll out of its Gallery stores;

  . The Company's business is highly competitive;

  . The Company's quarterly operating results fluctuate and due to the nature of the floorcovering industry, its business exhibits some measure of seasonality;

  . The Company is dependent on the services of its executive officers and faces a competitive labor market;

  . The Company is subject to risks associated with the availability of low cost materials;

  . The Company is subject to risks associated with dependence on suppliers for floorcovering products and distribution;

  . The Company is subject to environmental liability;

  . The Company is subject to the risk associated with the effect of carpet and other floorcovering products on indoor air quality;

  . The Company is subject to the risk associated with the restrictions imposed by the terms of its indebtedness;

  . There can be no assurance that the Company will be able to repurchase some or all of the Exchange Notes upon a Change of Control;

  . The Exchange Notes are new securities for which there is no prior market;

  . Holders desiring to tender 144A Notes in exchange for Exchange Notes are responsible for complying with Exchange Offer procedures; and

  . The 144A Notes are subject to certain restrictions upon transfer.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

  The following information should be read in conjunction with "Selected Consolidated Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the notes thereto included and incorporated by reference herein.

                                                           TEN
                           FISCAL YEAR ENDED MARCH       MONTHS    FISCAL YEAR    SIX MONTHS
                                     31,                  ENDED       ENDED     ENDED JULY 31,
                          ---------------------------  JANUARY 31, JANUARY 31, ------------------
                           1993      1994      1995      1996(A)      1997       1996      1997
                          -------  --------  --------  ----------- ----------- --------  --------
                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
 Revenues...............  $98,851  $122,591  $203,341   $227,551    $309,721   $149,323  $178,468
 Cost of sales..........   71,570    85,847   139,521    161,723     222,290    108,630   122,226
                          -------  --------  --------   --------    --------   --------  --------
 Gross profit...........   27,281    36,744    63,820     65,828      87,431     40,693    56,242
 Selling, general, and
  administrative
  expenses..............   17,417    23,669    46,870     59,197      72,366     36,259    41,163
 Operating income(b)....    9,864     2,687    16,450         62      10,165      4,434    15,079
 Interest expense.......    3,844     1,886     1,839      4,695       7,006      3,213     2,663
 Earnings (loss) before
  income taxes and
  extraordinary income..    5,942       845    15,429     (4,140)      4,074      1,790    12,725
 Net earnings (loss)....    4,995       659     9,642     (4,245)      2,145      1,160     7,836
BALANCE SHEET DATA:
 Cash and cash
  equivalents...........     $636    $3,972    $2,365     $4,207      $6,439     $3,464    $4,925
 Trade accounts
  receivable, net.......   11,682    14,779    29,882     33,037      43,487     38,392    49,974
 Inventories............   15,226    17,768    38,137     49,170      42,148     43,967    47,168
 Property and equipment,
  net...................   30,946    40,448    68,832     93,879     101,403     95,926   107,332
 Total assets...........   63,809    95,281   162,473    202,085     219,673    203,946   244,194
 Total debt.............   35,054    21,620    57,459     94,185      96,289     91,635    70,395
 Stockholders' equity...   30,960    50,053    71,424     72,150      76,154     73,896   123,755
OTHER FINANCIAL DATA:
 Image revenues(c)......  $89,480  $103,257  $127,250   $128,260    $162,681    $79,231   $88,278
 Franchised revenues....    5,172    11,873    18,764     25,761      40,877     15,430    23,300
 Company-owned store
  revenues..............    4,199     7,461    57,327     73,530     106,163     54,662    66,890
 EBITDA, as adjusted
  (d)...................   13,002    16,951    22,993     15,132      26,498     10,538    21,233
 Depreciation and
  amortization..........    3,216     3,832     5,225      8,008      10,518      5,535     5,845
 Capital expenditures...    4,439    12,734    25,941     15,580      17,444      7,051    11,837
 Gross margin...........     27.6%     30.0%     31.4%      28.9%       28.2%      27.3%     31.5%
 EBITDA, as adjusted,
  margin................     13.2%     13.8%     11.3%       6.6%        8.6%       7.1%     11.9%
 Ratio of EBITDA, as
  adjusted, to interest
  expense...............      3.4x      9.0x     12.5x       3.2x        3.8x       3.3x      8.0x
 Ratio of total debt to
  EBITDA, as adjusted...      2.7x      1.3x      2.5x       --          3.6x       --        --
SELECTED OPERATING DATA:
 End of period:
  Company-owned stores..        8         8        51         59          57         57        60
  Franchise territories.      148       233       325        377         368        353       377

--------
(a) On January 31, 1996, the Company changed its fiscal year end from March 31 to January 31.
(b) Operating income includes non-recurring charges of $10.4 million, $500,000, $6.6 million and $4.9 million for fiscal 1994, 1995, 1996 and 1997, respectively.
(c) Includes revenues generated from carpet, fiber and PET sales.
(d) EBITDA, as adjusted is defined as earnings before interest, taxes, depreciation, amortization and non-recurring charges. While EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, it is a measure commonly used in the Company's industry and is included herein because management believes it is useful and provides additional information with respect to the ability of the Company to meet future debt service, capital expenditures and working capital requirements. EBITDA, as adjusted, reported above excludes non-recurring charges of $10.4 million, $500,000, $6.6 million and $4.9 million for fiscal 1994, 1995, 1996 and
    1997, respectively.

                                 RISK FACTORS

  Holders of 144A Notes should carefully consider the following risk factors in addition to the other information contained herein before deciding to tender 144A Notes in the Exchange Offer. The risk factors set forth below are generally applicable to the 144A Notes as well as the Exchange Notes.

SUBSTANTIAL LEVERAGE

  The Company has substantial indebtedness and, as a result, significant debt service obligations. As of July 31, 1997, after giving pro forma effect to the 144A Notes Offering and the application of the net proceeds therefrom, the Credit Facility and the Summerville Loan, the Company would have had approximately $133.7 million of long-term debt which would have represented approximately 51.9% of its total capitalization. See "Capitalization." In addition, the Indenture and the Company's other debt instruments will allow the Company to incur additional indebtedness, including Senior Indebtedness or secured indebtedness in the future subject to certain limitations set forth therein. See "Description of the Exchange Notes--Certain Covenants" and "Description of Certain Indebtedness." As of July 31, 1997, after giving pro forma effect to the 144A Notes Offering and the application of the net proceeds therefrom, the Credit Facility and the Summerville Loan, the Company would have had an aggregate of $50.0 million of available borrowings under the Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The Company's ability to make payments with respect to the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the Company's control. Any inability of the Company to service its indebtedness may result in the acceleration of some or all of the Company's indebtedness which would have a material adverse effect upon the Company's financial condition.

  Upon the issuance of the 144A Notes, the Company's interest expense increased compared to prior years. The Company believes, based on current circumstances, that the Company's cash flow, together with available borrowings under the Credit Facility, will be sufficient to service its debt requirements as they become due for the foreseeable future. Significant assumptions underlie this belief, including, among other things, that the Company will succeed in implementing its business strategy and that there will be no material adverse developments in the business, liquidity or capital requirements of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--Business Strategy." If the Company is unable to service its indebtedness, it will be required to adopt alternative strategies, which may include actions such as reducing or delaying capital expenditures, curtailing or eliminating the opening of Company-owned stores, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all.

  The degree to which the Company is leveraged could have important consequences to holders of the Exchange Notes, including: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flows from operations may be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for its operations; (iii) certain of the Company's indebtedness contains financial and other restrictive covenants, including those restricting the incurrence of additional indebtedness, the creation of liens, the sale of assets, ratio of total debt to total capitalization, ratio of total debt to earnings before interest, taxes, depreciation, amortization and rental expense ("EBITDAR"), ratio of senior debt to EBITDAR and certain interest coverage ratios; (iv) certain of the Company's borrowings are and will continue to be at variable rates of interest which exposes the Company to the risk of greater interest rates; and (v) the Company may be more leveraged than certain of its competitors, which may place the Company at a relative competitive disadvantage and make the Company more vulnerable to changing economic conditions.

SUBORDINATION OF THE EXCHANGE NOTES AND THE GUARANTEES; RISK OF NON-PAYMENT; ASSET ENCUMBRANCES

  The payment of principal of, premium, if any, and interest on the Exchange Notes will be subordinated to the prior payment in full of all existing and future Senior Indebtedness of the Company, which includes all indebtedness under the Credit Facility and the Summerville Loan. Therefore, in the event of a liquidation, dissolution, reorganization or any similar proceeding regarding the Company, the assets of the Company will be available to pay obligations on the Exchange Notes only after Senior Indebtedness has been paid in full, and there may not be sufficient assets to pay amounts due on all or any of the Exchange Notes. In addition, the Company may not pay principal of, premium, if any, interest on or any other amounts owing in respect of the Exchange Notes, make any deposit pursuant to defeasance provisions or purchase, redeem or otherwise retire the Exchange Notes, if any Senior Indebtedness is not paid when due or any other default on Senior Indebtedness occurs and the maturity of such indebtedness is accelerated in accordance with its terms unless, in either case, such default has been cured or waived, any such acceleration has been rescinded or such indebtedness has been repaid in full. Moreover, under certain circumstances, if any non-payment default exists with respect to Designated Senior Indebtedness (as defined herein), the Company may not make any payments on the Notes for a specified time, unless such default is cured or waived, any acceleration of such indebtedness has been rescinded or such indebtedness has been repaid in full. See "Description of the Exchange Notes-- Ranking." As of July 31, 1997, on a pro forma basis after giving effect to the 144A Notes Offering and the application of the net proceeds therefrom, the Credit Facility and the Summerville Loan, the Company would have had approximately $33.7 million in aggregate principal amount of Senior Indebtedness outstanding which ranked senior in right of payment to the Exchange Notes. Under the terms of the Indenture governing the Exchange Notes, and the Company's other debt instruments, the Company may incur additional indebtedness, including future Senior Indebtedness or secured indebtedness. See "Description of the Exchange Notes--Certain Covenants."

  The Guarantees will be unsecured senior subordinated obligations of the Guarantors and will be subordinated to all existing and future Guarantor Senior Indebtedness, which includes all indebtedness of the Guarantors under the Credit Facility and the Summerville Loan. As of July 31, 1997, on a pro forma basis after giving effect to the 144A Notes Offering and the application of the net proceeds therefrom, the Credit Facility and the Summerville Loan, the Guarantors would have had outstanding approximately $1.1 million in aggregate principal amount of Guarantor Senior Indebtedness which ranked senior in right of payment to the Guarantees.

  The Exchange Notes will not be secured by any of the Company's assets. Certain of the Company's other indebtedness, including indebtedness under the Credit Facility and the Summerville Loan, is secured by certain of the Company's assets, and the terms of the Indenture and the instruments governing the Company's other indebtedness permit the Company to incur certain additional senior secured indebtedness. If the Company becomes insolvent or is liquidated, or if payment under any of the instruments governing the Company's secured indebtedness is accelerated, the lenders under such instruments would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such indebtedness. Accordingly, such lenders will have a prior claim on the Company's assets securing their indebtedness. In any such events, because the Exchange Notes will not be secured by any of the Company's assets, it is possible that there would be no assets remaining from which claims of the holders of the Exchange Notes could be satisfied or, if any such assets remained, such assets might be insufficient to satisfy such claims in full. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of Certain Other Indebtedness" and "Description of the Exchange Notes."

DEPENDENCE UPON OPERATIONS OF SUBSIDIARIES; POSSIBLE INVALIDITY OF GUARANTEES; POTENTIAL RELEASE OF GUARANTEES

  The Exchange Notes are the obligations of the Company. As of the date of this Prospectus, approximately 50% of the consolidated assets of the Company was held by the Guarantors and the majority of the Company's cash flow and net income was generated by the Guarantors. Therefore, the Company's ability to make interest and principal payments when due to holders of the Exchange Notes is dependent, in part, upon the receipt of sufficient funds from its subsidiaries.

  The Company's obligations under the Exchange Notes will be guaranteed, jointly and severally, on a senior subordinated basis by each of the Guarantors, which consist of all of the Company's subsidiaries. To the extent that a court were to find, pursuant to federal or state fraudulent transfer laws or otherwise, that (i) a Guarantee was incurred by a Guarantor with intent to hinder, delay or defraud any present or future creditor or the Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others; or (ii) such Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and such Guarantor (a) was insolvent, (b) was rendered insolvent by reason of the issuance of such Guarantee, (c) was engaged or about to engage in a business or transaction for which the remaining assets of such Guarantor constituted unreasonably small capital to carry on its business or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Guarantee in favor of the Guarantor's other creditors. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the Exchange Notes. The measure of insolvency of a Guarantor for purposes of the foregoing will vary depending upon the law of the relevant jurisdiction. Generally, however, a company would be considered insolvent for purposes of the foregoing if the sum of the company's debts is greater than all of the company's property at fair valuation, or if the present fair saleable value of the company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature. There can be no assurance as to what standards a court would apply to determine whether a Guarantor was solvent at the relevant time. To the extent any Guarantee were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Exchange Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and any Guarantor whose Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Exchange Notes against the issuer of an invalid Guarantee would be subject to the prior payment in full of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Exchange Notes relating to any voided Guarantee.

  Based upon financial and other information currently available to it, the Company believes that the Exchange Notes and the Guarantees are being incurred for proper purposes and in good faith and that the Company and each Guarantor is solvent and will continue to be solvent after issuing the Exchange Notes or its Guarantee, as the case may be, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Certain Other Indebtedness" and "Description of the Exchange Notes."

  Any Guarantee of a Guarantor may be released at any time upon any sale, exchange or transfer by the Company of the stock of such Guarantor or all or substantially all of the assets of such Guarantor to a non-affiliate. See "Description of the Exchange Notes."

LIMITED HISTORY OF OPENING AND OPERATING COMPANY-OWNED STORES; RISKS ASSOCIATED WITH GALLERY STORE ROLL-OUT; MANAGEMENT OF GROWTH

  The Company has only limited experience in the acquisition, construction and direct management of Company-owned stores. Since April 1995, the Company has opened 14 CarpetMAX stores (10 of which have been converted into Gallery stores) and eight new Gallery stores. The Company's growth and future operating results depend principally on its ability to open and operate stores during the remainder of fiscal 1998 and fiscal 1999. See "Business--Business Strategy." The success of the Company's planned Gallery store roll-out is dependent upon a number of factors including: (i) the availability of new store locations in which the Company is not prohibited from opening Company-owned stores pursuant to existing franchise agreements; (ii) the negotiation of acceptable purchase or lease terms; (iii) the Company's financial resources and its ability to control the operational aspects of its growth; and (iv) the ability to hire, train and assimilate management and store-level employees. The Company also competes for site locations with other businesses which seek the same demographics and location characteristics. Moreover, the Company may experience substantial delays in the opening of Company-owned Gallery stores as well as increased expenses as a result of adverse weather conditions and may experience substantial delays, increased expense or loss of potential sites due to complexities associated with the regulatory and permit processes. To the extent that the Company underestimates the cost to complete the Gallery store roll-out or is unable to meet its contemplated opening schedule and successfully integrate new Gallery stores into its ongoing business, the Company's results of operations could be materially and adversely affected. Although the Company believes that it can obtain suitable sites for its projected Gallery store expansion and that its management and systems controls will be adequate to support this growth, there can be no assurance that the Company will be able to achieve the planned expansion on a timely basis, if at all, that the Gallery store concept will be accepted in the marketplace or that it will achieve planned operating results or results comparable with the Company's existing CarpetMAX stores.

  The Company's growth and future operating results also depend on its ability to expand its carpet manufacturing capacity and add new franchises. As part of its growth, the Company intends to increase Image's annual fiber production capacity from 100 million pounds to 150 million pounds by the end of calendar 1998. The Company may experience substantial delays in its planned manufacturing expansion, as well as increased expenses associated with any unexpected expansion costs. To the extent that the Company underestimates the cost of expansion, the Company's results of operations could be materially adversely affected. In addition, there can be no assurance that the Company will be able to increase the number of franchisees or that new franchisees will be as profitable to the Company as the existing franchisees.

  Additionally, the Company's growth and profitability will be significantly dependent on the Company's ability to upgrade and integrate all of its operations into a new management information system, accounting system, internal controls and purchasing systems. The inability of the Company to accomplish such upgrades and integration on a timely basis or at all, could have a material adverse effect on the successful operation of the Company's business, implementation of its growth strategy and future operating results. The Company is currently developing a centralized information system to integrate the Company's store operations and financial data. There can be no assurance that the development of such information system will be successful, or accomplished within the anticipated time frame, if at all. If the Company is unable to manage its growth effectively, the Company's business, results of operations and financial condition could be materially adversely affected.

HIGHLY COMPETITIVE NATURE OF THE FLOORCOVERING INDUSTRY

  Competition in the retail floorcovering market is intense due to the significant number of retailers. In December 1995, Shaw Industries, Inc. ("Shaw"), one of the Company's significant suppliers and the world's largest carpet manufacturer, announced its decision to move into the retail floorcovering sector. Pursuant to this strategy, Shaw has acquired Carpetland USA, Inc., New York Carpet World, Inc. and several other prominent dealers and has opened a number of retail stores such that Shaw has become a major competitor. In addition, large retailers also provide significant competition, including The Home Depot, Inc., Lowe's Corporation and Sears, Roebuck & Co. The principal methods of competition within the retail floorcovering industry include store location, product selection and merchandising, customer service and price.

  The Company's carpet manufacturing business competes with other carpet manufacturers and manufacturers of alternative floorcoverings such as wood or tile. Certain of the Company's competitors in the carpet manufacturing business have greater financial and other resources than the Company. According to Floor Focus, an industry trade publication, the 10 largest carpet manufacturers accounted for approximately 85% of total U.S. carpet shipments in 1996. No assurance can be given that the Company's competitors will not substantially increase resources devoted to the production and marketing of products competitive with those of the Company, which could require the Company to reduce prices or increase spending on product development, marketing and sales, any of which could have a material adverse affect on the Company. See "Business--Competition."

FLUCTUATIONS IN QUARTERLY RESULTS, SEASONALITY AND CYCLICAL NATURE OF THE FLOORCOVERING INDUSTRY

  The Company's quarterly operating results have fluctuated in the past and are expected to fluctuate in the future as a result of a variety of factors, including the timing of store openings and related pre-opening expenses, weather conditions, price increases by suppliers, actions by competitors, conditions in the carpet manufacturing, home building and improvement markets and the floorcovering industry in general, regional and national economic conditions and other factors. Moreover, the Company expects its business to continue to exhibit some measure of seasonality, which the Company believes is typical of the floorcovering industry. Individual stores generally experience lower net sales, operating income and cash flow from operations and the Company experiences lower sales of manufactured carpets in the first and fourth fiscal quarters than in the second and third fiscal quarters, due primarily to the effects of winter weather on home improvement projects. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Quarterly Results and Seasonality."

  The floorcovering industry historically has been adversely impacted by economic downturns. The Company believes that the industry is significantly influenced by economic conditions generally and particularly by consumer behavior, consumer confidence, the level of personal discretionary spending, the condition of the residential and commercial construction industries, interest rates, credit availability and the overall strength of the economy. There can be no assurance that a prolonged economic downturn would not have a material adverse effect on the Company.

DEPENDENCE ON SENIOR MANAGEMENT

  The success of the Company is largely dependent on the skills, experience and efforts of its senior management and especially its President and Chief Executive Officer, A.J. Nassar, and its Chief Operating Officer, James W. Inglis. The loss of the services of Mr. Nassar, Mr. Inglis or other members of the Company's senior management could have a material adverse effect on the Company's business and prospects. The Company has entered into an employment agreement with Mr. Nassar and maintains a key man life insurance policy on Mr. Nassar in the amount of $2.0 million. The Company believes that its future success will also depend in part upon its ability to attract, retain and motivate qualified personnel. Competition for such personnel is intense. Although the Company has recently hired several senior level management personnel with extensive retail experience, there can be no assurance that the Company will continue to be successful in attracting and retaining such personnel. See "Management."

RISKS ASSOCIATED WITH PRICE AND AVAILABILITY OF RAW MATERIALS

  The availability of low cost materials, particularly post-consumer PET bottles, is important to the profitability of the Company's manufacturing operations. An increase in the demand for post-consumer PET bottles could increase prices for PET bottles, thereby increasing the Company's manufacturing costs. Such increased costs could have an adverse effect on the profitability of the Company's manufacturing operations. In recent years, post-consumer PET bottle prices have fluctuated dramatically, most notably in fiscal 1996 when prices increased 150% and subsequently returned to historical price levels. There can be no assurance that such prices will not continue to experience significant volatility. The Company has not entered into long-term contracts with any suppliers for its raw materials. In addition, the Company plans to expand its fiber production capacity, which will increase its requirements for PET bottles by up to approximately 40%. The unavailability, scarcity or increased cost of such raw materials could disrupt the Company's manufacturing operations which would have a material adverse effect on these operations. In addition, any significant change in the proportion of PET in the waste bottles supplied to the Company's manufacturing operations, or the introduction of alternatives to PET bottles for food packaging, could also disrupt the Company's manufacturing operations and have a material adverse effect on the Company. For the twelve months ended July 31, 1997, Image's operations accounted for approximately 50.7% and 76.2% of the Company's total revenues and EBITDA, respectively. Any decrease in the profitability of these manufacturing operations would have an adverse effect on the Company's overall results of operations.

DEPENDENCE ON SUPPLIERS FOR FLOORCOVERING PRODUCTS AND DISTRIBUTION

  The Company's retail network relies on several large independent floorcovering manufacturers for the production of floorcovering products. These manufacturers include Shaw and Mohawk Industries, Inc., which supplied approximately 33.0% and 15.0%, respectively, of the Company's floorcovering purchases for the twelve months ended July 31, 1997. In addition, the Company's retail inventory management is highly dependent on the delivery capabilities of these manufacturers. Any significant change in the Company's relationships with these manufacturers, or in the manner in which these manufacturers produce or distribute their products, could have a material adverse effect on the Company. Although these manufacturers have been reliable, high quality producers, there can be no assurance that in the future these manufacturers will be willing or able to meet the Company's requirements and those of its franchisees on a timely basis or that their pricing and rebate policies will remain competitive. While the Company believes there are a number of alternative manufacturers capable of supplying and distributing the Company's floorcovering products, any delays in obtaining alternative suppliers could have a material adverse effect on the Company's operations and those of its franchisees. In addition, the Company expects that suppliers will contribute to the opening expenses of new Gallery stores. However, there can be no assurance that these suppliers will contribute to such expenses and, to the extent they do not, the Company's ability to maintain its Gallery store roll-out may be adversely affected. See "Business--Retail Infrastructure-- Supplier Relationships."

ENVIRONMENTAL AND REGULATORY MATTERS

  The Company's operations and facilities are subject to numerous federal, state and local laws and regulations designed to protect the environment from wastes and emissions of hazardous substances and to provide a safe workplace for the Company's employees. The Company believes it is either in material compliance with all currently applicable laws and regulations or is operating in accordance with appropriate variances or similar arrangements. The Company believes that compliance with current laws and regulations will not require significant capital expenditures or have a material adverse effect on its operations. However, such laws and regulations are subject to change in the future, and any failure by the Company to comply with present or future regulations could subject it to future liabilities or the suspension of production which could have a material adverse effect on the Company's business. In addition, changes in environmental regulations could restrict the Company's ability to expand its facilities or could require the Company to incur substantial unexpected other expenses to comply with such regulations.

  The Company is subject to federal regulations and state laws that regulate the offer and sale of franchisees and the franchiser-franchisee relationship. The Company is not aware of any pending franchise legislation which in its view is likely to have a material adverse effect on the operations of the Company. The Company is aware, however, that various legislative proposals have been or are being debated at both the state and federal levels which could result in new laws regulating the offer and sale of franchises and other aspects of the franchisor-franchisee relationship. It is possible that such legislation, if enacted, could adversely affect the Company's franchise operations.

INDOOR AIR QUALITY

  The effect of carpet and other floorcovering products on indoor air quality has been the subject of debate in recent years. Although it is uncertain whether emissions from carpet pose a health hazard, there can be no assurance that researchers will not detect hazardous levels of emissions from carpet. The discovery of adverse health effects resulting from carpet, or the public perception thereof, could have a material adverse effect on the Company's operations and those of its franchisees.

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

  The Indenture governing the terms of the Exchange Notes will contain certain covenants limiting, subject to certain exceptions, the incurrence of additional indebtedness, the payment of dividends, the redemption of capital stock, the making of certain investments, the issuance of capital stock of subsidiaries, the creation of liens and other restrictions affecting the Company's subsidiaries, the issuance of guarantees, transactions with affiliates, asset sales and certain mergers and consolidations. A breach of any of these covenants could result in an event of default under the Indenture. In addition, the Credit Facility contains other restrictive covenants and requires the Company to satisfy certain financial tests, including maintaining certain ratios relating to levels of total debt, consolidated senior debt, and EBITDAR (as defined herein). The Company's ability to comply with such covenants and to satisfy such financial tests may be affected by events beyond its control. A breach of any of these covenants could result in an event of default under the Credit Facility and the Indenture. In the event of a default under the Credit Facility, the lenders thereunder could elect to declare all amounts borrowed, together with accrued interest, to be immediately due and payable, and the lenders under the Credit Facility could terminate all commitments thereunder and, if such borrowed amounts are not paid, to enforce their rights pursuant to the security interests on, or commence litigation that could ultimately result in a sale of, certain assets of the Company. In addition, a default under the Credit Facility could constitute a cross-default under the Indenture, and a default under the Indenture could constitute a cross-default under the Credit Facility. See "Description of Certain Other Indebtedness" and "Description of the Exchange Notes--Certain Covenants."

POTENTIAL FAILURE TO MAKE PAYMENT UNDER A CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each holder of the Exchange Notes may require the Company to purchase all or a portion of such holder's Exchange Notes at 101% of the principal amount of the Exchange Notes, together with accrued and unpaid interest, if any, to the date of purchase. In such circumstances, the Company may be required to (i) repay all or a portion of the outstanding principal of, and pay any accrued interest on, its Senior Indebtedness, or (ii) obtain any requisite consent from its lenders to permit the purchase. If the Company is unable to repay all of such indebtedness or is unable to obtain the necessary consents, the Company may be unable to offer to purchase the Exchange Notes, which will constitute an Event of Default under the Indenture. There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including purchases of Exchange Notes) as described above or that the Company will be able to refinance its outstanding indebtedness in order to permit it to repurchase the Exchange Notes or, if such refinancing were to occur that such financing will be on terms favorable to the Company. See "Description of the Exchange Notes--Certain Covenants--Purchase of Notes Upon a Change of Control."

  The events that constitute a Change of Control under the Indenture may also be events of default under the Credit Facility or other Senior Indebtedness of the Company. Such events may permit the holders under such debt instruments to reduce the borrowings thereunder or accelerate the debt and, if the debt is not paid, to enforce their rights pursuant to security interests on, or commence litigation that could ultimately result in a sale of, certain assets of the Company, thereby limiting the Company's ability to purchase the Exchange Notes.

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

  The Exchange Notes are being offered to the holders of the 144A Notes. The 144A Notes were offered and sold in October 1997 to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act) and certain other qualified buyers and are eligible for trading in the Private Offering, Resale, and Trading through Automated Linkages ("PORTAL") market.

  The Exchange Notes will be new securities for which there currently is no established trading market. Although the Company intends to apply for listing of the Exchange Notes on the New York Stock Exchange, there can be no assurance that the Company's application will be approved or that an active trading market for the Exchange Notes will develop or continue after the Exchange Offer. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. The liquidity of any market for the Exchange Notes will depend upon the number of holders of the Exchange Notes, the interest of securities dealers in making a market in the Exchange Notes and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. If an active trading market for the Exchange Notes does not develop, the market price and liquidity of the Exchange Notes may be adversely affected. If the Exchange Notes are traded, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the performance of the Company and certain other factors. The liquidity of, and trading markets for, the Exchange Notes may also be adversely affected by general declines in the market for non-investment grade debt. Such declines may adversely affect the liquidity of, and trading markets for, the Exchange Notes, independent of the financial performance of or prospects for the Company.

  Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. There can be no assurance that the market, if any, for the Exchange Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on the holders of the Exchange Notes.

EXCHANGE OFFER PROCEDURES

  Issuance of the Exchange Notes for 144A Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such 144A Notes, a properly completed, duly executed Letter of Transmittal (or compliance with the procedure for book-entry transfer if delivery of 144A Notes is to be made by book-entry transfer to an account maintained by the Exchange Agent at the DTC) and all other required documents. Therefore, Holders desiring to tender their 144A Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of 144A Notes for exchange. Any 144A Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement generally will terminate. In addition, any Holder who tenders pursuant to the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale. Each broker-dealer that receives Exchange Notes for its own account in exchange for 144A Notes, where such 144A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "The Exchange Offer."

RESTRICTIONS ON TRANSFER

  The 144A Notes were offered and sold by the Company in a private offering exempt from registration pursuant to the Securities Act and have been resold pursuant to Rule 144A and other exemptions under the Securities Act. As a result, the 144A Notes may not be reoffered or resold by purchasers except pursuant to an effective registration statement under the Securities Act, or pursuant to an applicable exemption from such registration, and in each case in compliance with certain other conditions and restrictions. The 144A Notes are legended to restrict transfer as aforesaid and the 144A Notes that remain outstanding after consummation of the Exchange Offer will continue to bear such a legend. In addition, upon consummation of the Exchange Offer, holders of the 144A Notes that remain outstanding will not be entitled to any rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer, including an increase in the interest rates on the 144A Notes. The Company does not currently anticipate that it will register the 144A Notes under the Securities Act.

  The 144A Notes were issued to, and the Company believes are currently owned by, a small number of beneficial owners. Although the 144A Notes have been designated for trading in the PORTAL market, to the extent that 144A Notes are tendered and accepted in connection with the Exchange Offer, any trading market for 144A Notes that remain outstanding after the Exchange Offer could be adversely affected.

  Each Holder (other than any Holder who is an affiliate or promoter of the Company) who duly exchanges 144A Notes for Exchange Notes in the Exchange Offer will receive Exchange Notes that are freely transferable under the Securities Act. Holders who participate in the Exchange Offer should be aware, however, that if they accept the Exchange Offer for the purpose of engaging in a distribution, the Exchange Notes may not be publicly reoffered or resold without complying with the registration and prospectus delivery requirements of the Securities Act. As a result, each Holder accepting the Exchange Offer will be deemed to have represented, by its acceptance of the Exchange Offer, that it acquired the Exchange Notes in the ordinary course of business and that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes. If existing Commission interpretations permitting free transferability of the Exchange Notes following the Exchange Offer are changed prior to consummation of the Exchange Offer, the Company will use its best efforts to register the 144A Notes for resale under the Securities Act. See "Prospectus Summary--The Exchange Offer" and "The Exchange Offer--Resale of Exchange Notes."

  The 144A Notes currently may be sold pursuant to the restrictions set forth in Rule 144A under the Securities Act or pursuant to another available exemption under the Securities Act without registration under the Securities Act. To the extent that 144A Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted 144A Notes could be adversely affected.

                              THE EXCHANGE OFFER

  The following discussion sets forth or summarizes what the Company believes are the material terms of the Exchange Offer, including those set forth in the Letter of Transmittal distributed with this Prospectus. This summary is qualified in its entirety by reference to the full text of the documents underlying the Exchange Offer, including the Letter of Transmittal and the Registration Rights Agreement, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part, and are incorporated by reference herein.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  In connection with the sale of 144A Notes pursuant to the Purchase Agreement, dated October 9, 1997 (the "Purchase Agreement"), between the Company and the Initial Purchasers, the Initial Purchasers became entitled to the benefits of the Registration Rights Agreement.

  Under the Registration Rights Agreement, the Company must use its best efforts to (a) file a registration statement in connection with a registered exchange offer within 30 days after October 16, 1997, the date the 144A Notes were issued (the "Issue Date"), (b) use reasonable best efforts to cause such registration statement to become effective under the Securities Act within 90 days of the Issue Date, (c) use reasonable best efforts to keep such registration statement effective until the closing of the Exchange Offer and
(d) cause such registered exchange offer to be consummated within 120 days after the Issue Date. Within the applicable time periods, the Company will endeavor to register under the Securities Act all of the Exchange Notes pursuant to a registration statement under which the Company will offer each Holder of 144A Notes the opportunity to exchange any and all of the outstanding 144A Notes held by such Holder for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of 144A Notes tendered for exchange by such Holder. Subject to limited exceptions, the Exchange Offer being made hereby, if commenced and consummated within such applicable time periods, will satisfy those requirements under the Registration Rights Agreement. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "Holder" with respect to the Exchange Offer means any person in whose name the 144A Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

  Because the Exchange Offer is for any and all 144A Notes, the principal amount of 144A Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of 144A Notes outstanding. Following the consummation of the Exchange Offer, Holders who did not tender their 144A Notes generally will not have any further registration rights under the Registration Rights Agreement, but such 144A Notes will continue to accrue interest and remain subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such 144A Notes could be adversely affected. Holders of 144A Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act. Although the 144A Notes have been designated as eligible for trading in the PORTAL market, because it is expected that the holders of the 144A Notes will elect to exchange such 144A Notes for Exchange Notes due to the absence of restrictions on the resale of Exchange Notes under the Securities Act, the Company anticipates that the liquidity of the market for any 144A Notes remaining after the consummation of the Exchange Offer may be substantially limited.


TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all 144A Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding 144A Notes accepted in the Exchange Offer. Holders may tender some or all of their 144A Notes pursuant to the Exchange Offer.

  The form and terms of the Exchange Notes are the same as the form and terms of the 144A Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of Exchange Notes generally will not be entitled to certain rights under the Registration Rights Agreement, which rights generally will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the 144A Notes and will be entitled to the benefits of the Indenture.

  Holders of 144A Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer.

  The Company shall be deemed to have accepted validly tendered 144A Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of 144A Notes for the purposes of receiving the Exchange Notes from the Company and delivering Exchange Notes to such Holders.

  If any tendered 144A Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted 144A Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

  Holders of 144A Notes who tender pursuant to the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of 144A Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The Exchange Offer shall remain open for acceptance for a period of not less than 30 days after notice is mailed to Holders (the "Exchange Period"). The
Expiration Date will be 5:00 p.m., New York City time, on           , 1997,
unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date will be the latest business day to which the Exchange Offer is extended.

  In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record Holders an announcement thereof, each prior to 9:00 a.m., New

York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

  The Company reserves the right (i) to delay accepting any 144A Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not accept 144A Notes not previously accepted if any of the conditions set forth under "--Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of such amendment and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

  Without limiting the manner in which the Company may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

  Interest on the Exchange Notes is payable semi-annually on April 15 and October 15 of each year at the rate of 9 1/4% per annum. The Exchange Notes will bear interest from October 16, 1997, the date of issuance of the 144A Notes, or the most recent interest payment date to which interest on such 144A Notes has been paid, whichever is later. Accordingly, Holders of 144A Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the 144A Notes at the time of tender, but such interest will be payable in respect of the Exchange Notes delivered in exchange for such 144A Notes on the first interest payment date after the Expiration Date.

PROCEDURES FOR TENDERING

  Only a Holder of 144A Notes may tender such 144A Notes pursuant to the Exchange Offer. To tender pursuant to the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by Instruction 4 of the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the 144A Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date (or comply with the procedure for book-entry transfer described below if delivery of 144A Notes is to be made by book-entry transfer to an account maintained by the Exchange Agent at the DTC). Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  The tender by a Holder of 144A Notes and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF 144A NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR 144A NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT SUCH TENDER FOR SUCH HOLDERS.

  Any beneficial holder whose 144A Notes are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on such beneficial holder's behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his 144A Notes, either make appropriate arrangements to register ownership of the 144A Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (an "Eligible Institution") unless the 144A Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.

  If the Letter of Transmittal is signed by a person other than the registered holder of any 144A Notes listed therein, such 144A Notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes such person to tender the 144A Notes on behalf of the registered holder, in each case signed as the name of the registered holder or holders appears on the 144A Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any 144A Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the 144A Notes at the DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the DTC may make book-entry delivery of the 144A Notes by causing the DTC to transfer such 144A Notes into the Exchange Agent's account with respect to the 144A Notes in accordance with the DTC's procedures for such transfer. Delivery of documents to the DTC does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered 144A Notes and withdrawal of the tendered 144A Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all 144A Notes not properly tendered or any 144A Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular 144A Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including, the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of 144A Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of 144A Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of 144A Notes will not be deemed to have been made until such irregularities have been cured or waived. Any 144A Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such Holder by the Exchange Agent to the tendering Holders of 144A Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their 144A Notes and (i) whose 144A Notes are not immediately available, or (ii) who cannot deliver their 144A Notes, the Letter of Transmittal or any other required documents to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date, may effect a tender if:

  (a) the tender is made through an Eligible Institution;

  (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the 144A Notes, the certificate or registration number or numbers of such 144A Notes and the principal amount of 144A Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the 144A Notes to be tendered in proper form for transfer (or a confirmation of book-entry transfer of such 144A Notes into the Exchange Agent's account at the Depository) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

  (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered 144A Notes in proper form for transfer (or a confirmation of book-entry transfer of such 144A Notes into the Exchange Agent's account at the Depository) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of 144A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of 144A Notes pursuant to the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the 144A Notes to be withdrawn (the "Depositor"), (ii) identify the 144A Notes to be withdrawn (including the certificate or registration number(s) and principal amount of such 144A Notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at the DTC to be credited), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such 144A Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee (as defined herein) with respect to the 144A Notes register the transfer of such 144A Notes into the name of the Depositor withdrawing the tender, (iv) specify the name in which any such 144A Notes are to be registered, if different from that of the Depositor and (v) include a statement that such Holder is withdrawing such Holder's election to have such 144A Notes exchanged. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any 144A Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the 144A Notes so withdrawn are validly retendered. Any 144A Notes which have been tendered but which are not accepted for payment will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn 144A Notes may be retendered by following one of the procedures described under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to exchange Exchange Notes for, any 144A Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such 144A Notes, if:

  (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Exchange Offer which, in the sole judgment of the Company, might impair the ability of the Company to proceed with the Exchange Offer; or

  (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer; or

  (c) any governmental approval has not been obtained, which approval the Company, in its sole discretion, deems necessary for the consummation of the Exchange Offer; or

  (d) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law, statute, rule or regulation) which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer.

  If the Company determines in its reasonable judgment that any of the conditions are not satisfied, the Company may (i) terminate the Exchange Offer and refuse to accept any 144A Notes and return all tendered 144A Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all 144A Notes tendered prior to the expiration of the Exchange Offer subject, however, to the rights of Holders to withdraw such 144A Notes (see "--Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered 144A Notes which have not been withdrawn. Moreover, regardless of whether any of such conditions has occurred, the Company may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the 144A Notes.

  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If the Company waives or amends the foregoing conditions, it will, if required by law, extend the Exchange Offer for five to ten business days from the date that the Company first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Exchange Offer would otherwise expire within such five to ten business-day period. Any determination by the Company concerning the events described above will be final and binding upon all parties.

  In addition, the Company will not accept for exchange any 144A Notes tendered, and no Exchange Notes will be issued in exchange for any such 144A Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the Indenture is not qualified under the Trust Indenture Act of 1939, as amended. In any such event, the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

  The Exchange Offer is not conditioned upon any minimum principal amount of 144A Notes being tendered for exchange.

EXCHANGE AGENT

  State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

         By Mail                   By Facsimile         By Hand or Overnight
(registered or certified           Transmission:              Courier:
   mail recommended):             (617) 664-5395



                                                         State Street Bank and
  State Street Bank and                                      Trust Company
      Trust Company                                        Corporate Trust
     Corporate Trust                                         Department
       Department            To Confirm by Telephone          4th Floor
      P.O. Box 778          or for Information Call:    Two International Place
  Boston, MA 02102-0078          (617) 664-5587             Boston, MA 02110

FEES AND EXPENSES

  The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

  The Company will pay all transfer taxes, if any, applicable to the exchange of 144A Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or 144A Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the 144A Notes tendered, or if tendered 144A Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of 144A Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at the same carrying value as the 144A Notes, which is the aggregate principal amount of the 144A Notes, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The cost of the Exchange Offer will be deferred and amortized over the term of the Exchange Notes.

RESALE OF THE EXCHANGE NOTES

  The Company is making the Exchange Offer in reliance on the position of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letters, and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Notes. Based on these interpretations by the staff of the Commission, the Company believes that the Exchange Notes would, in general, be freely transferable after the Exchange Offer by any holder of such Exchange Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes acquired pursuant to the Exchange Offer are obtained in the ordinary course of such holder's business, and such holder does not intend to participate, and has no arrangement or understanding to participate in the distribution of such Exchange Notes. Any holder who tenders pursuant to the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) or Morgan Stanley & Co., Incorporated (available June 5, 1991) or similar interpretive letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K promulgated by the Commission. Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer.

  Each broker-dealer that receives Exchange Notes for its own account in exchange for 144A Notes, where such 144A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company has agreed to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

  By tendering pursuant to the Exchange Offer, each Holder will represent to the Company, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of its business,
(ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of the Exchange Notes and (iii) the holder and any such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the Exchange Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such holder incurring liability under the Securities Act for which such holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each holder that may be deemed an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company will represent to the Company that such holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that Holder without registration under the Securities Act or an exemption therefrom.

  As set forth above, affiliates of the Company are not entitled to rely on the foregoing interpretations of the staff of the Commission with respect to resales of the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act.

  In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company and the Guarantors have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests in writing. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any Exchange Notes.

  In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit the Issuers to effect the Exchange Offer, or if for any other reason the Exchange Offer Registration Statement is not declared effective within 90 days of the date of original issuance of the 144A Notes or the Exchange Offer is not consummated within 120 days of the date of original issuance of the 144A Notes, or upon the request of any of the Initial Purchasers, or if a holder of the 144A Notes is not permitted by applicable law to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive fully tradable Exchange Notes pursuant to the Exchange Offer, the Issuers will, in lieu of effecting the registration of the Exchange Notes pursuant to the Exchange Offer Registration Statement and at the Issuers cost, (a) as promptly as practicable, file with the Commission a shelf registration statement (the "Shelf Registration Statement") covering resales of the 144A Notes, (b) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 120th day after the date of original issuance of the 144A Notes and (c) use their best efforts to keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period that will terminate when all of the 144A Notes covered by the Shelf Registration Statement have been sold pursuant thereto or cease to be outstanding).

CONSEQUENCES OF FAILURE TO EXCHANGE

  As a result of the making of this Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement, and Holders of 144A Notes who do not tender their 144A Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any Holder that does not exchange such Holder's 144A Notes for Exchange Notes will continue to hold the untendered 144A Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

  The 144A Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such 144A Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) pursuant to an effective registration statement under the Securities Act,
(iii) so long as the 144A Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (vi) to an accredited investor as such term is defined under Rule 501 of the Securities Act in a transaction exempt from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction. See "Risk Factors--Restrictions on Transfer."

OTHER

  Participation in the Exchange Offer is voluntary and Holders should carefully consider whether to accept. Holders are urged to consult their financial and tax advisors in making their own decision on what action to take.

  The Company may in the future seek to acquire untendered 144A Notes, to the extent permitted by applicable law, in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any 144A Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered 144A Notes.

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

  The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Department regulations (the "Regulations") and existing administrative interpretations and court decisions. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders. Certain Holders of the 144A Notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH HOLDER OF A 144A NOTE SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING SUCH HOLDER'S 144A NOTES FOR EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

  The issuance of the Exchange Notes to Holders of the 144A Notes pursuant to the terms set forth in this Prospectus will not constitute an exchange for United States federal income tax purposes because such exchange does not represent a significant modification of the debt instruments. Consequently, no gain or loss would be recognized by Holders of the 144A Notes upon receipt of the Exchange Notes, and ownership of the Exchange Notes will be considered a continuation of ownership of the 144A Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the Exchange Notes, a Holder's basis in the Exchange Notes should be the same as such Holder's basis in the 144A Notes exchanged therefor. A Holder's holding period for the Exchange Notes should include the Holder's holding period for the 144A Notes exchanged therefor.

  See also "Description of Certain Federal Income Tax Consequences of an Investment in the Exchange Notes."


                                USE OF PROCEEDS

  There will be no proceeds to the Company from the exchange of Notes pursuant to the Exchange Offer. The net proceeds to the Company from the 144A Notes Offering were approximately $95.9 million. The Company used the net proceeds from the 144A Notes Offering to repay all borrowings outstanding under the Credit Facility and for general corporate purposes, including working capital to fund the Company's retail expansion and for potential acquisitions. The Company currently has no agreements or understandings with respect to any acquisition and no portion of the net proceeds was allocated to specific acquisitions. The indebtedness under the Credit Facility was incurred primarily to refinance the existing debt of the Company as well as to provide the Company with additional working capital. Amounts repaid under the revolving portion of the Credit Facility may be reborrowed.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company at July 31, 1997 (i) on an actual basis and (ii) as adjusted to give effect to the 144A Notes Offering, the application of the net proceeds therefrom, the Credit Facility and the Summerville Loan. See "Use of Proceeds" and the Company's Consolidated Financial Statements and the related notes thereto included elsewhere in this Prospectus.

                                                            AS OF JULY 31, 1997
                                                            --------------------
                                                             ACTUAL  AS ADJUSTED
                                                            -------- -----------
                                                               (IN THOUSANDS)
Long-term debt: (a)
 Credit facility (b).......................................  $66,700  $    --
 Summerville Loan (c)......................................      --     30,000
 Capital lease obligations.................................    2,405     2,405
 144A Notes ...............................................      --    100,000
 Other long-term debt......................................    1,290     1,290
                                                            --------  --------
  Total long-term debt.....................................   70,395   133,695
Total stockholders' equity.................................  123,755   123,755
                                                            --------  --------
    Total capitalization................................... $194,150  $257,450
                                                            ========  ========

--------
(a) Includes current portion of long-term debt. For information regarding the Company's long-term liabilities, see Note 9 of Notes to Consolidated Financial Statements.
(b) After giving effect to the 144A Notes Offering and the application of the net proceeds therefrom, the Credit Facility and the Summerville Loan, the Company has $50.0 million in available borrowings under the Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Certain Other Indebtedness."
(c) For information regarding the Summerville Loan, see "Description of Certain Other Indebtedness--Summerville Loan."

              SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

  The following table sets forth certain selected consolidated financial data and operating data of the Company for the periods indicated which have been derived from the Consolidated Financial Statements of the Company. The Consolidated Financial Statements of the Company as of January 31, 1996 and 1997 and for the ten month period ended January 31, 1996 and the year ended January 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants. The Consolidated Financial Statements of the Company for the year ended March 31, 1995 have been audited by KPMG Peat Marwick LLP, independent auditors. The selected financial data as of and for the years ended March 31, 1993, 1994 and 1995 and as of and for the six month periods ended July 31, 1996 and 1997 are derived from the unaudited Consolidated Financial Statements of the Company. The unaudited Consolidated Financial Statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the consolidated financial condition and results of operations for these periods. Operating results for the six months ended July 31, 1997 are not necessarily indicative of the results that may be expected for the entire year ending January 31, 1998. These selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements, related notes and other financial information included and incorporated by reference herein. Financial data give retroactive effect to the merger of a wholly-owned subsidiary of the Company and GCO, Inc. on September 28, 1994 and the merger of a wholly-owned subsidiary of the Company and Image on August 30, 1996, which transactions were accounted for as poolings-of-interests. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                              TEN         FISCAL
                          FISCAL YEAR ENDED MARCH           MONTHS         YEAR          SIX MONTHS
                                    31,                      ENDED         ENDED       ENDED JULY 31,
                         -----------------------------    JANUARY 31,   JANUARY 31,   ------------------
                          1993      1994        1995        1996(A)        1997         1996      1997
                         -------  --------    --------    -----------   -----------   --------  --------
                                                    (IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
 Revenues:
  Sales of floorcovering
   products............. $88,676  $106,237    $174,935     $186,568      $250,968     $117,414  $148,371
  Fees from franchise
   services.............   5,113     9,688      13,876       13,432        26,336       13,062    14,573
  Fiber and PET sales...   4,583     5,297      12,886       24,072        28,853       17,167    12,513
  Other.................     479     1,369       1,644        3,479         3,564        1,680     3,011
                         -------  --------    --------     --------      --------     --------  --------
   Total revenues.......  98,851   122,591     203,341      227,551       309,721      149,323   178,468
 Cost of sales..........  71,570    85,847     139,521      161,723       222,290      108,630   122,226
                         -------  --------    --------     --------      --------     --------  --------
   Gross profit.........  27,281    36,744      63,820       65,828        87,431       40,693    56,242
 Selling, general, and
  administrative
  expenses..............  17,417    23,669      46,870       59,197        72,366       36,259    41,163
 Replacement stock
  option charge.........     --     10,388(b)      --           --            --           --        --
 Goodwill impairment
  charge................     --        --          --         6,569(c)        --           --        --
 Merger-related costs...     --        --          500(d)       --          4,900(e)       --        --
 Other (income) expense:
   Interest income......     (20)     (307)       (397)        (415)         (613)        (311)     (225)
   Interest expense.....   3,844     1,886       1,839        4,695         7,006        3,213     2,663
   Interest expense-
    related parties.....     --        977         --           --            --           --        --
   Other................      98       263        (421)         (78)         (302)        (258)      (84)
                         -------  --------    --------     --------      --------     --------  --------
 Earnings (loss) before
  income taxes
  and extraordinary
  income................   5,942       845      15,429       (4,140)        4,074        1,790    12,725
 Income tax expense.....     947       376       5,787          105         1,929          630     4,889
                         -------  --------    --------     --------      --------     --------  --------
 Net earnings (loss)
  before extraordinary
  income................   4,995       469       9,642       (4,245)        2,145        1,160     7,836
 Extraordinary income...     --        190         --           --            --           --        --
                         -------  --------    --------     --------      --------     --------  --------
 Net earnings (loss)....  $4,995      $659      $9,642      $(4,245)       $2,145       $1,160    $7,836
                         =======  ========    ========     ========      ========     ========  ========
BALANCE SHEET DATA:
 Cash and cash
  equivalents...........    $636    $3,972      $2,365       $4,207        $6,439       $3,464    $4,925
 Trade accounts
  receivable, net.......  11,682    14,779      29,882       33,037        43,487       38,392    49,974
 Inventories............  15,226    17,768      38,137       49,170        42,148       43,967    47,168
 Property and equipment,
  net...................  30,946    40,448      68,832       93,879       101,403       95,926   107,332
 Total assets...........  63,809    95,281     162,423      202,085       219,673      203,946   244,194
 Total debt.............  35,054    21,620      57,459       94,185        96,289       91,635    70,395
 Stockholders' equity...  30,960    50,053      71,424       72,150        76,154       73,896   123,755

                                                  (continued on following page)

                                                           TEN       FISCAL
                              FISCAL YEAR ENDED          MONTHS       YEAR       SIX MONTHS
                                  MARCH 31,               ENDED       ENDED    ENDED JULY 31,
                          ---------------------------  JANUARY 31, JANUARY 31, ----------------
                           1993      1994      1995      1996(A)      1997      1996     1997
                          -------  --------  --------  ----------- ----------- -------  -------
                                                (DOLLARS IN THOUSANDS)
OTHER FINANCIAL DATA:
 Image revenues(f)......  $89,480  $103,257  $127,250   $128,260    $162,681   $79,231  $88,278
 Franchised revenues....    5,172    11,873    18,764     25,761      40,877    15,430   23,300
 Company-owned store
  revenues..............    4,199     7,461    57,327     73,530     106,163    54,662   66,890
 EBITDA, as adjusted(g).   13,002    16,951    22,993     15,132      26,498    10,538   21,233
 Depreciation and
  amortization..........    3,216     3,832     5,225      8,008      10,518     5,535    5,845
 Capital expenditures...    4,439    12,734    25,941     15,580      17,444     7,051   11,837
 Gross margin...........     27.6%     30.0%     31.4%      28.9%       28.2%     27.3%    31.5%
 EBITDA, as adjusted,
  margin................     13.2%     13.8%     11.3%       6.6%        8.6%      7.1%    11.9%
 Ratio of earnings to
  fixed charges(h)......      2.5x      1.4x      6.3x        --         1.5x      1.4x     4.6x
SELECTED OPERATING DATA:
 End of period:
  Company-owned stores..        8         8        51         59          57        57       60
  Franchise territories.      148       233       325        377         368       353      377

--------
(a) On January 31, 1996, the Company changed its fiscal year end from March 31 to January 31.
(b) Image granted replacement stock options on August 10, 1993, in replacement of a like number of unvested stock appreciation units and vested and unvested stock options. As a result of this exchange, Image recognized a non-cash, non-recurring charge of $10.4 million in its fiscal year ending March 31, 1994. See Note 13 of Notes to Consolidated Financial Statements.
(c) Certain of the Company's acquired stores have not performed as anticipated at the time of purchase. The results from these operations through the end of fiscal 1996 led management to assess the realizability of the goodwill recorded in connection with these acquisitions, the result of which indicated a permanent impairment of goodwill necessitating a write-off totaling $6.6 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Ten Month Period Ended January 31, 1996 Compared to Year Ended March 31, 1995--Goodwill Impairment" and Note 2 of Notes to Consolidated Financial Statements.
(d) Represents a non-recurring charge of $500,000 related to the merger with GCO, Inc. which was accounted for as a pooling-of-interests.
(e) Represents a non-recurring charge of $4.9 million related to the mergers with Image and Bailey & Roberts Flooring, Inc. ("Bailey & Roberts") which were accounted for as poolings-of-interests.
(f) Includes revenues generated from carpet, fiber and PET sales.
(g) EBITDA, as adjusted, is defined as earnings before interest, taxes, depreciation, amortization and non-recurring charges. While EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, it is a measure commonly used in the Company's industry and is included herein because management believes it is useful and provides additional information with respect to the ability of the Company to meet future debt service, capital expenditures and working capital requirements. EBITDA, as adjusted, reported above excludes non-recurring charges of $10.4 million, $500,000, $6.6 million and $4.9 million for fiscal 1994, 1995, 1996 and
    1997, respectively.
(h) For purposes of computing the ratios, earnings represent income (loss) before income taxes, the cumulative effect of accounting changes plus fixed charges. Fixed charges represent interest expense and that portion of rent expense under all lease commitments deemed to represent an appropriate interest factor. Earnings were inadequate to cover fixed charges for the ten months ended January 31, 1996. The amount of the deficiency for this period was $4.1 million.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the Consolidated Financial Statements of the Company (including the notes thereto) contained elsewhere in this Prospectus. In January 1996, the Company changed its fiscal year end from March 31 to January 31. The following discussion compares results of operations for the twelve month period ended January 31, 1997 with the ten month period ended January 31, 1996 and compares the ten month period ended January 31, 1996 with the twelve month period ended March 31, 1995. Thus, the periods are not entirely comparable. On August 30, 1996, a wholly-owned subsidiary of the Company merged with Image, which transaction was accounted for as a pooling-of-interests.

GENERAL

  From fiscal 1991 through fiscal 1994, the Company's operations consisted of selling floorcovering products, securing franchise dealers and brokering the purchase of floorcovering products, principally carpet, from major suppliers on behalf of its franchisees. During this period, the Company derived the majority of its revenues and operating profits from sales of floorcovering products, franchise fees and royalties, as well as fees from the provision of various services to the franchisees. In May 1994, the Company commenced a strategy of acquiring independent floorcovering retailers, with the goal of building a network of Company-owned stores in addition to its franchise network. This acquisition program included selected CarpetMAX franchisees, other independent dealers and GCO, Inc. (accounted for as a pooling-of-interests). Acquisitions accounted for under the purchase method of accounting resulted in the Company originally recording goodwill of $17.9 million, which was adjusted for the goodwill impairment charge of $6.6 million recorded in fiscal 1996. See"--Results of Operations."

  In April 1995, the Company commenced opening additional Company-owned stores to expand its market share. Furthermore, in June 1995 the Company opened its new distribution center and headquarters facility. Accordingly, the Company's results of operations for the ten months ended January 31, 1996 and for the year ended January 31, 1997 reflect the costs and expenses associated with the new store openings and the new distribution center and headquarters.

  The Company's retail network currently consists of 54 Company-owned CarpetMAX stores (including 18 Gallery stores), six Company-owned GCO stores and 377 franchise dealers operating approximately 448 CarpetMAX stores and 101 GCO stores.

  The Company's revenues primarily consist of (i) sales of floorcovering products, (ii) fees from franchising services and (iii) sales of fiber and PET, which during the six months ended July 31, 1997 accounted for approximately 83.1%, 8.2% and 7.0% of the Company's total revenues, respectively. Sales of floorcovering products include sales of floorcovering products by Company-owned retail stores, as well as sales of manufactured carpet by Image. Franchise fees are generated from three primary sources: (i) CarpetMAX franchisees remit a one-time franchise fee of $35,000 (revenue booked at time of franchise agreement signing), as well as a brokerage fee on certain floorcovering products purchased by the franchisee; (ii) GCO franchisees remit a one-time franchise fee of $25,000 (revenue booked at time of store opening), as well as royalties of 5% on the first $500,000 of gross sales and 3% on gross sales over $500,000 during the year; and (iii) franchise service fees for services such as advertising, which are offered to all CarpetMAX franchisees on a fee for service basis, and are required to be purchased by all GCO franchisees. Fiber sales consist of polyester fiber sold to the home furnishings industry, while PET flake and pellet is sold to other manufacturers for multiple uses, including fiber fill, food and non-food containers, package strapping and plastic sheeting. During fiscal 1997 and the six months ended July 31, 1997, Image accounted for approximately 52.5% and 49.5%, respectively, of the Company's total revenues and approximately 65.4% and 78.4%, respectively, of the Company's EBITDA.

RESULTS OF OPERATIONS

  The following table sets forth the Company's results of operations expressed as a percentage of total revenues for the periods indicated:



                           FISCAL YEAR TEN MONTHS  FISCAL YEAR
                              ENDED       ENDED       ENDED      SIX MONTHS
                                                                ENDED JULY 31,
                                                                --------------
                            MARCH 31,  JANUARY 31, JANUARY 31,
                              1995       1996(A)      1997      1996     1997
                           ----------- ----------- ----------- -------  -------
STATEMENT OF OPERATIONS
 DATA:
Revenues:
 Sales of floorcovering
  products...............      86.0%       82.0%       81.0%      78.6%    83.1%
 Fees from franchise
  services...............       6.7         5.9         8.5        8.8      8.2
 Fiber and PET sales.....       6.3        10.6         9.3       11.5      7.0
 Other...................       1.0         1.5         1.2        1.1      1.7
                              -----       -----       -----    -------  -------
  Total revenues.........     100.0%      100.0%      100.0%     100.0%   100.0%
                              =====       =====       =====    =======  =======
Cost of sales............      68.6%       71.1%       71.8%      72.7%    68.5%
                              -----       -----       -----    -------  -------
 Gross profit............      31.4        28.9        28.2       27.3     31.5
Selling, general, and
 administrative expenses.      23.1        26.0        23.4       24.2     23.1
Goodwill impairment
 charge..................       --          2.9(b)      --         --       --
Merger-related costs.....       0.2(c)      --          1.6(d)     --       --
Other (income) expense:
 Interest income.........      (0.2)       (0.2)       (0.2)      (0.2)    (0.1)
 Interest expense........       1.0         2.1         2.2        2.1      1.5
 Other...................      (0.2)       (0.1)       (0.1)       --       --
                              -----       -----       -----    -------  -------
Income tax expense.......       2.9         0.1         0.6        0.4      2.6
                              -----       -----       -----    -------  -------
 Net earnings (loss).....       4.7%       (1.9)%       0.7%       0.8%     4.4%
                              =====       =====       =====    =======  =======

--------
(a) On January 31, 1996, the Company changed its fiscal year end from March 31 to January 31.
(b) Certain of the Company's acquired stores have not performed as anticipated at the time of purchase. The results from these operations through the end of fiscal 1996 led management to assess the realizability of the goodwill recorded for these acquisitions, the result of which indicated a permanent impairment of goodwill necessitating a write-off totaling $6.6 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Ten Month Period Ended January 31, 1996 Compared to Year Ended March 31, 1995--Goodwill Impairment" and Note 2 of Notes to Consolidated Financial Statements.
(c) Represents a non-recurring charge of $500,000 related to the merger with GCO, Inc. which was accounted for as a pooling-of-interests.
(d) Represents a non-recurring charge of $4.9 million related to the mergers with Image and Bailey & Roberts which were accounted for as poolings-of-interests.

  SIX MONTHS ENDED JULY 31, 1997 COMPARED TO SIX MONTHS ENDED JULY 31, 1996

  Total Revenues. Total revenues increased 19.6% to $178.5 million for the six months ended July 31, 1997 from $149.3 million for the six months ended July 31, 1996. The primary components of total revenues are discussed below.

    Sales of Floorcovering Products. Sales of floorcovering products increased 26.4% to $148.4 million for the six months ended July 31, 1997 from $117.4 million for the six months ended July 31, 1996. Sales of floorcovering products in Company-owned stores increased 33.8% to $66.9 million for the six months ended July 31, 1997 from $50.0 million for the six months ended July 31, 1996. The growth in retail sales of floorcovering products was primarily due to the impact of the acquisitions of floorcovering retailers and, to a lesser extent, to internal growth. The results of these acquired retailers are not fully reflected in the prior year periods as such acquisitions were made at various times during the year. Sales of manufactured carpet increased 23.0% to $75.4 million for the six months ended July 31, 1997 from $61.3 million for the six months ended July 31, 1996. Unit sales of manufactured carpet increased 25.5% to 12.8 million square yards for the six months ended July 31, 1997 from 10.2 million square yards for the six months ended July 31, 1996. Sales from the Company's two distribution centers amounted to $6.1 million for each of the six months ended July 31, 1997 and 1996, largely representing sales to the Company's franchisees.

    Fees from Franchise Services. Fees from franchise services, which include franchise license fees and royalties, brokering of floorcovering products and advertising, increased 11.5% to $14.6 million for the six months ended July 31, 1997 from $13.1 million for the six months ended July 31, 1996. This increase was attributable to increases in brokering activity generated from new CarpetMAX and GCO franchisees, growth in demand for franchise services from existing CarpetMAX and GCO franchisees, greater utilization of advertising and other services offered to franchisees and an expansion of advertising services offered by the Company.

    Fiber and PET Sales. Sales of fiber and PET decreased 27.3% to $12.5 million for the six months ended July 31, 1997 from $17.2 million for the six months ended July 31, 1996, due to a 30.0% decline in the average selling price per pound of fiber and PET sales for the six months ended July 31, 1997 compared to the six months ended July 31, 1996, partially offset by a 4.8% increase in unit sales to 32.6 million pounds for the six months ended July 31, 1997 from 31.1 million pounds for the six months ended July 31, 1996.

  Gross Profit. Gross profit increased 38.1% to $56.2 million for the six months ended July 31, 1997 from $40.7 million for the six months ended July 31, 1996. As a percentage of total revenues, gross profit was 31.5% for the six months ended July 31, 1997 compared to 27.3% for the six months ended July 31, 1996. Contributing to the increase in gross profit as a percentage of total revenues was the continuing change in the retail business mix of the Company to a revenue base consisting principally of the net sales of floorcovering products and a significantly lower cost of raw materials at Image.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased 13.5% to $41.2 million for the six months ended July 31, 1997 from $36.3 million for the six months ended July 31, 1996. Increases in operating expenses on an absolute basis reflect an overall growth in the size of the Company's operations required to serve the growing retail base, as well as increased selling costs at Image related to the addition of 12 new sales people to service newly created territories. As a percentage of total revenues, selling, general and administrative expenses decreased to 23.1% for the six months ended July 31, 1997 from 24.3% for the six months ended July 31, 1996 as a result of spreading fixed costs over a larger revenue base.

  Interest Expense, Net. Net interest expense decreased 17.2% to $2.4 million for the six months ended July 31, 1997 from $2.9 million for the six months ended July 31, 1996 due principally to a reduction in debt of approximately $48.0 million with the net proceeds from a public equity offering in February 1997.

  Income Tax Expense. The Company recorded income tax expense of $4.9 million for the six months ended July 31, 1997 compared to $630,000 for the six months ended July 31, 1996, due to higher net income for the six months ended July 31, 1997, as compared to the prior year period. The effective tax rate for the six months ended July 31, 1997 was 38.4%.

  Net Earnings. As a result of the foregoing factors, the Company recorded net earnings of $7.8 million for the six months ended July 31, 1997 compared to $1.2 million for the six months ended July 31, 1996.

  YEAR ENDED JANUARY 31, 1997 COMPARED TO TEN MONTH PERIOD ENDED JANUARY 31,
1996

  Total Revenues. Total revenues increased 36.1% to $309.7 million fiscal 1997 from $227.6 million for fiscal 1996. The primary components of total revenues are discussed below.

    Sales of Floorcovering Products. Sales of floorcovering products increased 34.5% to $251.0 million for fiscal 1997 from $186.6 million for fiscal 1996. Sales of floorcovering products in Company-owned stores increased 44.5% to $106.2 million for fiscal 1997 from $73.5 million for fiscal 1996. The growth in retail sales of floorcovering products was primarily due to the impact of the acquisitions of floorcovering retailers and, to a lesser extent, to internal growth. The results of these acquired retailers are not fully reflected in the prior year periods as such acquisitions were made at various times during the year. Sales of manufactured carpet increased 30.0% to $132.6 million for fiscal 1997 from $102.0 million for fiscal 1996. Unit sales of manufactured carpet increased 31.8% to 22.4 million square yards for fiscal 1997 from 17.0 million square yards for fiscal 1996. Sales from the Company's two distribution centers amounted to $12.2 million for fiscal 1997 and $11.1 million for fiscal 1996, largely representing sales to the Company's franchisees.

    Fees from Franchise Services. Fees from franchise services, which include franchise license fees and royalties, brokering of floorcovering products and advertising, increased 96.3% to $26.3 million for fiscal 1997 from $13.4 million for fiscal 1996. This increase was attributable to increases in brokering activity generated from new CarpetMAX and GCO franchisees, growth in demand for franchise services from existing CarpetMAX and GCO franchisees, greater utilization of advertising and other services offered to franchisees and an expansion of advertising services offered by the Company.

    Fiber and PET Sales. Sales of fiber and PET increased 19.9% to $28.9 million for fiscal 1997 from $24.1 million for fiscal 1996. Unit sales increased 48.3% to 56.8 million pounds for fiscal 1997 from 38.3 million pounds for fiscal 1996 as a result of increased fiber production capacity from the addition of a second polyester fiber extruder. The unit sales increase was partially offset by a 20.1% decline in the average selling price per pound of fiber and PET sales for fiscal 1997 compared to fiscal 1996.

  Gross Profit. Gross profit increased 32.8% to $87.4 million for fiscal 1997 from $65.8 million for fiscal 1996. As a percentage of total revenues, gross profit was 28.2% for fiscal 1997 compared to 28.9% for fiscal 1996. The Company recognized a charge in the amount of $700,000 in fiscal 1997 to increase reserves for discounts and warranties at its manufacturing subsidiary, Image. Also contributing to the decrease in gross profit as a percentage of total revenues was the continuing change in the retail business mix of the Company to a revenue base consisting principally of the net sales of floorcovering products.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased 22.3% to $72.4 million for fiscal 1997 from $59.2 million for fiscal 1996. As a percentage of total revenues, selling, general and administrative expenses decreased to 23.4% for fiscal 1997 from 26.0% for fiscal 1996 as a result of spreading fixed costs over a larger revenue base. Additionally, the Company reduced certain note receivable reserves totaling $350,000 which favorably affected net earnings by approximately $210,000.

  Merger-Related Costs. The Company recorded merger-related costs of $4.9 million for fiscal 1997 relating to the mergers with Image and Bailey & Roberts which were accounted for as poolings-of-interests. The charge includes both transaction costs, as well as severance costs and the elimination of redundant systems.

  Interest Expense, Net. Net interest expense increased 48.8% to $6.4 million for fiscal 1997 from $4.3 million for fiscal 1996 due principally to financing associated with capital expenditures in the manufacturing operations and increased working capital requirements.

  Income Tax Expense. The Company recorded income tax expense of $1.9 million for fiscal 1997 compared to $100,000 for fiscal 1996. Income tax expense for fiscal 1997 reflects the impact of non-deductible expenses associated with the merger with Image and Bailey and Roberts. The effective tax rate for fiscal 1997 was 47.3%.

  Net Earnings. As a result of the foregoing factors, the Company recorded net earnings of $2.1 million for fiscal 1997 compared to a net loss of $4.2 million for fiscal 1996.

  TEN MONTH PERIOD ENDED JANUARY 31, 1996 COMPARED TO YEAR ENDED MARCH 31,
1995

  Total Revenues. Total revenues increased 12.0% to $227.6 million for fiscal 1996 from $203.3 million for fiscal 1995. The primary components of total revenues are discussed below.

    Sales of Floorcovering Products. Sales of floorcovering products increased 6.7% to $186.6 million for fiscal 1996 from $174.9 million for fiscal 1995. Sales of floorcovering products in Company-owned stores increased 51.9% to $73.5 million for fiscal 1996 from $48.4 million for fiscal 1995. The growth in retail revenues for fiscal 1996 largely reflected increases in direct sales resulting from acquired retailers in the prior fiscal year which were included in the Company's sales only for part of fiscal 1995. Sales of manufactured carpet decreased 10.4% to $102.0 million for fiscal 1996 from $113.8 million from fiscal 1995. Units sales decreased 15.8% to 17.0 million square yards for fiscal 1996 from 20.2 million square yards for fiscal 1995. Expressed on a per week basis (total sales divided by number of weeks in the fiscal year), sales of manufactured carpet represented an increase of 5.9% resulting from an increase in average unit selling price for domestic markets. Expressed on a per week basis (total units divided by number of weeks in the fiscal year), unit sales decreased 0.7%. Therefore, the increase in sales was attributable to increased average unit selling prices. Sales from the Company's two distribution centers amounted to $11.1 million during fiscal 1996 and $12.7 million during fiscal 1995, largely representing sales to the Company's franchisees.

    Fees from Franchise Services. Fees from franchise services decreased 3.6% to $13.4 million for fiscal 1996 from $13.9 million for fiscal 1995. The overall decrease resulted from fewer CarpetMAX franchises granted in fiscal 1996.

    Fiber and PET Sales. Sales of fiber and PET increased 86.8% to $24.1 million for fiscal 1996 from $12.9 million for fiscal 1995. Unit sales increased 25.6% to 38.3 million pounds for fiscal 1996 from 30.5 million pounds for fiscal 1995 as a result of increased fiber production capacity from the addition of a second polyester fiber extruder. The remainder of the total increase was due to increased average unit selling prices.

  Gross Profit. Gross profit increased 3.1% to $65.8 million for fiscal 1996 from $63.8 million for fiscal 1995. As a percentage of total revenues, gross profit was 28.9% in fiscal 1996 compared to 31.4% for fiscal 1995. Gross profit as a percentage of total revenues for manufacturing decreased to 19.8% for fiscal 1996 from 24.2% in fiscal 1995 as a result of increased costs of PET raw materials, which were only partially offset by increased selling prices of fiber, PET and polyester carpet.

  Selling, General and Administrative Expenses. Selling, general and administrative expenses increased 26.2% to $59.2 million for fiscal 1996 from $46.9 million for fiscal 1995. As a percentage of total revenues, selling, general and administrative expenses increased to 26.0% for fiscal 1996 from 23.1% for fiscal 1995. This increase was largely due to the Company's recording additional reserves on accounts receivables, costs associated with the closing of certain under-performing stores as well as additional inventory reserves recorded in order to reflect lower inventory market prices, and costs associated with the proposed merger with Shaw. In December 1995, the Company announced the execution of a letter of intent for the merger of the Company into Shaw which negotiations were subsequently terminated on January 12, 1996 resulting in non-recurring merger transaction costs and material interruptions to advertising, brokerage and franchise revenue in fiscal 1996. In addition, the Company incurred additional expenses resulting from the move to the new headquarters facility as well as additional expenses associated with the opening of new stores and significant growth in personnel.

  Goodwill Impairment. Certain of the Company's acquired stores have not performed as anticipated at the time of purchase. The results from these operations through the end of fiscal 1996 led management to a re- evaluation of operations that indicated significant strategic and operational changes would be necessary at certain stores, including changes in the customer mix, changes of location, and changes in store design and merchandising. These factors caused management to assess the realizability of the goodwill recorded for these acquisitions, the result of which indicated a permanent impairment of goodwill resulting in the Company recording a goodwill impairment charge of $6.6 million. See Note 2 of Notes to Consolidated Financial Statements.

  Merger-related Costs. The Company recorded merger-related costs of $500,000 for fiscal 1995, relating to transaction costs associated with the merger with GCO, Inc.

  Interest Expense, Net. Net interest expense increased 207.1% to $4.3 million for fiscal 1996 from $1.4 million for fiscal 1995 due principally to increased borrowings related to the acquisition and operation of Company-owned stores and Pharr Yarns of Georgia, Inc., the funding of operating losses in certain Company-owned stores, increased borrowings resulting from the move to the new headquarters facility in Kennesaw, Georgia, as well as additions of fixed assets and leasehold improvements associated with new stores and plant facilities.

  Income Tax Expense. The Company recorded income tax expense of $100,000 for fiscal 1996 compared to $5.8 million for fiscal 1995. Income tax expense for fiscal 1996 reflects the impact of certain non-deductible goodwill. The Company's effective tax rate for fiscal 1995 was 37.5%.

  Net (Loss) Earnings. As a result of the foregoing factors, the Company recorded a net loss of $4.2 million for fiscal 1996 compared to net earnings of $9.6 million for fiscal 1995.

QUARTERLY RESULTS AND SEASONALITY

  Set forth below is certain summary information with respect to the Company's operations for the most recent ten fiscal quarters. Historically, the Company's retail floorcovering sales are subject to some seasonal fluctuation typical to its industry, with higher sales occurring in the summer and fall months of the second and third quarters, and lower sales occurring during the fourth quarter holiday season. Increases occur in the second quarter as construction schedules increase during the summer, and the largest increase occurs in the third quarter as a consequence of a combination of ongoing construction, fall and pre-Christmas home remodeling.

                                     FISCAL 1996                          FISCAL 1997                 FISCAL 1998
                          ----------------------------------    ----------------------------------- ---------------
                           FIRST  SECOND   THIRD    FOURTH       FIRST  SECOND   THIRD      FOURTH   FIRST  SECOND
                          QUARTER QUARTER QUARTER QUARTER(A)    QUARTER QUARTER QUARTER     QUARTER QUARTER QUARTER
                          ------- ------- ------- ----------    ------- ------- -------     ------- ------- -------
                                                            (IN THOUSANDS)
Total revenues..........  $63,554 $69,186 $73,742  $21,069      $73,242 $76,081 $82,139     $78,259 $86,225 $92,243
Gross profit............   20,696  20,646  20,531    3,995       20,284  20,408  23,836      22,903  27,070  29,172
Operating profit (loss).    5,013   3,253   4,345  (12,549)(b)    3,159   1,275   5,843       4,588   6,632   8,447
Net earnings (loss).....    2,595   1,867   1,079   (9,786)(b)    1,152       8  (1,112)(c)   2,097   3,251   4,585

--------
(a)Includes only January 1996 as a result of a change of the Company's fiscal year end.
(b)Includes goodwill impairment charge of $6.6 million.
(c)Includes merger-related costs of $4.7 million.

LIQUIDITY AND CAPITAL RESOURCES

  General. The Company's primary capital requirements are for new store openings, investments in the manufacturing operations, working capital and acquisitions. The Company historically has met its capital requirements through a combination of cash flow from operations, net proceeds from the sale of the Company's Common Stock, bank lines of credit and standard payment terms from suppliers.

  In March 1997, the Board of Directors of the Company authorized management to repurchase up to 1,000,000 shares of Common Stock of the Company. As of August 31, 1997, the Company had repurchased 952,000 shares of its Common Stock in the open market for a total of $10.9 million. These purchases were, and any future purchases will be, financed from borrowings under the Company's revolving credit facility.

  Credit Facility. On August 26, 1997, the Company established the Credit Facility providing for aggregate commitments of $130.0 million. The Credit Facility consists of (i) a $70.0 million revolving credit facility of which $22.6 million was available for borrowings on August 31, 1997, and which matures in August 2000, (ii) a $29.0 million term loan that matures in December 2002, and (iii) a special purpose letter of credit in the amount of up to $31.0 million for use as credit support for the Summerville Loan to be used to finance the expansion of

Image's fiber extrusion capabilities at its plant in Summerville, Georgia that matures in September 2017. Upon completion of the 144A Notes Offering, the commitments under the revolving credit facility were permanently reduced to $50.0 million. As of October 31, 1997, the Company had no borrowings outstanding under either the revolving credit facility or the term loan. No amounts have been drawn on the letter of credit. Amounts outstanding under the Credit Facility bear interest at a variable rate based on LIBOR or the prime rate, at the Company's option. The Credit Facility contains customary covenants. The Company has obtained waivers of certain of these covenants in connection with its investment in a company in which A.J. Nassar, the President and Chief Executive Officer of the Company, is a director and shareholder and in connection with certain loans to Mr. Nassar. See "Certain Transactions." As of the date hereof, the Company was in compliance with, or obtained waivers of all violations of, all covenants under the Credit Facility. The Company used a portion of the net proceeds from the 144A Notes Offering to repay all of the borrowings outstanding under the Credit Facility prior to the sale of the 144A Notes. See "Use of Proceeds" and "Description of Certain Other Indebtedness--Credit Facility."

  Summerville Loan. Effective September 1, 1997, the Development Authority of the City of Summerville, Georgia (the "Authority") issued Exempt Facility Revenue Bonds in an aggregate principal amount of $30.0 million (the "Facility Revenue Bonds"). On September 17, 1997 the Authority loaned (the "Summerville Loan") the proceeds from the sale of the Facility Revenue Bonds to Image to finance, in whole or in part, the expansion of Image's fiber extrusion capabilities at its plant in Summerville, Georgia. The Facility Revenue Bonds and the interest thereon are special, limited obligations of the Authority payable solely from the revenues and income derived from the Loan Agreement (as defined herein), which revenues and income have been pledged and assigned by Image to secure payment thereof, and funds which may be drawn under the special purpose letter of credit described above. The Facility Revenue Bonds and the Summerville Loan will mature on September 1, 2017 and the interest rate of the Facility Revenue Bonds is to be determined from time to time based on the minimum rate of interest that would be necessary to sell the Facility Revenue Bonds in a secondary market at the principal amount thereof. The interest rate on the Summerville Loan equals the interest rate on the Facility Revenue Bonds. See "Description of Certain Other Indebtedness--Summerville Loan."

  Other Debt. As of August 31, 1997, the Company also had approximately $1.3 million of debt outstanding under various term loans at interest rates ranging from 6.0% to 13.0%.

  Cash Flows. During the six months ended July 31, 1997, operating activities provided $431,000 compared to $8.3 million for the six months ended July 31, 1996. The decrease in cash provided by operating activities resulted primarily from an increase in inventories and accounts receivable. The increase in inventories and accounts receivable was partially due to higher sales of floorcovering products to franchisees and other carpet retailers. Also contributing was an increase in accounts payable and accrued expenses relating to construction in progress.

  During fiscal 1997, operating activities provided $17.8 million compared to a use of $5.2 million for fiscal 1996. The increase in cash provided by operating activities resulted primarily from a decrease in inventories, which was principally attributable to substantially reduced raw material unit costs and reduced raw material quantities. The decrease in inventory was also partially due to higher sales of floorcovering products to franchisees and other carpet retailers. Also contributing was an increase in accounts payable and accrued expenses relating to construction in progress.

  During the six months ended July 31, 1997, investing activities used $12.8 million compared to $7.1 million for the six months ended July 31, 1996. The increase is primarily due to an increase in capital expenditures relating to manufacturing operations and the purchase of a carpet retailer.

  During fiscal 1997, investing activities used $18.7 million compared to $29.4 million for fiscal 1996. The decrease is primarily due to a decrease in acquisitions during fiscal 1997, which was partially offset by a $1.9 million increase in capital expenditures.

  During the six months ended July 31, 1997, financing activities provided cash of $10.9 million compared to cash used of $2.0 million in the six months ended July 31, 1996. This increase is primarily due to proceeds received from the issuance of the Company's Common Stock in a public offering.

  During fiscal 1997, financing activities provided cash of $3.1 million compared to cash provided of $36.5 million in fiscal 1996. This decrease is primarily due to decreased borrowings during the fiscal 1997 period, in connection with reduced uses for investing activities and improved cash flows from operations.

  Capital Expenditures. The Company anticipates that it will require approximately $85 million for the remainder of fiscal 1998 and in fiscal 1999 to (i) open approximately 64 new Gallery stores (assuming approximately 60% of such stores will be located on Company-owned property and the remainder on leased property), (ii) reconfigure three existing CarpetMAX stores, (iii) expand its manufacturing capacity and (iv) upgrade its management information systems. The Company estimates that capital expenditures to open a new Gallery store at a leased location will average approximately $100,000, net of supplier participations and landlord allowances, which average approximately $75,000 per store. The Company estimates that capital expenditures to open a Company-owned location will average approximately $1.0 million, net of supplier participations. Pre-opening expenses will be approximately $50,000 per store. The actual costs that the Company will incur in opening a new Gallery store cannot be predicted with precision because the opening costs will vary based upon geographic location, the size of the store, the amount of supplier contributions and the extent of the build-out required at the selected site. The Company anticipates that it will require approximately $36 million during the remainder of fiscal 1998 and in fiscal 1999 for capital expenditures at Image, including approximately $29 million associated with the expansion of Image's polyester fiber production capacity. The total cost of this project is expected to be approximately $30 million during the remainder of fiscal 1998 and fiscal 1999.

  The Company believes that the net proceeds from the 144A Notes Offering, borrowings under the Credit Facility, the Summerville Loan and cash flows from operating activities will be adequate to meet the Company's working capital needs, planned capital expenditures and debt service obligations through fiscal 1999. As the Company's debt matures, the Company may need to refinance such debt. There can be no assurance that such debt can be refinanced or, if so, whether it can be refinanced on terms acceptable to the Company. If the Company is unable to service its indebtedness, it will be required to adopt alternative strategies, which may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all.

ACCOUNTING PRONOUNCEMENTS

  In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share," effective for fiscal years and interim periods ending after December 15, 1997. The Company has not evaluated the impact of this pronouncement on its results of operations.

                                   BUSINESS

  The Company operates and franchises one of the largest floorcovering distribution networks in North America through two retail floorcovering concepts: CarpetMAX, a full-service floorcovering store format, and GCO, a cash-and-carry discount floorcovering store format. In addition, the Company, through Image, is one of the largest manufacturers of polyester carpeting in the United States. As a vertically integrated carpet manufacturer and a leading floorcovering retailer, the Company believes that it is well positioned to continue its leadership and growth in the approximately $15 billion floorcovering industry. For the twelve months ended July 31, 1997, the Company's total revenues and EBITDA were $338.9 million and $37.2 million, respectively.

  Since commencing operations in 1991 as a franchisor of floorcovering stores, the Company has grown its franchise network to include 377 franchise dealers operating 448 CarpetMAX stores and 101 GCO stores in 49 states. The Company's fees from franchise services consist of up front membership fees, either ongoing royalties or product brokerage fees and fees for services such as advertising and employee training. The rapid growth of the Company's franchise network resulted in the development of an integrated retail infrastructure, including store development, marketing, advertising, credit, sales training and product sourcing resources. In an effort to leverage this retail infrastructure, the Company began acquiring existing CarpetMAX franchisees in fiscal 1995 and opening Company-owned stores in fiscal 1996. The Company currently owns 54 CarpetMAX stores and six GCO stores.

  The Company has further developed its full-service retail format to offer customers a wide selection of competitively priced floorcovering products through Gallery stores. The Company's Gallery stores are typically 6,500 square feet in size and offer approximately 20,000 SKUs, including an extensive merchandising mix of carpet, area rugs, hardwood flooring, ceramic tile, vinyl flooring, laminates and stone. Gallery stores are located in prime retail locations with high consumer visibility and are staffed with specialized floorcovering sales associates. Gallery stores offer a wide range of services, including interior design consulting, measuring, delivery and installation, and unconditional satisfaction guarantees. The Company's strategy is to expand its ownership and operation of Gallery stores. The Company currently operates 18 Gallery stores, including 10 stores which were converted into Gallery stores from the original CarpetMAX format. For the twelve months ended July 31, 1997, franchise operations and Company-owned stores together accounted for 49.3% and 25.0% of the Company's total revenues and EBITDA, respectively.

  Through Image, the Company is one of the largest manufacturers of polyester carpeting and one of the largest recyclers of PET soft drink bottles in the United States. The Company converts PET bottles into PET flake and pellet and polyester fiber which is either sold to third parties or spun into carpet yarn, the raw material used in manufacturing polyester carpet. Image's vertically integrated operations provide the Company's retail network with a captive source of low cost, high quality private label polyester carpeting with a price advantage relative to competitors. The Company believes that polyester carpeting, which currently accounts for approximately 6% of industry-wide carpet sales, will enjoy market share growth because of certain advantages over other carpet fibers such as nylon, including superior stain resistance and vibrant coloring. For the twelve months ended July 31, 1997, Image sold 25.7 million square yards of polyester carpeting through the Company's retail distribution network (13.7% of total Image sales volume) and to over 6,000 independent domestic and international retailers and distributors. For the twelve months ended July 31, 1997, Image accounted for 50.7% and 75.0%, of the Company's total revenues and EBITDA, respectively.

INDUSTRY OVERVIEW

  According to Floor Focus, the carpet manufacturing industry has substantially consolidated since 1986, and the Company believes that the domestic retail floorcovering industry is also consolidating. For example, Shaw, the largest domestic carpet manufacturer, has entered the retail floorcovering market by acquiring independent retailers and building company-owned stores. The approximately $15 billion floorcovering industry, however, is still highly fragmented. With over 25,000 companies selling floorcoverings, independent specialty flooring retailers account for 67.5% of industry sales, while other vendors such as home centers, furniture stores, department stores and mass merchants operate stores which account for the remainder of industry sales. The typical independent floorcovering retailer operates a single store with limited product selection and service. As a result, the Company believes that most independent retailers face distinct competitive disadvantages, including limited purchasing power for products and services, lack of national brand name recognition, lack of product breadth and knowledge, and effective asset management, merchandising, selling and store management techniques. The floorcovering market consists of three distinct segments: residential replacement (52% of industry sales, including full service and cash-and-carry), specified contract (25% of industry sales) and builder (23% of industry sales).

  According to Floor Focus, the carpet manufacturing industry expanded modestly in 1996 with total industry volume shipments up approximately 1.5% to $10.0 billion from $9.8 billion in 1995. Floor Focus estimates that the total value of broadloom carpet sales in 1996 was approximately $8.1 billion. It is further estimated that polyester, nylon and polypropylene carpet comprised approximately 6%, 62% and 31%, respectively, of the total carpet market in calendar year 1996.

  The recycled PET industry comprises a portion of the general plastics recycling industry. The National Association for Plastic Container Recovery ("NAPCOR") reported that the recycled PET industry generated approximately 2.2 billion pounds of PET and high density polyethylene in 1996, of which PET bottles comprised 48% with approximately 562 million pounds of PET bottles recycled. However, the recycling rate for PET bottles decreased to 26% in 1996 from 32% in 1995, due to, among other factors, the production of certain types of PET bottles which are less likely to be recycled. According to NAPCOR, fiber is the largest use of recycled PET, increasing from approximately 277 million pounds in 1995 to 292 million pounds in 1996. The Freedonia Group, an international industry study and database company, reports that the U.S. market demand for recycled PET is expected to grow annually by 11% through the year 2000 primarily due to expanding markets in fiber application uses in apparel, carpet and other commercial textiles.

STRENGTHS

  The Company believes that its extensive retail network, combined with its manufacturing operations, positions the Company for continued growth in revenues and EBITDA. Several of the Company's key business strengths include:

  Distinct Retailing Strategies. The Company's retail floorcovering sales are diversified across the residential replacement, home builder and specified contract markets. CarpetMAX offers a wide selection of floorcovering products with a high level of customer service to a broad consumer spectrum, while GCO offers discount floorcovering products to the cash-and-carry, do-it-yourself customer. The Company believes that the breadth of its retail network and the diversity of its targeted customer markets helps to mitigate the impact of changes in local competitive or economic conditions on revenues.

  Significant Product Sourcing Capabilities. The Company's large retail network provides significant purchasing power which enables the Company to realize advantageous pricing, delivery terms and merchandising programs. The Company has established close relationships with major suppliers across all floorcovering categories. By capitalizing on suppliers' production and delivery capabilities, the Company offers one of the largest selections of high quality floorcovering products, generally on a private label and just-in-time basis, thereby minimizing inventory risk and maximizing retail profitability. Furthermore, Image's carpet manufacturing capacity provides the Company with a captive source of high quality carpet products to support its expanding retail network.

  Extensive Retailing Infrastructure. In order to service its retail floorcovering network, the Company has built an extensive retail infrastructure, including store development, marketing, advertising, credit program, sales and management training, and product sourcing resources. The Company will continue to leverage these resources to support the opening of new Gallery stores and the expansion of other distribution channels. In addition, the Company has assembled a strong management team with an average of more than 10 years of retailing experience.

  Diversified Cash Flow Streams. The Company's established franchise operations generate stable cash flows, with a low overhead structure, from brokerage fees earned on CarpetMAX franchisees' purchases, royalties earned on GCO franchisees' store sales and other related fees for advertising, training and distribution services. In addition, Image provides a strong and growing source of cash flow, as it uses the Company's affiliated distribution network of Company-owned and franchised floorcovering retailers to distribute high margin, value added polyester carpet. Cash flow generated from franchise operations and Image's operations provide a stable base to fund capital expenditures, including the roll-out of Company-owned Gallery stores.

  Strong Financial Position. The Company's total revenues and EBITDA have increased from $122.6 million and $16.6 million, respectively, in fiscal 1994 to $338.9 million and $37.2 million, respectively, for the twelve months ended July 31, 1997. The Company's strong financial performance has provided it with the financial flexibility to fund its growth objectives with a combination of cash flow from operations, proceeds from the issuance of the Company's Common Stock and bank borrowings.

BUSINESS STRATEGY

  The Company's strategic objective is to establish the largest and most profitable floorcovering distribution network in North America. To achieve this objective, the Company is pursuing the following strategies:

  Expand Company-Owned Store Base. A key element of the Company's growth strategy is to expand its ownership and operation of Gallery stores by opening approximately 64 Gallery stores over the next 18 months principally in existing and contiguous market areas. The Company intends to target areas with significant new residential building activity or older, more established communities where remodeling is likely to occur. The Company believes that the roll-out of Gallery stores will enhance profitability as the Company further leverages its retail infrastructure.

  Expand GCO Franchise Network. The Company's strategy is to expand its franchise network by adding approximately 25 GCO franchises per year, further leveraging its retail and manufacturing infrastructure. The Company believes that the expansion of the GCO franchise network complements the expansion of the Gallery store base given their alternative operating formats. Further, with only 70 of the 265 ADIs currently covered by GCO stores, the Company believes significant growth opportunities exist.

  Increase Manufacturing Capacity. In order to capitalize on the increasing demand for polyester fiber, the Company is in the process of expanding its fiber extrusion capacity. The additional capacity, which is expected to become fully operational by the end of calendar 1998, will increase Image's annual fiber production capacity to 150 million pounds from 100 million pounds. The additional capacity will enable the Company to continue to optimize Image's profitability by shifting output from lower margin commodity products such as PET pellet and flake to higher margin polyester fiber and carpet.

  Pursue Selected Acquisitions. The Company believes it is uniquely positioned to capitalize on the consolidation occurring in the retail floorcovering industry and thereby further its goal of becoming the largest floorcovering distribution network in North America. Although the Company's primary focus is on opening Company-owned Gallery stores, the Company intends to selectively pursue the acquisition of independent floorcovering retailers in new markets which offer the potential for the Company to build substantial market share. In addition, the Company may selectively acquire existing CarpetMAX franchisees to provide a platform for new store openings.

RETAIL OPERATIONS

  CarpetMAX Stores. CarpetMAX stores carry a broad variety of CarpetMAX private label floorcovering products from leading manufacturers, including high quality polyester carpets manufactured by Image. In May 1994, the Company commenced a store acquisition strategy and as of October 31, 1997, the Company had acquired 14 full-service floorcovering operations currently representing 35 stores operating under the CarpetMAX brand name. In April 1995, the Company began opening Company-owned CarpetMAX stores and as of the date hereof, the Company had opened 14 CarpetMAX stores (10 of which have been converted into Gallery stores) and eight new Gallery stores. The Company currently operates 54 CarpetMAX stores, including 18 Gallery stores.

  CarpetMAX Flooring Idea Gallery Stores. In November 1996, the Company opened its first Gallery store, offering an extensive merchandise mix, including carpet, area rugs, hardwood flooring, ceramic tile, vinyl flooring, laminates and stone and resilient surfaces, and a wide range of services, including interior design consulting, measuring, delivery, installation and satisfaction guarantees. The Company intends to use the Gallery store as its primary growth vehicle and plans to open approximately 64 Gallery stores during the remainder of fiscal 1998 and fiscal 1999 in existing, contiguous and targeted new markets. The Company currently operates 18 Gallery stores, including 10 converted CarpetMAX stores.

  The Gallery store provides customers with a "one-stop" shopping experience for all of their floorcovering needs, catering primarily to consumers seeking a wide selection of high quality products. The typical Gallery store is free-standing with 6,500 square feet of retail selling space located in a prime retail location. Gallery stores feature a race-track design and are outfitted with innovative merchandising fixtures and displays, attractive in-store signage, and customer conference and work areas. Gallery stores are designed to create a more comfortable, enjoyable and productive shopping experience supported by a well trained professional staff. Each Gallery store displays approximately 20,000 SKUs of floorcovering products, with departmentalized product displays dedicated to particular floorcovering products as well as cross-merchandise displays exhibiting a combination of floorcovering products. With a greater emphasis on hard surface floorcovering products than its CarpetMAX store, the Company believes that the Gallery store will meet increasing consumer demand for alternatives to traditional carpet products.

  Georgia Carpet Outlets. GCO operates six discount floorcovering stores under the name "GCO Carpet Outlets(R)" catering to the cash-and-carry floorcovering market. GCO stores average approximately 10,000 square feet of retail selling space and unlike CarpetMAX or Gallery stores, a GCO store maintains all of its products in inventory. Replacement inventory is provided through the Company's distribution center in Summerville, Georgia. GCO stores derive more than 70% of their revenues from the sale of carpet, with the balance consisting of pad, hardwood and vinyl flooring sales. GCO caters primarily to cash-and-carry consumers who are price sensitive and do not require the higher levels of customer service and broad selection of products provided by CarpetMAX stores. Customers typically include "do-it-yourself" homeowners, home builders, rental property owners and property managers. In contrast to the full service operations of the CarpetMAX stores, GCO does not offer delivery or installation services. Instead, customers requiring these services, principally installation, are provided a list of recommended independent contractors. Floorcovering products are sold on a limited warranty basis.

FRANCHISE OPERATIONS

  The Company is the largest franchisor of floorcovering stores in the United States. The Company currently has (i) 101 GCO franchise stores operating in 70 of the 265 ADIs in the United States and (ii) 276 franchise dealers operating approximately 448 CarpetMAX stores. Because of the different nature of their business, CarpetMAX and GCO franchisees may be established in the same territory. The Company markets GCO franchises to CarpetMAX franchisees; however, the Company does not permit GCO franchisees to use the CarpetMAX store format and services, the Company's CarpetMAX proprietary marks or to sell CarpetMAX private label products. Currently there are three franchisees operating both GCO and CarpetMAX franchises. In addition to GCO and CarpetMAX franchises, in February 1997, the Company began to offer maxCARE(TM) franchises to address the increased demand for carpet and upholstery cleaning services. As of the date hereof, the Company has sold 13 maxCARE franchises.

  GCO Franchise Network. The Company generates revenues from GCO franchisees through both up-front fees from store openings and royalty fees based on store sales. The GCO franchise fee is $25,000 and each franchisee pays the Company a royalty at the rate of 5% on the first $500,000 of gross sales and 3% on gross sales over $500,000 during a year. The GCO franchise agreement requires franchisees to purchase all advertising media services from the Company and to spend approximately 5% to 15% of budgeted gross revenues per quarter on such services. To serve the needs of its franchisees, the Company has continued to expand the scope of services available to GCO franchisees. The Company now offers services relating to site selection, merchandising, advertising and promotion, management and sales training, credit, information systems and other store operations.

  GCO franchisees have the exclusive right to use the GCO business concept and service marks, logos, slogans and other identifying features within a specific geographic area (the "Exclusive Territory"). Provided that the franchisee is not in default, the Company may not grant more than one GCO franchise within an Exclusive Territory, nor may the Company or any affiliate of the Company operate a Company-owned discount floorcovering store using the licensed marks or the GCO franchise system within an Exclusive Territory without the franchisee's consent. Major metropolitan market areas, however, may be divided into a number of Exclusive Territories. GCO franchise agreements have a term of 10 years, may be renewed for two additional consecutive terms of five years and may be terminated by (i) the franchisee in the event that the Company breaches the franchise agreement or (ii) the Company upon the occurrence of certain events of default as set forth in the franchise agreement.

  CarpetMAX Franchise Network. The Company generates revenues from CarpetMAX franchisees through three primary sources: franchise fees, brokerage fees from franchisees' purchases of floorcovering products and additional services provided on a fee basis. The current one-time franchise fee payable by a new CarpetMAX franchisee is $35,000. The CarpetMAX franchise agreement requires franchisees to purchase at least 50% of their floorcovering products through suppliers designated by the Company on which the Company earns a brokerage fee paid by the supplier. In addition to having better and lower cost access to industry floorcovering products, CarpetMAX franchisees also have access to CarpetMAX private label products and specials. Additional services, including customized merchandising programs, advertising and promotion, credit and training programs are offered on a fee-for-service basis.

  CarpetMAX franchisees have the exclusive right to use the CarpetMAX business concept and service marks, logos, slogans and other identifying features within a specific geographic area (the "Exclusive Area"). Provided that the franchisee is not in default, as defined in the franchise agreement, the Company may not grant more than one franchise within an Exclusive Area, nor may the Company or any affiliate of the Company operate a Company-owned store within an Exclusive Area without the franchisee's consent. Major metropolitan market areas, however, may be divided into a number of Exclusive Areas. CarpetMAX franchise agreements have an indefinite term and generally may be terminated by (i) the franchisee in the event that the Company breaches the franchise agreement or, within three days of execution of the franchise agreement, the franchisee disapproves of the initial price list provided to the franchisee for the various floorcovering products and services provided by the Company or (ii) the Company upon the occurrence of certain events of default as set forth in the franchise agreement.

  maxCARE Franchise Network. Under the maxCARE System, franchisees offer carpet and upholstery cleaning and related services to both individuals and businesses. These services are provided using a proprietary maxCARE carpet cleaning machine which is mounted in a van bearing the Company's distinctive colors and signage. Each maxCARE franchisee receives an exclusive operating territory, which is typically one or more counties within a state, where such franchisee is required to offer the products and services specified by the Company. The Company expects a significant number of maxCARE franchises will be operated by CarpetMAX franchisees or other entities who currently operate retail businesses that are complementary with the services offered by maxCARE franchises. Each maxCARE franchisee is required to purchase certain products from the Company and may purchase services from several of the Company's divisions including Maxim Marketing and Humax. Each franchisee must pay an initial franchise fee based upon the population in the franchisee's operating territory, with a minimum initial franchise fee of $12,500. maxCARE franchise agreements have a term of 10 years, may be renewed for one additional term of 10 years and may be terminated by (i) the franchisee in the event that the Company breaches the franchise agreement or (ii) the Company upon the occurrence of certain events of default as set forth in the franchise agreement.

  In addition to the initial franchise fee, all maxCARE franchisees must purchase one or more MaxMaster Systems from the Company before they begin operations. The MaxMaster System includes (i) the MaxMaster carpet cleaning machine, which is mounted in a specially equipped van and (ii) an accessory packet which is installed in the van and which includes upholstery wands, a maintenance kit, hoses, fresh water tank, chemical shelf, storage box arranger and other accessories. All franchisees must pay a royalty of between 4% to 6% of their gross sales, subject to a minimum monthly royalty payment of $200 per month during the first year, with minimum monthly royalty increases of $200 per month during each successive year, up to a maximum of $1,000 per month during the fifth year and thereafter. All franchisees must contribute 2% of gross sales to a national advertising fund administered by the Company and must spend not less than 8% of gross sales on local advertising.

RETAIL INFRASTRUCTURE

  Supplier Relationships. The Company believes it obtains high quality products at a low cost due to the collective purchasing volume of the Company's retail network and its relationships with major floorcovering suppliers. The ability of the Company to purchase and inventory private label products creates significant buying opportunities. In addition, the Company's use of its suppliers' efficient distribution networks permits it to maintain low inventory levels.

  In addition to Image's carpet products, the Company offers a full range of floorcovering products from other leading manufacturers. The following table lists the Company's major suppliers of certain of its floorcovering products.

  FLOORCOVERING PRODUCTS                           MANUFACTURER
  ----------------------                           ------------
  Broadloom Carpet...... Shaw Industries, Inc., Mohawk Industries, Inc.,
                         Milliken & Co., Beaulieu of America, Inc., Queen Carpet
                         Corporation and World Carpet, Inc.
  Vinyl Flooring........ Armstrong World Industries, Inc., Mannington Resilient Floors, Inc.
                         and Congoleum Corporation
  Hardwood Flooring..... Bruce Hardwood Floors and Hartco Hardwood Floors (each a division of Triangle Pacific Corporation) and Harris-Tarkett, Inc.
  Ceramic Tile.......... American Marazzi Tile, Inc. and Dal-Tile International
  Laminates............. Perstorp Flooring AB (Pergo), Wilsonart International, Inc. (a division of
                         PreMark International) and Duralast (a division of Mills Pride Company)

Each of these suppliers is one of the leaders in its respective floorcovering category. The Company's suppliers also include niche carpet, vinyl, hardwood, laminates and ceramic tile producers worldwide, as well as leading manufacturers and importers of area rugs and other decorative floorcovering products.

  Advertising and Promotion. The Company, through its in-house, state-of-the-art production facilities, develops and offers to its retail network high quality, creative marketing and promotion programs, including television, radio, print and direct mail campaigns, sales literature and point-of-purchase programs. The Company maintains on-site multi-track audio recording studios, a television production facility and full-service media department, and has produced advertising campaigns nationwide. The Company believes that it obtains economies of scale in advertising production and media placement that are unavailable to smaller retailers. Customized advertising packages are available to franchisees at lower rates than those charged by most advertising or production companies.

  To further expand and develop the national brand awareness of CarpetMAX floorcovering products and services, the Company has utilized a comprehensive national and regional marketing strategy that emphasizes electronic and paper media, including television and newspaper circulars. The Company has recently placed a greater emphasis on national media campaigns, such as TV and magazines. In conjunction with the Gallery store roll-out, the Company launched nationwide CarpetMAX advertisements in national magazines such as Architectural Digest, Women's Day, Ladies Home Journal, Better Homes and Gardens, and House Beautiful featuring CarpetMAX product selection, quality, pricing and satisfaction guarantee as well as the Company's commitment to superior customer service.

  Retail Management and Sales Training. The Company focuses on enhancing retail productivity by applying proven techniques to train its store managers and sales representatives. All Company-owned store management, sales and operating personnel receive intensive training in a variety of areas ranging from product knowledge to sales and service techniques. The Company offers a variety of training programs to its CarpetMAX franchisees on a fee basis. These programs range from daily classes to intensive one-week programs. All store personnel, whether at Company-owned stores or franchise stores, receive a comprehensive training and orientation program which emphasizes the Company's advertising and marketing support, proprietary credit program, store operations, general business practices and inter-company operations.

  To further enhance its training capabilities, the Company utilizes an interactive digital video and audio satellite communications system with 170 down-links. The training system utilizes interactive communication capabilities to broadcast training and merchandising programs to Company-owned store locations and participating CarpetMAX franchise dealers. Broadcasts include information on sales training, new technology, new products, merchandising, available specials and design trends.

  Site Selection and Store Development and Design. The Company has an in-house store development department with responsibility for site selection, contract negotiation and build-out of Company-owned and franchised GCO stores to accelerate store openings and minimize opening costs. In locating sites, the store development department evaluates the economic conditions, demographics, growth and customer base of potential markets as well as possible competition. The Company also targets areas with significant new residential building activity or older, more established communities where remodeling is likely to occur. Within each market, the Company seeks to locate Gallery stores in prime retail locations with high consumer visibility. The Company's strategy is to open multiple stores within each market to achieve management, operating and advertising efficiencies and to create barriers to competitive entry or expansion. In addition to performing internal market analysis, the Company has used a nationally recognized market research group to validate internal forecasts and to conduct additional market studies based on specific criteria established by the store development department. Using its construction and development expertise, the store development department will also coordinate the redesign of certain of the Company-owned CarpetMAX stores into, or to be consistent with, the Gallery store. See "--Retail Operations--CarpetMAX Flooring Idea Gallery Stores." The interior store design includes pre-determined product mix merchandised principally through samples rather than in stock inventory, fixtures and display systems, and point-of-sale merchandising signage and promotional materials. Once a new store site is identified, the Company will stage the products and merchandising systems for the new store in its distribution center and headquarters.

  Management Information Systems. Company-owned stores are currently operating their businesses with the information systems which were in place at the time of acquisition by the Company. Using its current information systems, the Company obtains information on a weekly basis detailing each of its Company-owned store's sales, expenses, close ratios and various other data relating to store operations that the Company requires for the efficient management of its retail stores. The Company has worked with a nationally recognized information technology consulting firm to develop a proprietary point-of-sale system for tracking consumer demographics and purchasing patterns, and integrating store operations and financial data into the Company's central information system. Installation of the new information system began in August 1997 and the Company expects to complete implementation of the system by the end of calendar 1999.

BUILDER AND SPECIFIED CONTRACT OPERATIONS

  To expand market share and enhance its management expertise in the builder market of the floorcovering industry, the Company has acquired companies with excellent reputations in the builder market, including Tri-R, a CarpetMAX franchisee with a presence in the Orlando, Florida area builder market. The Company services the builder market primarily in local areas where it has established regional service centers and a base of CarpetMAX stores. By leveraging the established infrastructure available in these local markets, the Company seeks to utilize its extensive merchandise mix, product displays, sales personnel and customer service capabilities to cater to the builder customer's needs. Through the recent acquisition of a leading company in the Tennessee specified contract market, the Company is developing its presence in the specified contract market of the floorcovering industry. The specified contract business caters primarily to the floorcovering requirements of larger commercial customers. The Company serves specified contract customers from the project specification stage through securing, delivering, installing and maintaining the floorcovering product.

CUSTOMER SERVICE

  The Company seeks to differentiate itself from other independent and large retailers through its service offerings. Accordingly, CarpetMAX and Gallery stores offer retail customers the following services:

  Interior Design and Product Selection. CarpetMAX and Gallery sales professionals assist customers in all aspects of making a floorcovering selection (including assessment of interior design preferences), coordination with other home furnishings and decorating preferences, and product layout and measuring. To ensure customer satisfaction, the Company offers a 30-day unconditional satisfaction guarantee. CarpetMAX sales professionals seek opportunities to visit a customer's home or commercial location to verify proper installation and to identify additional sales opportunities.

  Delivery and Installation. CarpetMAX and Gallery stores rely on local contractors for the installation of floorcovering products. Because installation is often the Company's final contact with customers, the Company has recently developed the "Ten Point Must System," a merit-based training program for its installation subcontractors, to guarantee consistent high quality installation service. Points are earned under the Ten Point Must System by satisfying various requirements including (i) attending classes devoted to increasing the subcontractors' knowledge of the Company's floorcovering products and services, (ii) complying with a standardized dress code, and (iii) the absence of customer complaints.

  Consumer Credit Program. The Company, in affiliation with a national provider of consumer financing, began offering consumer credit to its customers in November 1996. This consumer credit program is marketed as the "Wall-to-Wall" credit program and is exclusively for the use of the Company's CarpetMAX and Gallery stores and participating franchisees. The Company believes these credit programs enhance closing ratios and lead to higher average ticket purchases. The Company uses a pre-approved listing service which enables CarpetMAX and Gallery stores to solicit sales from 100% credit pre-approved potential customers. With 60-day, 90-day, 6-month and 12-month interest-free programs, plus open- and closed-end revolving credit packages, the Company offers a variety of credit plans to its customers. For the six months ended July 31, 1997, approximately 10% of the Company's retail sales were to customers who financed their purchases through the Wall-to-Wall credit program. The Company also offers longer term (up to three years) third-party consumer credit financing for its customers. The Company is not contingently liable for the credit extended and receives a percentage of interest attributable to accounts outstanding.

CARPET MANUFACTURING OPERATIONS

  On August 30, 1996, a wholly-owned subsidiary of the Company merged with Image, a leading manufacturer of polyester carpet, to establish a captive source of low cost, high quality private label polyester carpeting with a price advantage relative to its competitors due to its vertically integrated operations. Image is vertically integrated from the recycling of PET bottles and other post-consumer and post-industrial PET waste materials through the manufacturing of polyester fiber and carpet products. The ability of the Company to manufacture high quality polyester carpet enables the Company and its franchisees to offer lower prices and obtain higher margins than they might otherwise be able to obtain.

  Carpet Manufacturing. Image began manufacturing carpets in 1976 primarily for the residential market. Image designs, manufactures and markets 57 carpet styles and maintains approximately 1,400 SKUs consisting of a range of colors, densities and textures. Image's carpet manufacturing operations include yarn spinning, tufting, dyeing and finishing operations. The principal raw materials used in Image's carpet manufacturing operations are polyester fiber, synthetic backing materials and various dyes and chemicals. Although the Company currently has the capacity to convert approximately 70.0 million pounds of fiber into polyester carpet annually, in fiscal 1997 the Company converted only 57.6 million pounds of fiber into carpet. The Company intends to manufacture additional polyester carpet by utilizing this additional capacity.

  During fiscal 1997, Image purchased recycled PET from approximately 360 suppliers for conversion into clean PET resin. Image extrudes clean PET resin into polyester fiber, which it spins into carpet face yarn. Image's yarn spinning mills produce either spun polyester yarn or polyester/nylon blended yarn primarily from the polyester fiber produced internally. The staple fiber is drawn until the desired size is produced, and then the ends are twisted together to create a continuous strand. After twisting, the yarn is then heat-set and wound onto cones. Image's spinning mills currently have a total production capacity of approximately 45 million pounds of spun yarn per year. Additional yarn spinning conversion is performed on a contract basis by several third-party contractors with whom Image enjoys a long-term relationship.

  The yarn produced in Image's spinning mills is then tufted into undyed and unfinished carpet and later dyed and finished into one of the Company's various carpet styles. The process of tufting involves needling the yarn into a primary backing at the desired pile height. This process produces a large roll of undyed carpet. Image has tufting capacity of approximately 27.0 million square yards per year. Image utilizes a sophisticated dyeing system which involves the placing of a roll of carpet in a heated, pressurized chamber containing water, chemicals and dyes. Image dyes carpet manufactured from both clear and green polyester fiber into a wide variety of colors. Image currently has dyeing capacity of approximately 27.0 million square yards per year. After dyeing, the carpet is ready for the final processes required to convert tufted and dyed rolls into a finished product. The rolls receive an application of adhesive, a sturdy secondary backing, and are dried or "cured" through the circulation of heated air in a finishing oven. A small amount of fiber is then sheared from the top of the carpet, and the rolls receive a final inspection. Image has finishing capacity of approximately 30.0 million square yards per year.

  Image converts approximately 52% of its clean PET into polyester carpet. The balance is sold as PET flake and pellet to producers of packaging and other materials or converted into polyester fiber and sold to home furnishings producers. During fiscal 1997, a total of 59 companies purchased approximately
32.6 million pounds of fiber and PET produced by Image. Over the next 12 months, Image expects to install an additional recycling and extrusion line capable of extruding 50.0 million pounds of staple polyester fiber annually.

  Carpet Marketing and Sales. Image has positioned its products in the medium price range for carpets sold domestically and in the low price range for carpets sold internationally and emphasizes quality, style and service. Image markets its carpets domestically and internationally through a direct sales force of approximately 66 full-time sales representatives and eight independent sales agents. Image's carpets are sold through over 6,000 independent retailers and distributors. Following its merger with a wholly-owned subsidiary of the Company in August 1996, the Company significantly expanded the marketing of Image's carpets by offering and selling a greater amount of Image's carpets through its CarpetMAX network and GCO stores.

COMPETITION

  Competition in the retail floorcovering market is intense due to the significant number of retailers in operation. In December 1995, Shaw, the world's largest carpet manufacturer, announced its decision to move into the retail floorcovering sector. Pursuant to this strategy, Shaw has acquired Carpetland USA, Inc., New York Carpet World, Inc. and several other prominent dealers and has opened a number of retail stores such that Shaw has become a major competitor. In addition, large retailers also provide significant competition, including The Home Depot, Inc., Lowe's Corporation and Sears, Roebuck & Co. The principal areas of competition within the retail floorcovering industry include store location, product selection and merchandising, customer service and price. The Company believes that there are two primary competitors to its CarpetMAX franchise business: Carpet One and Abbey Rug, two buying cooperative associations. The Company distinguishes itself from its competition by directly offering a full range of services to its members in addition to the traditional services of purchasing and merchandising. Management believes that the Company's competitors subcontract most services (except floorcovering purchasing) to outside vendors.

  The Company's carpet manufacturing business competes with other carpet manufacturers and manufacturers of alternative floorcoverings such as wood or tile. Certain of the Company's competitors in the carpet manufacturing business have greater financial and other resources than the Company. The carpet manufacturing industry currently has one dominant participant, Shaw, whose 1996 sales were estimated to represent approximately 28% of the total industry sales. In addition, carpet sales by Mohawk Industries, Inc. in 1996 were estimated to represent approximately 18% of the total industry sales. Carpet manufacturers also face competition from the hard surface floorcovering industry. The principal methods of competition within the carpet manufacturing industry are price, style, quality and service. In both the residential and commercial markets, price competition and market coverage are particularly important because of the relatively small differentiation perceived among most competing product lines.

PROPERTIES

  In June 1995, to accommodate a growing distribution and retail business, the Company relocated its entire corporate staff and distribution center to a 150,000 square foot facility on a 13 acre site in Kennesaw, Georgia, a suburb of Atlanta. The Company stores inventory and distributes products to its retail floorcovering network from this facility. The Company previously occupied a 62,000 square foot building in nearby Marietta, Georgia. The Marietta facility is currently being leased to an unrelated third party.

  As of October 31, 1997, the Company also leased 60 facilities, through which it conducts its retail operations.

  The executive offices of the Company's manufacturing subsidiary, Image, are located in Armuchee, Georgia. In addition, plants are located in Georgia, Alabama and South Carolina. The following is a summary of the plants and other properties owned or leased by Image:

                                                                     APPROXIMATE
                                                                      ENCLOSED
                                                                        AREA
                                                                       (SQUARE
 IMAGE LOCATIONS          PRIMARY USE                                   FEET)
 ---------------          -----------                                -----------
Armuchee, Georgia(a)....  Executive Office, Carpet Tufting,            232,000
                          Finishing and Storage
Calhoun, Georgia(b).....  PET Storage                                   92,000
Lylerly, Georgia(b).....  PET Storage                                   54,000
Rome, Georgia(a)........  Carpet Dyeing and Sample Processing          216,000
Rome, Georgia(b)........  PET Storage                                  140,000
                          PET Storage                                   41,000
Rome, Georgia(a)........  Yarn Spinning                                211,000
Shannon, Georgia(a).....  Finished Carpet Storage and Distribution     308,000
Summerville, Georgia(a).  PET Sortation, Granulation, Washing, Fiber   366,000
                          Fiber Extrusion and PET Pellet
                          Extrusion, Storage and Shipping
Talladega, Alabama(a)...  Yarn Spinning                                 82,000
Melville, New York(b)...  PET Purchasing Office                            425
Dillon, South
 Carolina(a)............  Yarn Spinning                                102,000

--------
(a) These plants are owned, with the exception that the plant in Summerville, Georgia is leased pursuant to a capital lease from the Authority. Image has the option to purchase the Summerville plant, which includes 14 acres, for $100 upon expiration of the lease in 2003. These plants include owned approximate acreages as follows: 168 acres at Armuchee, Georgia; 20 acres at Rome, Georgia (carpet dyeing); 48 acres at Rome (yarn spinning); 10 acres at Talladega, Alabama; 12 acres at Dillon, South Carolina; 44 acres at Summerville, Georgia; and 35 acres at Shannon, Georgia.

(b) These facilities are leased under leases which expire within the next three years. Management believes that these leases can be renewed on substantially the same terms and conditions as the existing leases.

TRADEMARKS, SERVICE MARKS, TRADE NAMES AND COMMERCIAL SYMBOLS

  The Company has registered a number of marks with the U.S. Patent and Trademark Office including CARPETMAX(R), CARPET MAX(R), CARPETMAX THE NATIONAL CARPET EXCHANGE(R), MAKING A WORLD OF DIFFERENCE(R) and CARPETMAX Making a World of Difference(R). The Company has also applied for registration of several other marks including carpetMAX Flooring Idea Gallery(TM), maxCARE(TM) and maxCARE-Professional Cleaning Systems(TM). GCO has registered a number of marks with the U.S. Patent and Trademark Office, including GCO(R) and GCO CARPET OUTLETS(R). GCO also uses a number of service marks in association with its standard GCO franchise including a word mark consisting of the words "GCO Carpet Outlets(TM)" and design and word marks consisting of "GCO Carpet Outlets(TM)" or "Georgia Carpet Outlets(TM)." Image uses several trademarks in the marketing of its polyester fiber and carpet, including Duratron(R), Duratron Gold(TM), Image Resist-Gard(R), Resistron(R), Ecolon(R), Permalon(R), Enviro-Tech(R), Image(TM) and Classique(R).

  There are no infringing uses actually known to the Company which could materially affect the Company's use of the service marks, logos or slogans in any state in which the Company is, or is proposed to be, located. There are no patents or copyrights relevant to the Company and the Company is not the owner or licensee of any patent or copyrights relevant to the franchise.

EMPLOYEES

  As of August 31, 1997, the Company employed approximately 2,600 persons, including approximately 900 persons at its retail operations and approximately 1,700 persons at its manufacturing operations. No employee is a party to any collective bargaining agreement and the Company believes that its relationship with its employees is good.

GOVERNMENTAL REGULATION

  The Company is subject to Federal Trade Commission ("FTC") regulations governing the offer and sale of franchises. The FTC's Trade Regulation Rule on Franchising (the "FTC Rule") requires the Company to furnish to prospective franchisees a franchise offering circular containing certain information prescribed by the FTC Rule.

  State laws that regulate the offer and sale of franchises and the franchisor-franchisee relationship currently exist in a substantial number of states. Such laws generally require registration of the franchise offering circular with state authorities prior to the offer or sale of franchises and regulate the franchise relationship by, for example, requiring the franchisor to deal with its franchisees in good faith, prohibiting misrepresentations and interference with the right of free association among franchisees, limiting the imposition of standards of performance on a franchisee and regulating discrimination against franchisees in charges, royalties or fees. Although such laws may restrict a franchisor in the termination of a franchise agreement by, for example, requiring "good cause" to exist as a basis for the termination, advance notice to the franchisee of the termination, an opportunity to cure a default and a requirement to repurchase inventory or other compensation, these provisions have not had a significant effect on the Company's franchise operations.

  The Company is not aware of any pending franchise legislation which in its view is likely to have a material adverse effect on the operations of the Company. The Company is aware, however, that various legislative proposals have been or are being debated at both the state and federal levels which could result in new laws regulating the offer and sale of franchises and other aspects of the franchisor-franchisee relationship. It is possible that such legislation, if enacted, could adversely affect the Company's franchise operations. The Company believes, however, that its operations comply in all material respects with current federal and state franchise regulations.

  The Company is also subject to numerous existing and proposed state and federal laws and regulations designed to protect the environment from wastes and emissions of hazardous substances. Management believes it is either in material compliance with all currently applicable laws and regulations or is acting in accordance with the appropriate variances or similar arrangements. The Company believes that compliance with current laws and regulations will not require significant capital expenditures or have a material adverse effect on its operations. However, the enactment of new or expanded environmental regulations could adversely affect the Company's operations.

  Each Company-owned store and franchise location is subject to licensing and regulation by a number of governmental authorities, which may include health, sanitation, safety, fire, building and other agencies in the state or municipality in which the business is located. Difficulties in obtaining or failure to obtain the required licenses or approvals could delay or prevent the procurement of new Company store sites or franchises in a particular area.

LEGAL PROCEEDINGS

  There are no material pending legal proceedings to which the Company is a party or of which any of its properties are subject; nor are there material proceedings known to the Company to be contemplated by any governmental authority; nor are there material proceedings known to the Company in which any director, officer or affiliate or any principal security holder of the Company, or any associate of any of the foregoing is a party or has an interest adverse to the Company.

                                  MANAGEMENT

  The following table sets forth certain information regarding the executive officers and directors of the Company:

 NAME                         AGE POSITION WITH THE COMPANY
 ----                         --- -------------------------
 M.B. Seretean..............  73  Chairman of the Board
                                  President, Chief Executive Officer and
 A.J. Nassar................  41  Director
 James W. Inglis............  54  Chief Operating Officer, Senior Executive
                                  Vice President and Director
                                  Senior Executive Vice President and Director;
 H. Stanley Padgett.........  50  President of Image
                                  Executive Vice President, Finance and
 Thomas P. Leahey...........  36  Treasurer
 Sandra Fowler..............  35  Executive Vice President, Administration
 Herbert A. Biggers.........  47  Executive Vice President, Operations
 H. Gene Harper.............  36  Chief Financial Officer and Secretary
 David E. Cicchinelli.......  45  Director
 Richard A. Kaplan..........  52  Chairman Emeritus and Director
 J. Michael Nixon...........  52  Director
 Herb Wolk..................  65  Director

DIRECTORS AND EXECUTIVE OFFICERS

  The following persons serve as the directors and executive officers of the
Company:

  M.B. Seretean has served as a Director of the Company since September 1993 and as its Chairman of the Board since February 1995. Mr. Seretean was a founder of Coronet Industries, Inc., a carpet manufacturer, in 1956 and served as its President and Chairman of the Board until his retirement in 1987. Mr. Seretean serves as a director of Trend Laboratories, Inc., a cosmetics company. He is a former director of RCA Corporation, Turner Broadcasting Corporation, the Atlanta Hawks and the Atlanta Braves.

  A. J. Nassar has served as President, Chief Executive Officer and a Director of the Company since December 1990. From 1986 to 1990, Mr. Nassar served as Vice President and Chief Operating Officer of Kenny Carpet and Linoleum, Inc., a multistore retail carpet chain in western New York. He was previously employed in the carpet manufacturing industry by Trend Carpet Mills and Queen Carpet Mills, where he was responsible for sales of floorcovering products to floorcovering retailers. Mr. Nassar also serves as a director of North Atlantic Acquisition Corp.

  James W. Inglis has served as Chief Operating Officer, Senior Executive Vice President and as a Director of the Company since May 1996. From 1983 to 1996, Mr. Inglis served in various capacities with The Home Depot, Inc., a home improvement retailer, including most recently as its Executive Vice President of Strategic Development and as a member of its board of directors. Mr. Inglis serves as a director of K&G Men's Center, Inc., a clothing retailer.

  H. Stanley Padgett has served as a Senior Executive Vice President and Director of the Company since August 1996. Since joining Image in 1976, Mr. Padgett has served as Vice President of Manufacturing and Vice President of Operations of Image prior to becoming its President and Chief Executive Officer in July 1990. Mr. Padgett has been a member of the Board of Directors of Image since September 1990. Mr. Padgett was elected to the Board of Directors of the Company in August 1996 in accordance with the terms of the merger agreement with Image.

  Thomas P. Leahey has served as Executive Vice President, Finance of the Company since August 1993 and as Treasurer since July 1994. Mr. Leahey was employed by the Wachovia Bank of Georgia, N.A. from September 1991 to August 1993 as a Vice President in the Corporate Banking Division. Mr. Leahey's banking career began in January 1984 and included service with Barnett Bank of Central Florida, N.A. and, from March 1987 to July 1991, with Fleet/Norstar Financial Group.

  Sandra Fowler has served as Executive Vice President, Administration of the Company since September 1993. From 1982 to September 1993, Ms. Fowler served in various capacities with Shaw, the nation's largest carpet manufacturer, including Manager of Corporate Accounts, where she acted as the liaison between that company and its corporate customers in all areas, ranging from sales to administration.

  Herbert A. Biggers has served as Executive Vice President, Operations of the Company since August 1997 and as President of CarpetMAX Retail from April 1997 to August 1997. From July 1996 to April 1997, Mr. Biggers served as the Company's Senior Vice President of Retail Operations. Mr. Biggers was a General Manager in the Expo division of The Home Depot, Inc. from January 1994 to October 1995, and the President and Chief Executive Officer of Hancock Park Associates from 1988 to 1994. Mr. Biggers' retail experience includes positions of Chief Operating Officer of Seattle Lighting Corporation, the President and Chief Executive Officer of Forecast Lighting, Inc., and President and Chief Executive Officer of Homestead Fan Company.

  H. Gene Harper has served as Chief Financial Officer and Secretary of the Company since September 1994. Mr. Harper was employed by KPMG Peat Marwick LLP from 1983 to September 1994 as a senior manager in the audit department.

  David E. Cicchinelli has served as a director of the Company since October 1997. Mr. Cicchinelli has served as the President and Chief Executive Officer of Color Tile, Inc., a retail floorcovering company, since April 1996. Prior to joining Color Tile, Inc., Mr. Cicchinelli served as the President and Chief Operating Officer of Carpetland USA, Inc., a retail floorcovering company, from 1984 to April 1996.

  Richard A. Kaplan has served as Chairman Emeritus of the Company since February 1995 and served as Chairman of the Board of the Company from 1989 to February 1994. Mr. Kaplan founded the Company in 1989. Mr. Kaplan has also served as Chairman of the Board of Worksmart International, Inc., a personnel consulting company, since 1995. Mr. Kaplan served as Chairman of the Board of Richland Industries Corp., a retail floorcovering chain based in Rochester, New York, from 1972 to 1995.

  J. Michael Nixon has served as a Director of the Company since February 1996. Mr. Nixon has served as the President and co-owner of Q.I. Corporation, a building materials contractor, since 1967.

  Herb Wolk has served as a Director of the Company since 1991. Mr. Wolk is the owner and President of Cadillac Carpet Distributors and has served in various capacities with that Company since 1976. Mr. Wolk is the Chairman-elect of the American Floorcovering Association.

KEY EMPLOYEES

  Each of the following persons is a key employee, but not an executive officer of the Company.

  Ben S. Wu, age 46, has served as Senior Vice President of Real Estate Operations of the Company since July 1996. Prior to joining the Company, Mr. Wu served the McDonald's Corporation from 1990 to 1996, most recently as Senior Real Estate Manager responsible for the Southern California market. Mr. Wu also served as the Director of Real Estate and Licensing for McDonald's China Development Company in Hong Kong.

  Cristina L. Smith, age 33, has served as Vice President of Marketing of the Company since November 1996. Prior to joining the Company, Ms. Smith was a Marketing and Advertising Manager for the Expo division of The Home Depot, Inc. from March 1995 to November 1996. She began her retail marketing career with Mercantile Corporation in 1987 as a Computer Graphic Designer and left as Director of Newspaper Advertising and Catalogs to join Pet Stuff in 1993, where she served as the Creative Director until March 1995.

  Paul R. Renn, age 42, has served as Director of the Company's Idea Gallery Store program since June 1996. Mr. Renn served as Retail Regional Manager of the Company from October 1995 through June 1996. Prior to joining the Company, Mr. Renn served as a franchise sales person for Abbey Carpet from April 1995 to October 1995, and as a general manager for The Carpet Exchange, Inc., a retail floor covering company, from 1989 to 1995.

                            EXECUTIVE COMPENSATION

  The following table provides certain summary information for fiscal 1997, 1996 and 1995 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during fiscal 1997 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                  ANNUAL COMPENSATION             COMPENSATION
                         ---------------------------------------- ------------
                                                       OTHER       NUMBER OF
        NAME AND                                      ANNUAL        OPTIONS        OTHER
   PRINCIPAL POSITION    YEAR     SALARY   BONUS  COMPENSATION(A)   AWARDED     COMPENSATION
   ------------------    ----    -------- ------- --------------- ------------  ------------
A.J. Nassar............. 1997    $229,479 $   --      $2,295        200,000            --
 President and Chief     1996(b)  165,456  25,000      1,654        142,400(c)         --
 Executive Officer       1995     205,750     --       1,653        110,000(d)         --
James W. Inglis......... 1997(e) $175,176 $   --      $  --         200,000       $116,250(f)
 Chief Operating Officer
H. Stanley Padgett...... 1997(g) $170,200 $   --      $  --             --             --
 Senior Executive        1996(h)  284,200     --         --             --             --
 Vice President          1995(i)  262,500  20,000        --             --             --
Larry M. Miller(j) ..... 1997(g) $138,500 $   --      $  --             --             --
                         1996(h)  231,900     --         --             --             --
                         1995(i)  212,500  20,000        --             --             --

--------
(a) Represents the Company's matching contribution under its 401(k) plan.
(b) Represents compensation for the ten month period ended January 31, 1996, which period was the result of a change in the fiscal year end of the Company from March 31 to January 31.
(c) Includes options to purchase 40,000 shares of Common Stock which were subsequently canceled.
(d) Includes options to purchase 62,400 shares of Common Stock which were subsequently canceled.
(e) Mr. Inglis joined the Company in May 1996.
(f) Represents the discount to fair market value in connection with the purchase by Mr. Inglis of 50,000 shares of Common Stock from the Company in May 1996.
(g) Amounts indicated include compensation paid to Messrs. Miller and Padgett by (i) the Company and Image subsequent to the acquisition of Image by the Company on August 30, 1996 and (ii) Image for the period from June 30, 1996 to August 30, 1996.
(h) Represents compensation paid to Messrs. Miller and Padgett by Image for its fiscal year ended June 29, 1996.
(i) Represents compensation paid to Messrs. Miller and Padgett by Image for its fiscal year ended July 1, 1995.
(j) Mr. Miller served as a Senior Executive Vice President of the Company and on the Board of Directors of the Company until August 1997.

EMPLOYMENT AGREEMENTS

  On June 4, 1997, the Company entered into an Employment Agreement with A.J. Nassar, pursuant to which Mr. Nassar will serve as Chief Executive Officer of the Company. The Employment Agreement is for a term of three years, expiring on June 4, 2000, and provides for an annual base salary of $400,000 plus an annual bonus of $200,000 for each fiscal year in which the Company attains certain earnings targets established by the Board of Directors. The Employment Agreement will automatically renew unless it is earlier terminated or either the Company or Mr. Nassar elect not to renew the Employment Agreement. The Employment Agreement provides for certain severance payments to be paid to Mr. Nassar in the event of a change in control of the Company. In the event of a change in control, Mr. Nassar will be entitled, during the term of his Employment Agreement, to terminate his employment with the Company and, subject to certain adjustments, to receive a lump sum cash payment equal to two years' salary, as well as 12 months' provision of employee benefits and a pro rata portion of his annual bonus. In the event Mr. Nassar is terminated by the Company without cause, he will receive during the balance of his term of employment (not to exceed 24 months), the annual base salary which would otherwise be payable to Mr. Nassar had he remained in the employ of the Company. In addition, all unvested stock options will become immediately exercisable and Mr. Nassar will receive 12 months provision of employee benefits and a pro rata portion of his annual bonus. The Employment Agreement contains non-compete and non-solicitation provisions, effective through the actual date of termination of the Employment Agreement and for a period of two years thereafter.

  On August 30, 1996 and again on July 30, 1997, H. Stanley Padgett entered into amendments to his employment agreement with Image. Under the amended agreement, which will expire on July 30, 2000, Mr. Padgett serves as a Senior Executive Vice President of the Company and as the President and Chief Executive Officer of Image. Mr. Padgett will be entitled to receive an annual base salary of $295,000 which is subject to increase at the discretion of the Compensation Committee, plus certain specified benefits and other benefits generally available to other senior executive officers of Image. The employment agreement provides that the Compensation Committee may also grant an annual bonus to Mr. Padgett. In the event that Mr. Padgett's employment is terminated without cause, as defined under the agreement, he is entitled to a severance payment equal to the salary which would be owed to him through the remainder of the term of the agreement, but in no event less than one years' then-current salary, as well as a bonus equal to the average of the two prior years annual bonuses. In addition, certain benefits shall be continued for a period of six months, and all unvested options held by Mr. Padgett which would vest in the year of termination shall vest in full. In the event of termination of Mr. Padgett's employment for any reason other than cause within 12 months after a change in control, the Company shall pay Mr. Padgett an amount equal to his annual base salary as then in effect, in lieu of any other severance payment, and shall continue certain benefits, including a company automobile and medical, life and disability insurance, for a period of six months. If Mr. Padgett's employment is terminated for cause, or if he voluntarily terminates his employment with Image, he shall not be entitled to a severance payment or bonus and shall be subject to a one-year noncompetition covenant. Termination of employment includes death, disability, voluntary termination by the employee or involuntary termination by Image with or without cause, which would include a material change in position or responsibility.

  On August 30, 1996, and again on June 30, 1997, Larry M. Miller entered into amendments to his employment agreement with Image. Mr. Miller's amended employment agreement contains substantially the same terms as described above for Mr. Padgett except that under the amended employment agreement, which expires on December 31, 1997, Mr. Miller serves as the Marketing Advisor of Image and is entitled to receive a base salary of $240,000. In addition, in August 1997, the Company made a lump sum payment of $175,000 to Mr. Miller pursuant to the terms of his employment agreement. In the event that Mr. Miller's employment is terminated without cause, Mr. Miller is entitled to a severance payment equal to the salary which would be owed to him through the remainder of the term of the agreement. In addition, certain benefits would be continued until December 31, 1997 and all unvested options held by Mr. Miller which would vest prior to the end of his term of employment shall vest in full. If Mr. Miller's employment is terminated for cause, or if he voluntarily terminates his employment with Image, Mr. Miller shall not be entitled to a severance payment. Under the terms of the amended employment agreement, after December 31, 1997, Mr. Miller is not bound by any non-competition or non-solicitation covenants contained in the amended employment agreement. The amended employment agreement further requires Mr. Miller to resign from the Board of Directors of the Company on or before December 31, 1997. Mr. Miller resigned from the Board of Directors of the Company and as a Senior Executive Vice President of the Company in August 1997.

DIRECTORS' FEES

  Directors of the Company who are compensated as officers of the Company serve without compensation for their services as directors. All directors of the Company are reimbursed by the Company for all out-of-pocket expenses reasonably incurred by them in the discharge of their duties as directors, including out-of-pocket expenses incurred in attending meetings of the Board of Directors and of any committees of the Board of Directors. In addition, from time to time, certain of the Company's outside directors assist in conducting workshops and orientation sessions for the Company's franchisees, for which they customarily have been paid consulting fees of $10,000 annually.

  In addition, the Company has from time to time granted options to purchase Common Stock to certain of its outside directors. Option grants are generally exercisable over a period of ten years at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The following directors have been granted stock options by the Company: M.B. Seretean (options to purchase 425,000 shares of Common Stock), J. Michael Nixon (options to purchase 55,000 shares of Common Stock) and David E. Cicchinelli (options to purchase 15,000 shares of Common Stock).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The following persons served as members of the Compensation Committee of the Board of Directors during fiscal 1997: Ronald McSwain and M.B. Seretean. None of the members of the Compensation Committee has been an officer or employee of the Company or any of its subsidiaries. Except as set forth herein under "Certain Transactions," there were no material transactions between the Company and any of the members of the Compensation Committee during fiscal 1997.

STOCK OPTION PLAN

  The Company has adopted a 1993 Stock Option Plan, as amended (the "1993 Plan") for employees who are contributing significantly to the management or operation of the business of the Company or its subsidiaries as determined by the Company's Board of Directors or the committee administering the 1993 Plan. The 1993 Plan provides for the grant of options to purchase up to 3,000,000 shares of the Company's Common Stock at the discretion of the Board of Directors of the Company or a committee designated by the Board of Directors to administer the 1993 Plan. The option exercise price must be at least 100% (110% in the case incentive stock options granted to a holder of 10% or more of the Common Stock) of the fair market value of the Common Stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the 1993 Plan. Stock options granted pursuant to the 1993 Plan will expire on or before (1) the date which is the tenth anniversary of the date the option is granted, or (2) the date which is the fifth anniversary of the date an incentive stock option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company.

  The following table provides certain information concerning individual grants of stock options under the 1993 Plan made during fiscal 1997 to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                     POTENTIAL REALIZABLE
                                                                       VALUE AT ASSUMED
                                     % OF TOTAL                      ANNUAL RATES OF STOCK
                                      OPTIONS    EXERCISE             PRICE APPRECIATION
                                     GRANTED TO  OR BASE                      FOR
                         OPTIONS    EMPLOYEES IN  PRICE                 OPTION TERM (A)
                         GRANTED       FISCAL     ($ PER  EXPIRATION ---------------------
   NAME                    (#)          YEAR      SHARE)     DATE        5%        10%
   ----                  -------    ------------ -------- ---------- ---------- ----------
A.J. Nassar............. 200,000(b)      26%      $11.25   4/26/06   $1,415,000 $3,586,000
James W. Inglis......... 200,000(c)      26%      $11.25   4/26/06   $1,415,000 $3,586,000
H. Stanley Padgett......     --         --           --        --           --         --
Larry M. Miller.........     --         --           --        --           --         --

--------
(a) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of the Company's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.
(b) Options are immediately exercisable. In addition, on May 1, 1997, Mr. Nassar was granted an option to purchase 175,000 shares of Common Stock at an exercise price of $11.00 per share, which options are immediately exercisable.
(c) Options to purchase 100,000 shares of Common Stock are immediately exercisable. Options to purchase 100,000 shares of Common Stock are exercisable in increments of 20% per year commencing on April 26, 1997.

  The following table provides certain information concerning the value of unexercised options held by the Named Executive Officers as of January 31, 1997. No stock options were exercised during fiscal 1997 by the Named Executive Officers.

                                NUMBER OF UNEXERCISED   VALUE OF UNEXERCISED IN-
                               OPTIONS AT FISCAL YEAR     THE-MONEY OPTIONS AT
                                         END               FISCAL YEAR-END(A)
                              ------------------------- ------------------------
   NAME                       EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABE
   ----                       ----------- ------------- ----------- ------------
A. J. Nassar.................   321,440       28,560    $1,912,248    $141,372
James W. Inglis..............   100,000      100,000      $525,000    $525,000
H. Stanley Padgett...........   441,320          --     $6,864,600    $    --
Larry M. Miller..............   155,020          --     $2,556,280    $    --

--------
(a) Dollar values were calculated by determining the difference between the fair market value of the underlying securities at January 31, 1997 ($16.50 per share) and the exercise price of the options.

EMPLOYEE RETIREMENT SAVINGS PLAN

  The Company has established a savings and profit-sharing plan that qualifies as a tax-deferred savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan") for its salaried employees who are at least 21 years old and who have completed one year of service with the Company. Under the 401(k) Plan, eligible employees may contribute up to 20% of their gross salary to the 401(k) Plan or $9,650 whichever is less. Each participating employee is fully vested in contributions made by such employee. The Company presently matches 25% of the amount contributed by an employee up to 6% of the employee's salary, but the Company's policy regarding matching contributions may be changed annually in the discretion of the Board of Directors. All amounts contributed under the 401(k) Plan are invested in one or more investment accounts administered by an independent plan administrator.

                             CERTAIN TRANSACTIONS

  In August 1995, the Company loaned $820,987 to Kevodrew Realty, Inc. ("Kevodrew") a company controlled by A.J. Nassar, the President and Chief Executive Officer of the Company, which loan bore interest at an annual rate of prime. These funds were loaned to Kevodrew to provide interim financing for the purchase by Kevodrew of a retail shopping center in Louisville, Kentucky. This loan was repaid in May 1996. A primary tenant in the shopping center is a Company-owned store, which has entered into a five-year lease agreement with Kevodrew providing for annual lease payments of $89,155. In addition to the foregoing, the Company loaned to Mr. Nassar an additional $141,650, $349,265 and $318,104 during fiscal 1995, 1996 and 1997, respectively. On September 19, 1997, the Company loaned Mr. Nassar an additional $738,100, which loan was repaid with interest on September 24, 1997. The Company subsequently obtained a waiver of certain covenants under the Credit Facility in connection with this loan.

  As of September 25, 1997, a total of $1.0 million was owed to the Company by Mr. Nassar. The largest aggregate amount of indebtedness outstanding from Mr. Nassar to the Company since the beginning of fiscal 1997 was $1.8 million. All amounts owed by Mr. Nassar bear interest at an annual rate of 8%. Mr. Nassar has agreed to repay all outstanding obligations to the Company in five annual installments of $200,000 per year (plus accrued interest) commencing on March 1, 1998. Certain of the loans made to Mr. Nassar in the past were done without prior approval of the Board of Directors of the Company, but were later ratified by the Board. All borrowings were made by Mr. Nassar to fund certain of his personal expenses. No additional loans will be made by the Company to Mr. Nassar. The Company may in the future, however, make loans to other officers and employees in furtherance of proper corporate purposes.

  In September 1997, Kevodrew entered into an agreement to purchase a retail shopping center in Brandon, Florida. This transaction is expected to close in March 1998. A primary tenant in the shopping center is a Company-owned store, which has a lease agreement expiring in April 1998 providing for annual lease payments of $83,000, subject to adjustment for changes in the consumer price index.

  In August 1997, the Company invested $1.0 million in North Atlantic Acquisition Corp. ("North Atlantic"), a blind pool investment vehicle. A.J. Nassar, the President and Chief Executive Officer of the Company, is a director and a shareholder of North Atlantic. At the time of the Company's investment in North Atlantic, Mr. Nassar owned 14.1% of the outstanding Class A common stock of North Atlantic. As a result of North Atlantic's recently completed initial public offering, Mr. Nassar's percentage of ownership has been reduced to 1.7% of the outstanding shares of Class A common stock. The Company subsequently obtained a waiver of certain covenants under the Credit Facility in connection with its investment in North Atlantic.

  GCO leases two facilities in Montgomery, Alabama, from Dicky W. McAdams, a former director, who served on the Board of Directors of the Company from 1991 to August 1997, and the former Chairman of GCO. One of these facilities is owned directly by Mr. McAdams and the other facility is owned by a partnership in which Mr. McAdams has a 50% interest. Lease payments to Mr. McAdams and the partnership totaled $147,039, $162,887 and $170,990 in fiscal 1995, 1996 and
1997, respectively.

  In connection with the employment by the Company of James W. Inglis as its Chief Operating Officer and Senior Executive Vice President, the Company issued to Mr. Inglis on May 15, 1996 50,000 shares of the Company's Common Stock at a purchase price of $9.80 per share. This represented a discount of $116,250 or $2.325 per share, based on the closing price of the Company's Common Stock as previously reported on The Nasdaq National Market on May 15, 1996, which was charged to earnings in the quarter ended July 31, 1996. Currently, the Company's Common Stock is listed on the New York Stock Exchange.

  Richard A. Kaplan and Herb Wolk, directors of the Company, and Ronald McSwain, a former director of the Company, own or owned floorcovering retailers which are franchisees of the Company. The following table sets forth for the periods indicated, the amounts paid to the Company by the franchisees controlled by these directors and rebates received by these franchisees. Rebate payments to these franchisees by the Company represent a pass through of volume rebates paid by various floorcovering manufacturers to the Company.

                              FISCAL 1995           FISCAL 1996           FISCAL 1997
                         --------------------- --------------------- ---------------------
                         AMOUNTS PAID          AMOUNTS PAID          AMOUNTS PAID
   NAME                   TO COMPANY  REBATES   TO COMPANY  REBATES   TO COMPANY  REBATES
   ----                  ------------ -------- ------------ -------- ------------ --------
Richard A. Kaplan.......   $106,682    $74,118    $55,187    $35,909   $    --    $    --
Ronald McSwain..........    323,175    274,550    242,550    206,453    330,602    210,113
Herb Wolk...............     72,134     48,328     47,604     26,863     61,485     25,553
                           --------   --------   --------   --------   --------   --------
  Total.................   $501,991   $396,996   $345,341   $269,225   $392,087   $235,666
                           ========   ========   ========   ========   ========   ========

  The ability of the Company to enter into future transactions with affiliates is limited by the terms of the Notes and the Credit Facility. See "Description of the Exchange Notes--Certain Covenants--Limitation on Transactions with Affiliates."

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of November 1, 1997, with respect to (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors,
(iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                                 NUMBER OF SHARES
NAME AND ADDRESS                                   BENEFICIALLY   PERCENTAGE OF
OF BENEFICIAL OWNER                                  OWNED(A)         TOTAL
-------------------                              ---------------- -------------
Richard A. Kaplan..............................       918,500          5.5%
 7 Far View Hill
 Rochester, New York 14620
A.J. Nassar(b).................................     1,010,960          5.9
 210 TownPark Drive
 Kennesaw, Georgia 30144
M.B. Seretean(c)...............................       677,000          4.0
H. Stanley Padgett(d)..........................       304,497          1.8
Larry M. Miller(e).............................       305,978          1.8
Herb Wolk......................................       200,000          1.2
James W. Inglis(f).............................       170,000            *
J. Michael Nixon(g)............................       115,000            *
David E. Cicchinelli(h)........................        15,000            *
FMR Corp.(i)...................................       985,700          5.9
 82 Devonshire Street,
 Boston, Massachusetts 02109
The Kaufmann Fund, Inc.(j).....................     1,250,000          7.5
 140 E. 45th Street, 43rd Floor
 New York, New York 10017
All directors and executive officers as a group
 (12 persons)(k)...............................     3,533,957         19.5

--------
 * Less than one percent of outstanding shares

(a) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Exchange Act. The percentages are based upon shares outstanding as of November 1, 1997, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties who hold presently exercisable options are based upon the sum of 16,615,345 shares plus the number of shares subject to presently exercisable options held by them, as indicated in the following notes.
(b) Includes 505,960 shares of Common Stock subject to presently exercisable stock options.
(c) Includes 425,000 shares of Common Stock subject to presently exercisable stock options.
(d) Includes 291,320 shares of Common Stock subject to presently exercisable stock options.
(e) Includes 155,020 shares of Common Stock subject to presently exercisable stock options.
(f) Includes 120,000 shares of Common Stock subject to presently exercisable stock options.
(g) Includes 55,000 shares of Common Stock subject to presently exercisable stock options.
(h) Represents shares of Common Stock subject to presently exercisable stock options.
(i) According to a Schedule 13G filed with the Commission on February 12, 1997 by FMR Corp. ("FMR"), Edward C. Johnson and Abigail P. Johnson, Mr. Johnson is the Chairman of FMR and the owner of 12% of the aggregate outstanding voting stock of FMR and Ms. Johnson is a director of FMR and the owner of 24.5% of the aggregate outstanding voting stock of FMR and each may be deemed to be members of a controlling group with respect to FMR. The Schedule 13G states that, at December 31, 1996, (i) Fidelity Management & Research Company, a registered investment adviser and a wholly-owned subsidiary of FMR ("Fidelity"), was the beneficial owner of 754,300 shares of Common Stock as a result of acting as investment advisor to various registered investment companies (the "Funds"), (ii) Mr. Johnson, FMR (through its control of Fidelity) and the Funds each has sole power to dispose of the 754,300 shares owned by the Funds, and (iii) the power to vote all of the 754,300 shares resides with the Board of Trustees of the Funds. The Schedule 13G further states that, at December 31, 1996,
    (i) Fidelity Management Trust Company ("Fidelity Management"), a wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 231,400 shares of Common Stock as a result of it serving as investment manager of the institutional account(s) and (ii) each of Mr. Johnson and FMR (through its control of Fidelity Management) has sole voting and dispositive power over 231,400 shares of Common Stock owned by such institutional account(s). The Company makes no representation as to the accuracy or completeness of the information reported.
(j) Based on a Schedule 13G filed with the Commission by The Kaufmann Fund on February 28, 1997. The Company makes no representation as to the accuracy or completeness of the information reported.
(k) Includes an aggregate of 1,532,280 shares of Common Stock subject to stock options which are presently exercisable or exercisable within the next 60 days.

                   DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

  The following summary of certain agreements and instruments of the Company does not purport to be complete and is qualified in its entirety by reference to the various agreements and instruments described. Capitalized terms that are used but not defined in this section have the meanings given such terms in their respective agreement, unless the context otherwise requires.

CREDIT FACILITY

  On August 26, 1997, the Company and the Guarantors, as co-borrowers, entered into the Credit Facility with the lenders named therein (the "Lenders") and First Union National Bank, as administrative agent for the Lenders.

  The Credit Facility provides for (i) a revolving credit facility (the "Revolving Credit Facility") of up to $70.0 million (subject to Borrowing Base availability) which includes a Conventional Letter of Credit subfacility and a short term "swingline" loan subfacility, (ii) a Term Loan in the amount of $29.0 million, and (iii) a Special Purpose Letter of Credit in the amount of up to $31.0 million for use as credit support for the Summerville Loan to be used to finance the expansion of Image's fiber extrusion capabilities at its plant in Summerville, Georgia. The total amount of (i) Revolver Loans, and
(ii) Conventional Letter of Credit obligations may not exceed the Borrowing Base. The "Borrowing Base" is defined as an amount equal to the lesser of (a) $70 million and (b)(i) for any date of determination prior to April 30, 1998, an amount equal to four (4) times Consolidated EBITDAR, for the period of four consecutive fiscal quarters then most recently ended, less an amount equal to Consolidated Senior Debt at such date, plus an amount equal to Debt outstanding under the Revolving Credit Facility at such date, and (ii) for any date of determination on or after April 30, 1998, an amount equal to three and three quarters (3.75) times Consolidated EBITDAR, for the period of four consecutive fiscal quarters then most recently ended, less an amount equal to Consolidated Senior Debt at such date, plus an amount equal to Debt outstanding under the Revolving Credit Facility at such date. As of October 31, 1997, the Borrowing Base was equal to approximately $50.0 million. On September 24, 1997, the Company and the Lenders amended the Credit Facility to provide, among other things, that upon completion of the 144A Notes Offering, the commitments under the Revolving Credit Facility were permanently reduced to $50.0 million and the maximum Borrowing Base under the Credit Facility was reduced from $70.0 million to $50.0 million.

  Borrowings under the Credit Facility are secured by the accounts receivable, inventories, certain real and personal property and certain intangible assets of the Company and the Guarantors, as well as the capital stock of all the Guarantors.

  The Revolver Loan Commitment expires in August 2000. The Term Loan matures in December 2002 and all of the Conventional Letters of Credit will mature not later than August 2000. The Special Purpose Letter of Credit matures on April 15, 2000.

  Loans bear interest at a variable rate equal to, at the Company's option,
(i) the Base Rate (defined as the greater of the Prime Rate or the Federal Funds Rate plus one-half of one percent) or (ii) the adjusted LIBOR Rate, in each case plus the Applicable Margin. The Applicable Margin is 0% for loans which bear interest at the Base Rate and ranges from 0.50% to 1.25% for loans which bear interest at the adjusted LIBOR Rate depending on the Company's Total Debt to Consolidated EBITDAR ratio.

  The Company will be required to pay the Lenders under the Credit Facility, on a quarterly basis, a commitment fee ranging from 0.1875% to 0.25% depending on the ratio of Total Debt to Consolidated EBITDAR for the period of four consecutive quarters ending on the last day of such quarter. The Company will also be required to pay administration fees, to be computed on an annual basis and paid quarterly.

  The Credit Facility contains a number of covenants, including, among others, covenants restricting the Company and certain of its subsidiaries with respect to the incurrence of indebtedness (including contingent obligations); the creation of liens; the sale, lease, assignment transfer or other disposition of assets; the making of certain investments, loans, advances and acquisitions; the consummation of certain transactions such as mergers or consolidations; transactions with affiliates; terminating any Governmental Approval or Material Contract; changing the Company's fiscal year end; winding up, liquidating or dissolving; and entering into agreements which, among other things, limit the ability to create Liens. In addition, the Credit Facility contains affirmative covenants including, among other things, requirements regarding compliance with laws; preservation of entity existence; maintenance of insurance; payment of taxes and other obligations; maintenance of properties; environmental compliance; the keeping of books and records; and the continuance in the same or complementary lines of business.

  The Company has obtained waivers of certain of these covenants in connection with its investment in North Atlantic and certain loans to A.J. Nassar, the President and Chief Executive Officer of the Company. See "Certain Transactions."

  The Company and its subsidiaries are also required to comply with certain financial tests and maintain certain financial ratios. Certain of these financial tests and ratios include: (i) preventing the ratio of Total Debt to the sum of Consolidated Net Worth plus Total Debt from exceeding agreed upon ratios set forth in the Credit Facility; (ii) maintaining a maximum ratio of Consolidated Senior Debt to Consolidated EBITDAR; (iii) maintaining a minimum ratio of EBITDAR to Interest Expense plus retail store rental related-expense and (iv) preventing the ratio of Total Debt to Consolidated EBITDAR from exceeding agreed upon ratios set forth in the Credit Facility.

  The Credit Facility contains customary events of default. An event of default under the Credit Facility would allow the lenders thereunder to accelerate or, in certain cases, would automatically cause the acceleration of, the maturity of the indebtedness under the Credit Facility and would restrict the ability of the Company to meet its obligations with respect to the Notes.

SUMMERVILLE LOAN

  In connection with the expansion of Image's fiber extrusion capabilities at its plant in Summerville, Georgia, effective September 1, 1997, the Authority issued Facility Revenue Bonds in an aggregate principal amount of $30.0 million pursuant to the provisions of the Development Authorities Law of the State of Georgia, as amended, and the Trust Indenture, dated as of September 1, 1997 (the "Summerville Indenture"), by and between the Authority and Reliance Trust Company, as trustee thereunder (the "Summerville Trustee"). The Facility Revenue Bond issuance closed on September 17, 1997. On September 17, 1997, the Authority used the proceeds from the sale of the Facility Revenue Bonds to make the Summerville Loan to Image to finance, in whole or in part, the cost of certain solid waste recycling facilities constituting an expansion of existing fiber manufacturing facilities owned and operated by Image including land, approximately 200,000 square feet of additional buildings, and equipment to be used in connection with the manufacture of fiber, to be located at the site of the existing fiber manufacturing facility of Image located in Summerville, Georgia. The Summerville Loan was made pursuant to a loan agreement, dated as of September 1, 1997 (the "Loan Agreement"), under which Image delivered to the Authority its promissory note in the principal amount of $30.0 million, dated as of September 1, 1997.

  The Facility Revenue Bonds and the Summerville Loan will mature on September 1, 2017. The Facility Revenue Bonds bear interest at the Weekly Rate until the date on which the interest rate determination method is converted with respect to the Facility Revenue Bonds. On and after the first Conversion Date, the Facility Revenue Bonds may bear interest at the Flexible Rate or the Fixed Rate or the Weekly Rate at the Company's option. While the Bonds bear interest at the Weekly Rate, interest is payable monthly in arrears on the first day of each month, commencing October 1, 1997. While the Facility Revenue Bonds bear interest at the Flexible Rate, interest is payable on the first day after the last day of each Flexible Rate Term. While the Facility Revenue Bonds bear interest at a Fixed Rate, interest is payable semiannually in arrears, on each March 1 and September 1. The Weekly, Flexible and Fixed Rates are determined by the Remarketing Agent as the minimum rate of interest, based upon market conditions, that the Remarketing Agent determines, in its sole discretion, would be necessary to sell the Facility Revenue Bonds in a secondary market at the principal amount thereof. The interest rate on the Summerville Loan equals the interest rate on the Facility Revenue Bonds.

  The Facility Revenue Bonds and the interest thereon are special, limited obligations of the Authority payable solely from (i) the revenues and income derived from the Loan Agreement, which revenues and income have been pledged and assigned to the Summerville Trustee to secure payment of the Facility Revenue Bonds, and (ii) funds which, while the Facility Revenue Bonds bear interest at the Weekly Rate or the Flexible Rate, may be drawn under the Special Purpose Letter of Credit described under "--Credit Facility." Pursuant to the Loan Agreement, Image is obligated to repay such loan by making payments at such times and in such amounts as shall be required to pay the principal of, premium, if any, and interest on the Facility Revenue Bonds and certain other fees and expenses and to make payments sufficient to pay the purchase price of Facility Revenue Bonds tendered or deemed tendered for purchase to the extent that other moneys are not available therefor, as described in the Loan Agreement. The Company's obligations to make loan payments will be reduced to the extent of moneys which become available as a result of drawings under the Special Purpose Letter of Credit.

  The Facility Revenue Bonds are subject to optional redemption at the request of the Company and mandatory redemption, including redemption at par, and optional tender for purchase at the direction of the holders thereof and mandatory repurchase, in the manner and at the times set forth in the Summerville Indenture.

  As long as the Company is not in default under the Loan Agreement and the Authority is not obligated to call the Facility Revenue Bonds pursuant to the terms of the Summerville Indenture, neither the Authority nor the Summerville Trustee is permitted to redeem any Facility Revenue Bond prior to its maturity unless requested to do so by the Company. The Loan Agreement contains customary events of default including, among others, (i) the failure by the Company to satisfy any payment obligation thereunder, or (ii) an event of default under the Summerville Indenture or the related reimbursement agreement thereto. Upon the occurrence of certain events of default, the Summerville Trustee shall declare all payments under the Summerville Loan immediately due and payable and may exercise those remedies as provided for in the Summerville Indenture.

  Upon the Determination of Taxability or upon certain circumstances of redemption of the Facility Revenue Bonds pursuant to the Summerville Indenture, the Company shall be obligated to prepay the Summerville Loan in whole or in part. In the event that there has been a Determination of Taxability in which there has been a determination by the Internal Revenue Service that the interest on the Facility Revenue Bonds is or was includable in the gross income of the holder, the Company shall cause moneys sufficient to pay such holders the principal amount of the Facility Revenue Bonds being redeemed, together with accrued interest thereon without premium (except as provided in the Summerville Indenture with respect to Facility Revenue Bonds which bear interest at the Fixed Rate).

  The Facility Revenue Bonds are subject to mandatory repurchase on each Conversion Date, Interest Payment Date or the date of any Substitute Letter of Credit delivered pursuant to the Summerville Indenture, as the case may be; provided, however, the holders shall not have the right or be required to tender any Facility Revenue Bond for purchase, whether pursuant to an optional tender or mandatory repurchase, if on such a date the Special Purpose Letter of Credit is in effect and, following the occurrence of an event of default under the Summerville Indenture, the Summerville Trustee shall have declared the principal of, premium, if any and interest on the Facility Revenue Bonds to be immediately due and payable.

  Additionally, the Facility Revenue Bonds are subject to mandatory redemption by First Union National Bank at a redemption price equal to the principal amount thereof plus accrued interest to the date of redemption upon an event of default under the Reimbursement Agreement, or if First Union National Bank owns Facility Revenue Bonds under the Summerville Indenture and such Facility Revenue Bonds have not been remarketed. The Facility Revenue Bonds are also subject to redemption upon termination of the Special Purpose Letter of Credit, in which event the Summerville Loan shall become immediately due and payable.

                       DESCRIPTION OF THE EXCHANGE NOTES

  The Exchange Notes offered hereby will be issued and the 144A Notes were issued under an Indenture dated October 16, 1997 (the "Indenture") among the Company, the Guarantors and State Street Bank and Trust Company, as trustee
(the "Trustee"). References to "(Section    )" mean the applicable Section of
the Indenture.

  Upon the effectiveness of the Registration Statement of which this Prospectus forms a part, the Indenture will be subject to and governed by the Trust Indenture Act. The following summaries of the material provisions of the Indenture do not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by reference to the Trust Indenture Act. A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and is incorporated by reference herein. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions" or "Exchange Offer; Registration Rights."

GENERAL

  The Exchange Notes will mature on October 15, 2007, will be limited to $100,000,000 aggregate principal amount, and will be unsecured senior subordinated obligations of the Company. Each Exchange Note will bear interest at the rate set forth on the cover page hereof from October 16, 1997 or from the most recent interest payment date to which interest has been paid, payable semiannually on April 15 and October 15 in each year, commencing April 15, 1998, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the April 1 or October 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. (Sections 202, 301 and 309)

  Principal of, premium, if any, and interest on the Exchange Notes will be payable, and the Exchange Notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be a corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of the Company by check or wire transfer to the Person entitled thereto as shown on the security register. (Sections 301, 305 and 1002) The Exchange Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. (Section 302) No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. (Section 305)

  Settlement for the Exchange Notes will be made in same day funds. All payments of principal and interest will be made by the Company in same day funds. The Exchange Notes will trade in the Same-Day Funds Settlement System of The Depository Trust Company (the "DTC") until maturity, and secondary market trading activity for the Exchange Notes will therefore settle in same day funds.

GUARANTEES

  All of the Company's subsidiaries will, jointly and severally, fully and unconditionally guarantee the Company's obligations under the Exchange Notes. In addition, if any Restricted Subsidiary of the Company becomes a guarantor or obligor in respect of any other Indebtedness of the Company or any of the Restricted Subsidiaries, the Company shall cause such Restricted Subsidiary to enter into a supplemental Indenture pursuant to which such Restricted Subsidiary shall agree to guarantee the Company's obligations under the Exchange Notes. If the Company defaults in payment of the principal of, premium, if any, or interest on the Exchange Notes, each of the Guarantors will be unconditionally, jointly and severally obligated to duly and punctually pay the same.

  The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP. See "--Certain Covenants--Limitation on Issuances of Guarantees of Indebtedness."

  Notwithstanding the foregoing, but subject to the requirements described under "--Consolidation, Merger, Sale of Assets, Etc.," any Guarantee by a Guarantor shall be automatically and unconditionally released and discharged
(i) upon any sale, exchange or transfer, to any Person (other than an Affiliate of the Company), of all of the Capital Stock of such Restricted Subsidiary, or all or substantially all of the assets of such Restricted Subsidiary, pursuant to a transaction which is in compliance with the Indenture (including, but not limited to, the covenant described in "Certain Covenants--Limitation on Sale of Assets" below) or (ii) at the request of the Company, in the event that the lenders under the Credit Facility (or any other revolving credit or term loan facility entitled to a guarantee from such Guarantor) unconditionally release such Guarantor from its co-borrower obligations under such facility. The Company may, at any time, cause a Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Notes by such Restricted Subsidiary on the basis provided in the Indenture.

  The Guarantees will be unsecured senior subordinated obligations of the Guarantors and will be subordinated to all existing and future Guarantor Senior Indebtedness, which includes all indebtedness of the Guarantors as co-obligors under the Credit Facility. As of July 31, 1997, on a pro forma basis after giving effect to the 144A Notes Offering and the application of the net proceeds therefrom, the Credit Facility and the Summerville Loan, the Guarantors would have had outstanding approximately $1.1 million in aggregate principal amount of Guarantor Senior Indebtedness which ranked senior in right of payment to the Guarantees.

OPTIONAL REDEMPTION

  (a) The Exchange Notes will be subject to redemption at any time on or after October 15, 2002, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning October 15 of the years indicated below:

                                                                      REDEMPTION
     YEAR                                                               PRICE
     ----                                                             ----------
     2002............................................................  104.625%
     2003............................................................  102.313%
     2004............................................................  101.156%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to but not including the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

  (b) At any time prior to October 15, 2000, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 30% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price equal to 109.25% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date; provided that at least $70 million of the principal amount of Notes remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 60 days after the closing of the related Public Equity Offering and must consummate such redemption within 90 days of the closing of the Public Equity Offering.

  (c) If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable. (Sections 203, 1101, 1105 and 1107)

SINKING FUND

  The Exchange Notes will not be entitled to the benefit of any sinking fund.

RANKING

  The payment of the principal of, premium, if any, and interest on the Exchange Notes will be subordinated, as set forth in the Indenture, in right of payment to the prior payment in full of all Senior Indebtedness. The Exchange Notes will be senior subordinated indebtedness of the Company ranking pari passu with all other existing and future senior subordinated indebtedness of the Company and senior to all existing and future Subordinated Indebtedness of the Company. (Sections 1301 and 1302) The Company has not issued, and does not have any current arrangements to issue, any significant additional indebtedness to which the Notes would be senior, subordinate or pari passu in right of payment. The Notes will be effectively subordinate to essentially all of the currently outstanding indebtedness of the Company and its subsidiaries.

  Upon the occurrence and during the continuance of any default in the payment of any principal of, premium, if any, or interest on, or any other obligation owing in respect of, any Designated Senior Indebtedness beyond any applicable grace period and after the receipt by the Trustee from representatives of holders of any Designated Senior Indebtedness (collectively, a "Senior Representative") of written notice of such default, no payment (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding certain permitted equity interests or subordinated securities) may be made on account of the principal of, premium, if any, or interest on, the Exchange Notes, or on account of the purchase, redemption, defeasance or other acquisition of or in respect of, the Exchange Notes unless and until such default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full, after which the Company shall resume making any and all required payments in respect of the Exchange Notes, including any missed payments.

  Upon the occurrence and during the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may then be accelerated immediately (a "Non-payment Default") and after the receipt by the Trustee and the Company from a Senior Representative of written notice of such Non-payment Default, no payment (other than payments previously made pursuant to the provisions described under "--Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding certain permitted equity interests or subordinated securities) may be made by the Company or any Subsidiary on account of the principal of, premium, if any, or interest on the Exchange Notes or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Exchange Notes for the period specified below (the "Payment Blockage Period").

  The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a Senior Representative and shall end on the earliest of (i) the 179th day after such commencement, (ii) the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is also given after such Payment Blockage Period is initiated) is properly cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full or (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, in the case of each of clauses (i), (ii) and (iii), the Company will promptly resume making any and all required payments in respect of the Exchange Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company and the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any period of 365 days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the Exchange Notes may not be made, may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to any Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. (Section 1303)

  If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "--Events of Default."

  The Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full before any payment or distribution (excluding distributions of certain permitted equity interests or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Notes (other than payments previously made pursuant to the provisions described under "--Defeasance or Covenant Defeasance of Indenture"). (Section 1302)

  By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Company may be unable to meet its obligations fully with respect to the Notes.

  "Senior Indebtedness" under the Indenture means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other monetary obligations (including fees) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingently, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Notes, (ii) Indebtedness that is by its terms subordinate or junior in right of payment to any Indebtedness of the Company,
(iii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to the Company, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other tax owed or owing by the Company to the extent such liability constitutes Indebtedness, (vi) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries and (vii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture.

  "Designated Senior Indebtedness" under the Indenture means (i) all Senior Indebtedness under, or in respect of, the Credit Facility, and (ii) any other Senior Indebtedness which at the time of determination has an aggregate principal amount outstanding of at least $10 million and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.

  As of July 31, 1997, on a pro forma basis after giving effect to the 144A Notes Offering and the application of the net proceeds therefrom, the Credit Facility and the Summerville Loan, the Company would have had outstanding approximately $33.7 million in aggregate principal amount of Senior Indebtedness, no Pari Passu Indebtedness and no Subordinated Indebtedness, and the Guarantors would have had approximately $1.1 million outstanding in aggregate principal amount of Guarantor Senior Indebtedness.

  The Indenture will limit, but not prohibit, the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness, and the Indenture will prohibit the incurrence by the Company of Indebtedness that is subordinated in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes.

  Each Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu with, or senior in right of payment to, all other existing and future Indebtedness of such Guarantor that is expressly subordinated to Guarantor Senior Indebtedness. The Indebtedness evidenced by the Guarantees will be subordinated to Guarantor Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness and during any period when payment on the Notes is blocked by Designated Senior Indebtedness, payment on the Guarantees is similarly blocked.

  "Guarantor Senior Indebtedness" is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) and all other monetary obligations (including fees) on any Indebtedness of any Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Guarantee. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Guarantees, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of any Guarantor, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to any Guarantor,
(iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor to the extent such liability constitutes Indebtedness, (vi) Indebtedness of any Guarantor to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries, (vii) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness and (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture.

CERTAIN COVENANTS

  The Indenture contains, among others, the following covenants:

  Limitation on Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by the Company or a Guarantor or constitutes Acquired Indebtedness of a Restricted Subsidiary (which is not a Guarantor) and, in each case, the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including the refinancing of other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such applicable period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such applicable period as if such Indebtedness was incurred, repaid or retired at the beginning of such applicable period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such applicable period);
(iii) in the case of Acquired

Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such applicable period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such applicable period, assuming such acquisition or disposition had been consummated on the first day of such applicable period) is at least equal to or greater than 2.00 to 1.

 Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the "Permitted Indebtedness"):

    (i) Indebtedness of the Company or any Guarantor under the Credit Facility and under any revolving credit facility or bank term loans in an aggregate principal amount at any one time outstanding not to exceed $115 million;

    (ii) Indebtedness of the Company pursuant to the Notes and Indebtedness of any Guarantor pursuant to a Guarantee of the Notes;

    (iii) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the Indenture and listed on a schedule thereto;

    (iv) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary is made pursuant to an intercompany note in the form attached to the Indenture and is unsecured and subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (iv);

    (v) Indebtedness of a Wholly Owned Restricted Subsidiary owing to the Company or any Guarantor; provided that any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Guarantor) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v), and (b) any transaction pursuant to which any Wholly Owned Restricted Subsidiary, which has Indebtedness owing to the Company or any Guarantor, ceases to be a Wholly Owned Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause (v);

    (vi) guarantees of any Restricted Subsidiary made in accordance with the provisions of "--Certain Covenants--Limitation on Issuances of Guarantees of Indebtedness;"

    (vii) obligations of the Company entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Arrangements, which if related to Indebtedness do not increase the amount of such Indebtedness other than as a result of currency price fluctuations, or (c) under any Commodity Price Protection Agreements, which if related to Indebtedness do not increase the amount of such Indebtedness other than as a result of commodity price fluctuations;

    (viii) Indebtedness of the Company or any Guarantor represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Guarantor, in an aggregate principal amount pursuant to this clause (viii) not to exceed $10 million outstanding at any time;

    (ix) (a) letters of credit (other than the Special Purpose Letter of Credit) in the ordinary course of business in the aggregate amount of $15 million at any one time outstanding to the extent that such letters of credit are not drawn upon or, to the extent drawn upon, such drawings are fully reimbursed by the Company within 10 business days from the receipt by the Company of a demand for reimbursement thereof (collectively "Undrawn Letters of Credit") and (b) letters of credit (other than the Special Purpose Letter of Credit and Undrawn Letters of Credit) and banker's acceptances in the ordinary course of business in the aggregate amount of $5 million at any one time outstanding;

    (x) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii) and (iii) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or
  (2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company or a Restricted Subsidiary incurred in connection with such refinancing and (A) in the case of any refinancing of Subordinated Indebtedness, such new Subordinated Indebtedness is (I) made subordinated to the Notes at least to the same extent as the Subordinated Indebtedness being refinanced, (II) has an Average Life to Stated Maturity greater than the lesser of (x) the remaining Average Life to Stated Maturity of the Subordinated Indebtedness being refinanced or (y) the remaining Average Life to Stated Maturity of the Notes, and (III) has a Stated Maturity for its final scheduled principal payment later than the earlier of (x) the Stated Maturity for the final scheduled principal payment of the Subordinated Debt being refinanced or (y) the Stated Maturity for the final scheduled principal payment of the Notes, and (B) in the case of Pari Passu Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Pari Passu Indebtedness; and

    (xi) Indebtedness of the Company or any Guarantor in addition to that described in clauses (i) through (x) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all Indebtedness pursuant to this clause (xi) shall not exceed in the aggregate $25 million at any one time outstanding. (Section 1008)

  Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

    (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in its shares of Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

    (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Restricted Subsidiary) or options, warrants or other rights to acquire such Capital Stock;

    (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

    (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries or (b) to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis); or

    (v) make any Investment in any Person (other than any Permitted
  Investments)

  (any of the foregoing actions described in clauses (i) through (v), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such

  Restricted Payment, if other than cash, shall be determined by the board of directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless (1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under "--Limitation on Indebtedness;" and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture, does not exceed the sum of:

      (A) $3.0 million;

      (B) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter beginning after the date of the Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

      (C) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph
    (b) below);

      (D) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company;

      (E) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the date of the Indenture, the aggregate of Net Cash Proceeds from their original issuance; and

      (F) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the date of the Indenture, an amount which was treated as a Restricted Payment made after the date of the Indenture (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of disposition of such Investment.

  (b) Notwithstanding the foregoing, and in the case of clauses (ii) through
(vii) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (v) being referred to as a "Permitted Payment"):

    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this Section;

    (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that such Net

  Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(C) of paragraph (a) of this Section;

    (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(C) of paragraph (a) of this Section;

    (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Subordinated Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the lesser of (x) the remaining Average Life to Stated Maturity of the Subordinated Indebtedness being refinanced or (y) the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the earlier of (x) the Stated Maturity for the final scheduled principal payment of the Subordinated Indebtedness being refinanced or (y) the Stated Maturity for the final scheduled principal payment of the Notes; and (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

    (v) repurchases of Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) represents a portion of the exercise price of such options;

    (vi) the repurchase of any Subordinated Indebtedness of the Company or any Guarantor at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control (as defined below) pursuant to a provision similar to the "-- Purchase of Notes upon Change of Control" covenant; provided that prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in such covenant and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer; and

    (vii) the repurchase of any Subordinated Indebtedness of the Company or any Guarantor, at a purchase price not greater than 100% of the principal amount of such Indebtedness in the event of an Asset Sale pursuant to a provision similar to the "--Limitation on Sale of Assets" covenant; provided that prior to such repurchase the Company has made an Offer to purchase the Notes as provided in such covenant and has repurchased all Notes validly tendered for payment in connection with such Offer. (Section
  1009)

  Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and (a) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party, (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $5 million, the Company delivers an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and (c) with respect to any transaction or series of related transactions involving aggregate payments in excess of $10 million, either (i) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (ii) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view; provided, however, that this provision shall not apply to any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer, director or employee of the Company, including under any stock option or stock incentive plans). (Section 1010)

  Limitation on Liens. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Subsidiary owned on the date of the Indenture or acquired after the date of the Indenture, or any income or profits therefrom, unless the Notes are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien, except for Liens (A) securing any Indebtedness or Acquired Indebtedness which, in each case, were created prior to (and not created in connection with, or in contemplation of) the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Indebtedness is permitted under the provisions of "--Limitation on Indebtedness" or (B) securing any Indebtedness incurred in connection with any refinancing, renewal, substitution or replacement of any such Indebtedness described in clause (A), so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing by an amount greater than the lesser of (i) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (ii) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; provided, however, that in the case of clauses (A) and (B), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or its Restricted Subsidiaries.

  (b) Notwithstanding the foregoing, any Lien securing the Notes granted pursuant to clause (a) above shall be automatically and unconditionally released and discharged upon the release by the holders of the Pari Passu Indebtedness or Subordinated Indebtedness described in clause (a) above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holders of all such Pari Passu Indebtedness or Subordinated Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary. (Section 1011)

  Limitation on Senior Subordinated Indebtedness. The Company will not, and will not permit any Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Notes or the Guarantee of such Guarantor or subordinate in right of payment to the Notes or such Guarantee at least to the same extent as the Notes or such Guarantee are subordinate in right of payment to Senior Indebtedness or Senior Indebtedness of such Guarantor, as the case may be. (Section 1012)

  Limitation on Sale of Assets. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 80% of the consideration from such Asset Sale is received in cash or Cash Equivalents and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the board of directors of the Company and evidenced in a board resolution). For the purposes of this covenant, "Cash Equivalents" means (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Sale, (y) Temporary Cash Investments, and (z) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

  (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent repayment of the Senior Indebtedness, or if no such Senior Indebtedness is outstanding then, the Company or a Subsidiary may, within 365 days of the Asset Sale invest the Net Cash Proceeds in capital expenditures, properties, inventories and other assets that (as determined by the board of directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in capital expenditures, properties, inventories and other assets that will be used in the businesses of the Company or its Restricted Subsidiaries existing on the date of the Indenture or in businesses reasonably related thereto. The amount of such Net Cash Proceeds not used or invested as set forth in this paragraph constitutes "Excess Proceeds."

  (c) When the aggregate amount of Excess Proceeds exceeds $10 million or more, the Company will apply the Excess Proceeds to the repayment of the Notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an "Offer") from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes tendered) and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

  (d) When the aggregate amount of Excess Proceeds exceeds $10 million, such Excess Proceeds will, prior to any purchase of Notes described in paragraph
(c) above, be set aside by the Company in a separate account pending (i) deposit with the depository or a paying agent of the amount required to purchase the Notes tendered in an Offer or Pari Passu Indebtedness tendered in a Pari Passu Offer, (ii) delivery by the Company of the Offered Price to the holders of the Notes tendered in an Offer or Pari Passu Indebtedness tendered in a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in the business of the Company and its Subsidiaries for general corporate purposes. Such Excess Proceeds may be invested in Temporary Cash Investments, provided that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $10 million shall not be later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments; provided that the Company shall not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.

  (e) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Notes and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

  (f) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. (Section 1013)

  Limitation on Issuances of Guarantees of Indebtedness. (a) The Company will not permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to secure the payment of any Senior Indebtedness of the Company and the Company will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary (other than the Guarantors) to secure the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Restricted Subsidiary) except that the guarantee of the Notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness of the Company under the Indenture.

  (b) The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of the Notes, on the same terms as the guarantee of such Indebtedness except that (A) such guarantee need not be secured unless required pursuant to "--Limitation on Liens," (B) if such Indebtedness is by its terms Senior Indebtedness, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be senior to such Restricted Subsidiary's Guarantee of the Notes to the same extent as such Senior Indebtedness is senior to the Notes and (C) if such Indebtedness is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's Guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes.

  (c) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon
(i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of the Indenture and such Restricted Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries or (ii) (with respect to any Guarantees created after the date of the Indenture) the release by the holders of the Indebtedness of the Company described in clauses (a) and (b) above of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in, or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness). (Section 1014)

  Restriction on Transfer of Assets. The Company and the Guarantors will not sell, convey, transfer or otherwise dispose of assets or property to any Restricted Subsidiaries, except for sales, conveyances, transfers or other dispositions (a) made in the ordinary course of business or (b) to any Restricted Subsidiary if such Subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of the payment of the Notes by such Restricted Subsidiary on a senior subordinated basis. For purposes of this provision any sale, conveyance, transfer, lease or other disposition of property or assets having a Fair Market Value in excess of (a) $5 million for any sale, conveyance, transfer or disposition or series of related sales, conveyances, transfers, leases or dispositions and (b) $10 million in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of the Company shall not be considered "in the ordinary course of business." (Section 1015)

  Purchase of Notes Upon a Change of Control. If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and in accordance with the other procedures set forth in the Indenture.

  Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things: (i) the purchase price and the purchase date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Act; (ii) that any Note not tendered will continue to accrue interest, (iii) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date and (iv) certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. See "--Ranking." The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the Notes the rights described under "--Events of Default."

  The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

  The existence of a holder's right to require the Company to repurchase such holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

  In addition to the obligations of the Company under the Indenture with respect to the Notes in the event of a "Change of Control," substantially all of the Company's long-term Indebtedness also contains an event of default upon a "Change of Control" as defined therein which obligates the Company to repay amounts outstanding under such indebtedness upon an acceleration of the Indebtedness issued thereunder. See "Description of Certain Other Indebtedness."

  The provisions of the Indenture will not afford holders of Notes the right to require the Company to repurchase the Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its Affiliates) involving the Company that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company's management or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.

  The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the any other applicable securities laws or regulations in connection with a Change of Control Offer. (Section 1016)

  Limitation on Restricted Subsidiary Capital Stock. The Company will not permit (a) any Restricted Subsidiary of the Company to issue, sell or transfer any Capital Stock, except for (i) Capital Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Restricted Subsidiary, and (ii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or
(C) or (b) any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to acquire Capital Stock of any Restricted Subsidiary from the Company or any Wholly Owned Restricted Subsidiary except, in the case of clause (a) or (b), upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the Indenture. (Section 1017)

  Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make any Investment in the Company or any other Restricted Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for: (a) any agreement in effect on the date of the Indenture and listed on a schedule thereto; (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of the Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; and (c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced. (Section 1018)

  Limitations on Unrestricted Subsidiaries. The Company will not make, and will not permit its Restricted Subsidiaries to make, any Investment in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the "--Limitation on Restricted Payments" covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) will be treated as a Restricted Payment in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property. (Section 1019)

  Provision of Financial Statements. The Indenture provides that, whether or not the Company or any Guarantor is subject to Section 13(a) or 15(d) of the Exchange Act, the Company and such Guarantor will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company and such Guarantor were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company and such Guarantor would have been required so to file such documents if the Company were so subject. The Company and such Guarantor will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the

Company and such Guarantor would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company and such Guarantor were subject to either of such Sections and (y) if filing such documents by the Company and such Guarantor with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's and such Guarantor's cost. (Section 1020)

  Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in The City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.

CONSOLIDATION, MERGER, SALE OF ASSETS

  The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto (i) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, as the case may be, and the Notes and the Indenture will remain in full force and effect as so supplemented; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of "-- Certain Covenants--Limitation on Indebtedness;" (v) at the time of the transaction each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantees shall apply to such Person's obligations under the Indenture and the Notes; (vi) at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of "--Certain Covenants-- Limitation on Liens" are complied with; and (vii) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. (Section 801)

  Each Guarantor shall not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Company or any Restricted Subsidiary) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person or group of affiliated Persons (other than the Company or any Restricted Subsidiary), or permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto (i) either (a) the Guarantor will be the continuing corporation or (b) the Person (if other than the Guarantor ) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Subsidiaries on a Consolidated basis (the "Surviving Guarantor Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Notes and the Indenture and such Guarantee will remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and (iii) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. (Section 801)

  In the event of any transaction (other than a lease) described in and complying with the conditions listed in the two immediately preceding paragraphs in which the Company or any Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company or any Guarantor, as the case may be, would be discharged from all obligations and covenants under the Indenture and the Notes or its Guarantee, as the case may be. (Section 802)

EVENTS OF DEFAULT

  An Event of Default will occur under the Indenture if:

    (i) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

    (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

    (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i) or
  (ii) or in clause (b), (c) or (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in "--Consolidation, Merger, Sale of Assets;" (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of "--Certain Covenants--Limitation on Sale of Assets;" or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of "--Certain Covenants--Purchase of Notes Upon a Change of Control;"

    (iv) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5 million, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its final maturity or
  (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

    (v) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and any such Guarantee;

    (vi) one or more judgments, orders or decrees for the payment of money in excess of $5 million, either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either
  (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

    (vii) any holder or holders of at least $10 million in aggregate principal amount of Indebtedness of the Company, any Guarantor or any Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Guarantor or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company, any Guarantor or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

    (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, any Guarantor or any Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, any Guarantor or any Significant Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Significant Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Significant Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

    (ix) (a) the Company, any Guarantor or any Significant Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company, any Guarantor or any Significant Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company, such Guarantor or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, any Guarantor or any Significant Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company, any Guarantor or any Significant Restricted Subsidiary (I) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, any Guarantor or such Significant Restricted Subsidiary or of any substantial part of their respective properties, (II) makes an assignment for the benefit of creditors or (III) admits in writing its inability to pay its debts generally as they become due or (e) the Company, any Guarantor or any Significant Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix). (Section
  501)

  If an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (viii) or (ix) of the prior paragraph occurs with respect to the Company, any Guarantor or any Significant Restricted Subsidiary and is continuing, then all the Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceedings.

  At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes then outstanding, (iii) the principal of and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (Section 502)

  The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all outstanding Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Note or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note affected by such modification or amendment. (Section 513)

  The Company is also required to notify the Trustee within five business days of the occurrence of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. (Section 1021) The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby. (Section 603)

  The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

  The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon the Notes discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company, any such Guarantor and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of holders of such outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "-- Events of Default" will no longer constitute an Event of Default with respect to the Notes. (Sections 401, 402 and 403)

  In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or on any date after October 15, 2002 (such date being referred to as the "Defeasance Redemption Date"), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date); (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default (other than a Default or Event of Default under the Indenture resulting from the borrowing of funds to be applied to such deposit) shall have occurred and be continuing on the date of such deposit or insofar as clauses (viii) or (ix) under the first paragraph under "--Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest as defined in the Indenture and for purposes of the Trust Indenture Act with respect to any securities of the Company or any Guarantor; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which it is bound; (vii) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;
(viii) the Company will have delivered to the Trustee an opinion of independent counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ix) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; (x) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (xi) the Company will have delivered to the Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section 404)

SATISFACTION AND DISCHARGE

  The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture) as to all outstanding Notes under the Indenture when (a) either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the applicable Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date; (b) the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company and any Guarantor; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of independent counsel each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which the Company, any Guarantor or any Subsidiary is bound. (Section 1201)

MODIFICATIONS AND AMENDMENTS

  Modifications and amendments of the Indenture may be made by the Company, each Guarantor, if any, and the Trustee with the consent of the holders of at least a majority of aggregate principal amount of the Notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal or interest on any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with "--Certain Covenants--Limitation on Sale of Assets" or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with "--Certain Covenants-- Purchase of Notes Upon a Change of Control," including, in each case, amending, changing or modifying any definitions relating thereto; (iii) reduce the percentage in principal amount of such outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Note affected thereby; (v) except as otherwise permitted under "--Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or
(vi) amend or modify any of the provisions of the Indenture relating to the subordination of the Notes or any Guarantee thereof in any manner adverse to the holders of the Notes or any such Guarantee. (Section 902) No amendment or modification of the Indenture shall adversely affect the rights of any holders of Senior Indebtedness under the subordination provisions of the Indenture unless the requisite holders of such issue of Senior Indebtedness affected thereby shall have consented to such amendment or modification. (Section 909)

  Notwithstanding the foregoing, without the consent of any holders of the Notes, the Company, any Guarantor, any other obligor under the Notes and the Trustee may modify or amend the Indenture: (a) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor in the Indenture and in the Notes and in any Guarantee in accordance with "--Consolidation, Merger, Sale of Assets"; (b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Guarantee; (c) to cure any ambiguity, or to correct or supplement any provision in the Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Notes or any Guarantee or make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Notes; (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (e) to add a Guarantor under the Indenture; (f) to evidence and provide the acceptance of the appointment of successor Trustee under the Indenture; or (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Notes as additional security for the payment and performance of the Company's and any Guarantor's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise. (Section 901)

  The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture. (Section 1022)

GOVERNING LAW

  The Indenture and the Guarantees are, and the Exchange Notes will be, governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

CERTAIN DEFINITIONS

  "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

  "Affiliate" means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (iii) any other Person 5% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its

Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by the provisions described under "--Consolidation, Merger, Sale of Assets," (B) that is by the Company to any Guarantor, or by any Subsidiary to the Company or any Wholly Owned Subsidiary in accordance with the terms of the Indenture, (C) that is of damaged, worn-out or obsolete equipment in the ordinary course of business or (D) the Fair Market Value of which in the aggregate does not exceed $1 million.

  "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by
(ii) the sum of all such principal payments.

  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

  "Capital Lease Obligation" of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or other equity interests whether now outstanding or issued after the date of the Indenture.

  "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under "--Certain Covenants--Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under "--Certain Covenants--Limitation on Restricted Payments") and (B) no "person" or "group" owns immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "-- Consolidation, Merger, Sale of Assets."

  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act then the body performing such duties at such time.

  "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

  "Common Stock" means the common stock, $.001 par value per share, of the Company.

  "Company" means The Maxim Group, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

  "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income
(Loss) in each case, for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the sum of Consolidated Interest Expense for such period and cash and non-cash dividends paid on any Preferred Stock of such Person during such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

  "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

  "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net costs associated with Interest Rate Agreements, Currency Hedging Arrangements and Commodity Price Protection Agreements (including amortization of discounts),
(iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period and (ii) all capitalized interest of such Person and its Subsidiaries plus (c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a)(iv) above.

  "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses, net of taxes (less all fees and expenses relating thereto),
(ii) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains (or losses), net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business,

(vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (vii) any restoration to income of any contingency reserve, net of taxes, except to the extent provision for such reserve was made out of income accrued at any time following the date of the Indenture, or (viii) any gain, net of taxes, arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person.

  "Consolidated Net Worth" of any Person, as of a date, means the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its Restricted Subsidiaries, as of such date, as determined in accordance with GAAP.

  "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

  "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Restricted Subsidiaries if and to the extent the accounts of such Person and each of its Restricted Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

  "Credit Facility" means the Credit Agreement dated as of August 26, 1997 by and among the Company and the Guarantors as co-Borrowers, and First Union National Bank, NationsBank, N.A., Fleet National Bank and the other lenders named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, lenders or holders, and, subject to the provisos to the next sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Credit Facility and all refundings, refinancings and replacements of the Credit Facility, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include the Company and its successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is incurred it would not exceed the amount permitted to be incurred by clause (i) of the definition of Permitted Indebtedness or (iv) otherwise altering the terms and conditions thereof; provided, further, that in the case of clauses (i) through (iv), any such agreement is not prohibited by the terms of the Indenture.

  "Currency Hedging Arrangements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

  "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

  "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions. No non-management director shall be deemed not to be a Disinterested Director by reason of his or her receipt of reasonable and customary director's fees or the participation in reasonable and customary director's stock grant, stock option or stock benefit plans, or such other form of director remuneration as is reasonable and customary.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

  "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations pursuant to a guarantee given in accordance with the Indenture.

  "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

  "Guarantor" means the Subsidiaries listed as guarantors in the Indenture and any other Subsidiary which is a guarantor of the Notes, including any Person that is required after the date of the Indenture to execute a guarantee of the Notes pursuant to the "Limitations on Liens" covenant or the "Limitation on Issuance of Guarantees of Indebtedness" covenant until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements, Currency Hedging Arrangements or Commodity Price Protection Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, however, that the amount determined to be Indebtedness of such Person due to such Lien under this clause (vi) shall not exceed the Fair Market Value of the property (including, without limitation, accounts and contract rights) subject to such Lien, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable

Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

  "Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the Notes including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the respective terms thereof.

  "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

  "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

  "Issue Date" means the original issue date of the Notes under the Indenture.

  "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

  "Maturity" means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

  "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under "--Certain

Covenants--Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Pari Passu Indebtedness" means (a) any Indebtedness of the Company which ranks pari passu in right of payment to the Notes and (b) with respect to any Guarantee, Indebtedness which ranks pari passu in right of payment to such Guarantee.

  "Permitted Investment" means (i) Investments in any Wholly Owned Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Wholly Owned Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Restricted Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses
(iv), (v), (vi) and (vii) of the definition of "Permitted Indebtedness";
(iii) Temporary Cash Investments; (iv) Investments in any of the Notes; (v) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under "--Certain Covenants--Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant; (vi) Investments in existence on the date of the Indenture; (vii) guarantees of Indebtedness of a Wholly Owned Restricted Subsidiary given by the Company or another Wholly Owned Restricted Subsidiary and guarantees of Indebtedness of the Company given by any Restricted Subsidiary, in each case, in accordance with the terms of the Indenture;
(viii) Investments in prepaid expenses; (ix) Investments represented by accounts receivable created or acquired in the ordinary course of business;
(x) loans or advances to the Company's franchisees in the ordinary course of business in an aggregate amount of $20 million at any one time outstanding;
(xi) loans to executive officers of the Company in the ordinary course of business, not to exceed, together with loans to executive officers of the Company then outstanding, $1 million; and (xii) any other Investments in the aggregate amount of $1 million at any one time outstanding.

  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

  "Public Equity Offering" means an underwritten offering with gross proceeds to the Company of at least $25 million pursuant to a registration statement that has been declared effective by the Commission (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

  "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company and its Restricted Subsidiaries and any additions and accessions thereto, which are purchased by the Company and its Restricted Subsidiaries at any time after the Notes are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and
(iii) (A) the aggregate outstanding principal amount of

Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company and its Restricted Subsidiaries of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

  "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

  "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

  "Restricted Subsidiary" means any Person, a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Restricted Subsidiaries, or by the Company and one or more other Restricted Subsidiaries; provided that any Unrestricted Subsidiary shall not be deemed a Restricted Subsidiary under the Notes.

  "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

  "Significant Restricted Subsidiary" means, at any particular time, any Restricted Subsidiary that, together with the Subsidiaries of such Restricted Subsidiary (i) for the most recent fiscal year of the Company accounted for more than 10% of the Consolidated revenues of the Company and its Subsidiaries or (ii) at the end of such fiscal year, was the owner (beneficial or otherwise) of more than 10% of the Consolidated assets of the Company and its Restricted Subsidiaries, all as calculated in accordance with GAAP and shown on the Consolidated financial statements of the Company and its Restricted Subsidiaries.

  "Special Purpose Letter of Credit" means the letter of credit of up to $31 million issued by First Union National Bank under the Credit Facility pursuant to the terms of the Reimbursement Agreement dated as of September 1, 1997, among the Company, the Guarantors and First Union National Bank.

  "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

  "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

  "Subsidiary" means any Restricted Subsidiary or Unrestricted Subsidiary.

  "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. ("S&P"), or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither the Company nor any of its Restricted Subsidiaries provides credit support for Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), except Restricted Payments permitted to be made pursuant to the "--Certain Covenants--Limitations on Restricted Payments" covenant, to the extent the provision of such credit support is deemed to be a Restricted Payment at the time of the provision of such credit support, (b) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, except Restricted Payments permitted to be made pursuant to the "--Certain Covenants--Limitations on Restricted Payments" covenant, to the extent such Subsidiary's liability, direct or indirect, is deemed to be a Restricted Payment, (c) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of the "--Certain Covenants--Limitation on Unrestricted Subsidiaries" covenant and such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment; and (d) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions and shall be deemed a Restricted Payment on the date of designation in an amount equal to the greater of (1) the net book value of such Investment or (2) the fair market value of such Investment as determined in good faith by the Company's Board of Directors. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the "--Certain Covenants-- Limitation on Indebtedness" covenant and (ii) all Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary becomes a Restricted Subsidiary.

  "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a

Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

  "Voting Stock" means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

  "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary.

BOOK-ENTRY DELIVERY AND FORM

  The 144A Notes offered and sold to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act)("QIBs") in reliance on Rule 144A under the Securities Act are represented by a single, permanent Global
Note in definitive, fully registered book-entry form (the "Rule 144A Global Note") and are registered in the name of Cede & Co., as nominee of DTC on behalf of purchasers of the 144A Notes represented thereby for credit to the respective accounts of such purchasers (or to such other accounts as they may direct) at DTC.

  The certificates representing the Exchange Notes will be issued in fully registered form. Except as described in the next paragraph, the Exchange Notes initially will be represented by a single, permanent global Exchange Note, in definitive, fully registered form without interest coupons (the "Global Exchange Note" and together with the Rule 144A Global Note, the "Global Notes") and will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. or such other nominee as DTC may designate. The Global Exchange Note (and any Exchange Notes issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein and in the Indenture and will bear the respective legends regarding such restrictions.

  Holders of Exchange Notes who elect to take physical delivery of their certificates instead of holding their interest through the Global Exchange Note (collectively referred to herein as the "Non-Global Holders") will be issued in registered form a certificated Exchange Note ("Certificated Exchange Note"). Upon the transfer of any Certificated Exchange Note initially issued to a Non-Global Holder, such Certificated Exchange Note will, unless the transferee requests otherwise or the Global Exchange Note has previously been exchanged in whole for Certificated Exchange Notes, be exchanged for an interest in the Global Exchange Note.

The Global Exchange Note

  The Company expects that pursuant to procedures established by DTC (a) upon deposit of the Exchange Global Note, DTC or its custodian will credit on its internal system portions of the Global Exchange Note, which shall be comprised of the corresponding respective amount of the Global Exchange Note to the respective accounts of persons who have accounts with such depositary and (b) ownership of the Exchange Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants (as defined below) and the records of Participants (with respect to interests of persons other than Participants)). Ownership of beneficial interests in the Global Exchange Note will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants. Holders may hold their interests in the Global Exchange Note directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system.

  So long as DTC or its nominee is the registered owner or holder of any of the Exchange Notes, DTC or such nominee will be considered the sole owner or holder of such Exchange Notes represented by the Global Exchange Note for all purposes under the Indenture and under the Exchange Notes represented thereby. No beneficial owner of an interest in the Global Exchange Note will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Indenture.

  Payments of the principal of, premium, if any, and interest on the Global Exchange Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Exchange Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  The Company expects that DTC or its nominee, upon receipt of any payment of the principal of, premium, if any, and interest on the Global Exchange Note will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Exchange Note as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global Exchange Note held through such Participants will be governed by standing instructions and customary practice as is now the case with Exchange Notes held for the accounts of customers registered in the names of nominees for such customers. Such payment will be the responsibility of such Participants.

  Transfers between Participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of a Certificated Exchange Note for any reason, including to sell Exchange Notes to persons in states which require physical delivery of such Exchange Notes or to pledge such Exchange Notes, such holder must transfer its interest in the Global Exchange Note in accordance with the normal procedures of DTC and in accordance with the procedures set forth in the Indenture.

  Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

  DTC has advised the Company that DTC will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Exchange Note are credited and only in respect of the aggregate principal amount as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Exchange Note for Certificated Exchange Notes, which it will distribute to its Participants and which, in the case of Certificated Exchange Notes, will be legended.

  DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

  Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Exchange Note among Participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee, Registrar or the Paying Agent will have any responsibility for the performance by DTC or its direct or indirect Participants of its obligations under the rules and procedures governing its operations.

Certificated Notes

  Interests in the Global Exchange Note will be exchanged for Certificated Exchange Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Exchange Note, or DTC ceases to be a "Clearing Agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, or (ii) an Event of Default has occurred and is continuing with respect to the Notes. Upon the occurrence of any of the events described in the proceeding sentence, the Company will cause the appropriate Certificated Exchange Notes to be delivered.

                   DESCRIPTION OF CERTAIN FEDERAL INCOME TAX
              CONSEQUENCES OF AN INVESTMENT IN THE EXCHANGE NOTES

  The following is a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of the Exchange Notes by a United States Holder (as defined below). This summary deals only with United States Holders that will hold the Exchange Notes as capital assets. The discussion does not cover all aspects of federal taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of the Exchange Notes by particular investors, and does not address state, local, foreign or other tax laws. In particular, this summary does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the federal income tax laws (such as banks, insurance companies, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, dealers in securities or currencies, investors that will hold the Exchange Notes as part of straddles, hedging transactions or conversion transactions for federal tax purposes or investors whose functional currency is not United States dollars). Furthermore, the discussion below is based on provisions of the Code, and regulations, rulings, and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP, OR DISPOSITION OF EXCHANGE NOTES SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

  As used herein, the term "United States Holder" means a beneficial owner of the Exchange Notes that is (i) a citizen or resident of the United States for United States federal income tax purposes, (ii) a corporation created or organized under the laws of the United States or any State thereof, (iii) a person or entity that is otherwise subject to United States federal income tax on a net income basis in respect of income derived from the Exchange Notes, or
(iv) a partnership to the extent the interest therein is owned by a person who is described in clause (i), (ii) or (iii) of this paragraph.

INTEREST

  Interest paid on an Exchange Note will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes.

ORIGINAL ISSUE DISCOUNT

  Under the applicable provisions of the Code (including the de minimis rule of Code Section 1273(a)(3)), the 144A Notes were issued with no original issue discount for federal income tax purposes. Because the Exchange Notes are treated as a continuation of the 144A Notes, there would also be no original issue discount applicable to the Exchange Notes.

PURCHASE, SALE, EXCHANGE, RETIREMENT AND REDEMPTION OF THE EXCHANGE NOTES

  In general (with certain exceptions described below), a United States Holder's tax basis in an Exchange Note will equal the price paid for the 144A Notes for which such Exchange Note was exchanged pursuant to the Exchange Offer. A United States Holder generally will recognize gain or loss on the sale, exchange, retirement, redemption or other disposition of an Exchange Note (or portion thereof) equal to the difference between the amount realized on such disposition and the United States Holder's tax basis in the Exchange Note (or portion thereof). Except to the extent attributable to accrued but unpaid interest, gain or loss recognized on such disposition of an Exchange Note will be capital gain or loss and will be long-term capital gain or loss if such Exchange Note were held for more than one year and will be subject to tax at a reduced rate if such Exchange Note were held for more than 18 months.

BOND PREMIUM

  If a United States Holder acquires an Exchange Note or acquired a 144A Note, in each case, for an amount more than the amount payable at maturity (or at an earlier call date if a smaller premium would result), the Holder may elect to amortize and deduct such bond premium on a yield to maturity basis. Once made, such an election applies to all bonds (other than bonds the interest on which is excludable from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, unless the IRS consents to a revocation of the election. The basis of an Exchange Note will be reduced by any amortizable bond premium taken as a deduction.

MARKET DISCOUNT

  The purchase of an Exchange Note or the receipt of an Exchange Note in exchange for a 144A Note purchased other than at original issue may be affected by the market discount provisions of the Code. These rules generally provide that, subject to a statutorily defined de minimis exception, if a United States Holder purchases an Exchange Note (or purchased a 144A Note) at a "market discount," as defined below, and thereafter recognizes gain upon a disposition of the Exchange Note (including dispositions by gift or redemption), the lesser of such gain (or appreciation, in the case of a gift) or the portion of the market discount that has accrued ("accrued market discount") while the Exchange Note (and its predecessor 144A Note, if any) was held by such United States Holder will be treated as ordinary interest income at the time of disposition rather than as capital gain. For an Exchange Note or a 144A Note, "market discount" is the excess of the stated redemption price at maturity over the tax basis immediately after its acquisition by a United States Holder. Market discount generally will accrue ratably during the period from the date of acquisition to the maturity date of the Exchange Note, unless the United States Holder elects to accrue such discount on the basis of the constant yield method. Such an election applies only to the Exchange Note with respect to which it is made and is irrevocable.

  In lieu of including the accrued market discount in income at the time of disposition, a United States Holder of an Exchange Note acquired at a market discount (or acquired in exchange for a 144A Note acquired at a market discount) may elect to include the accrued market discount in income currently either ratably or using the constant yield method. Once made, such an election applies to all other obligations that the United States Holder purchases at a market discount during the taxable year for which the election is made and in all subsequent taxable years of the United States Holder, unless the IRS consents to a revocation of the election. If an election is made to include accrued market discount in income currently, the basis of an Exchange Note (or, where applicable, a predecessor 144A Note) in the hands of the United States Holder will be increased by the accrued market discount thereon as it is includible in income. A United States Holder of a market discount Exchange Note who does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Exchange Note, if any, in an amount not exceeding the accrued market discount on such Exchange Note until the maturity or disposition of such Exchange Note.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  Payments of interest on, and the proceeds of sale or other disposition of the Exchange Notes payable to a United States Holder may be subject to information reporting requirements and backup withholding at a rate of 31% will apply to such payments if, among other things, the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns. Certain United States Holders (including, among others, corporations) are not subject to backup withholding on such payments. United States Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broder-Dealer in connection with resales of Exchange Notes received in exchange for 144A Notes where such 144A Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented available to any Participating Broker-Dealer for use in connection with any such resale and Participating Broker-Dealers shall be authorized to deliver this Prospectus in connection with the sale or transfer
of the Exchange Notes. In addition, until       , 1998 (90 days after the date
of this Prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time, in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer. Any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The Company will promptly send additional copies of this Prospectus and any amendment or supplement of this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. See "The Exchange Offer."

  The Company and the Guarantors have agreed to pay certain expenses incident to the Exchange Offer and will indemnify the holders of the 144A Notes against certain liabilities, including certain liabilities that may arise under the Securities Act.

                                 LEGAL MATTERS

  Certain Legal matters will be passed upon for the Company by Smith, Gambrell & Russell, LLP, Atlanta, Georgia.

                                    EXPERTS

  The Consolidated Financial Statements and schedules included in this Prospectus and incorporated by reference elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated statements of operations, stockholders' equity and cash flows of the Company for the year ended March 31, 1995, have been included and incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, included and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    INDEX TO
                       CONSOLIDATED FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
Report of Independent Public Accountants................................. F-2
Independent Auditors' Report............................................. F-3
Consolidated Balance Sheets at January 31, 1996 and 1997 and July 31,
 1997 (unaudited)........................................................ F-4
Consolidated Statements of Operations for the year ended March 31, 1995, the ten months ended January 31, 1996, the year ended January 31, 1997, and the six months ended July 31, 1996 and 1997 (unaudited)............. F-6
Consolidated Statements of Stockholders' Equity for the year ended March
 31, 1995, the ten months ended January 31, 1996, the year ended January
 31, 1997, and the six months ended July 31, 1997 (unaudited)............ F-7
Consolidated Statements of Cash Flows for the year ended March 31, 1995, the ten months ended January 31, 1996, the year ended January 31, 1997, and the six months ended July 31, 1996 and 1997 (unaudited)............. F-8
Notes to Consolidated Financial Statements............................... F-9

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of The Maxim Group, Inc.:

  We have audited the accompanying consolidated balance sheets of THE MAXIM GROUP, INC. (a Delaware corporation) AND SUBSIDIARIES as of January 31, 1996 and 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for the ten months ended January 31, 1996 and the year ended January 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Maxim Group, Inc. and subsidiaries as of January 31, 1996 and 1997 and the results of their operations and their cash flows for the ten months ended January 31, 1996 and the year ended January 31, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
April 10, 1997
(Except with respect to the matter discussed in Note 20, as to which the date is October 16, 1997.)

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of
The Maxim Group, Inc.:

  We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of The Maxim Group, Inc. (a Delaware corporation) and subsidiaries for the year ended March 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of The Maxim Group, Inc. and subsidiaries for the year ended March 31, 1995 in conformity with generally accepted accounting principles.

                                     KPMG PEAT MARWICK LLP

Atlanta, Georgia
December 23, 1996

                             THE MAXIM GROUP, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                  JANUARY 31, 1996 AND 1997 AND JULY 31, 1997
                                 (IN THOUSANDS)

                                                     JANUARY 31,
                                                  -----------------
                                                                     JULY 31,
                                                    1996     1997      1997
                                                  -------- -------- -----------
                                                                    (UNAUDITED)
                     ASSETS
Current assets:
 Cash and cash equivalents, including restricted
  cash of $1,028 and $621 at January 31, 1996 and
  1997, respectively, and $256 at July 31, 1997.. $  4,207 $  6,439  $  4,925
 Current portion of franchise license fees
  receivable, net of allowance for doubtful
  accounts of $175 and $328 at January 31, 1996
  and 1997, respectively, and $352 at July 31,
  1997...........................................    1,894    2,070     2,474
 Trade accounts receivable, net of allowance for
  doubtful accounts of $1,605 and $1,380 at
  January 31, 1996 and 1997, respectively, and
  $1,582 at July 31, 1997........................   33,037   43,487    49,974
 Accounts receivable from officers and employees
  (Note 6).......................................      615    1,195       899
 Current portion of notes receivable from
  franchisees and related parties, net of
  allowance for doubtful accounts of $383 and
  $351 at January 31, 1996 and 1997,
  respectively, and $351 at July 31, 1997 (Note
  7).............................................    1,008    1,034     1,233
 Inventories (Note 5)............................   49,170   42,148    47,168
 Refundable income taxes.........................    2,176    1,311       976
 Deferred income taxes (Note 11).................    2,080    3,859     2,870
 Prepaid expenses................................    2,091    2,526     3,555
                                                  -------- --------  --------
Total current assets.............................   96,278  104,069   114,074
Property, plant, and equipment, net (Notes 4 and
 10).............................................   93,879  101,403   107,332
Franchise license fees receivable, less current
 portion, net of allowance for doubtful accounts
 of $210 at January 31, 1996 and 1997 and $240 at
 July 31, 1997...................................    2,091    1,349     1,345
Notes receivable from franchisees, less current
 portion.........................................        0      477     2,503
Deferred license fee, net of accumulated
 amortization (Note 8)...........................      341        0         0
Intangible assets, net of accumulated
 amortization of $704 and $1,232 at January 31,
 1996 and 1997, respectively, and $1,314 at July
 31, 1997 (Notes 2 and 3) .......................    8,960   10,204    13,943
Other assets.....................................      536    2,171     4,997
                                                  -------- --------  --------
                                                  $202,085 $219,673  $244,194
                                                  ======== ========  ========

                                                     JANUARY 31,
                                                  -----------------  JULY 31,
                                                    1996     1997      1997
      LIABILITIES AND STOCKHOLDERS' EQUITY        -------- -------- -----------
                                                                    (UNAUDITED)
CURRENT LIABILITIES:
 Current portion of long-term debt (Note 9)...... $    919 $  2,532   $ 2,743
 Current portion of capital lease obligations
  (Note 10)......................................      556      537       521
 Rebates payable to franchisees..................    3,673    3,471     3,761
 Accounts payable................................   17,167   23,583    20,604
 Accrued expenses................................    9,147   12,232    13,437
 Deferred revenue................................    1,284      967     2,613
 Deposits........................................    2,076    2,460     2,809
                                                  -------- --------  --------
 Total current liabilities.......................   34,822   45,782    46,488
Long-Term Debt, Less Current Portion (Note 9)....   90,147   91,100    65,247
Capital Lease Obligations, Less Current Portion
(Note 10)........................................    2,563    2,120     1,884
Deferred Income Taxes (Note 11)..................    2,403    4,517     6,820
                                                  -------- --------  --------
 Total liabilities...............................  129,935  143,519   120,439
                                                  -------- --------  --------
Commitments and Contingencies (Notes 10, 14, and
16)
STOCKHOLDERS' EQUITY:
 Preferred stock, $.001 par value; 1,000 shares
  authorized, no shares issued or outstanding....        0        0         0
 Common stock, $.001 par value; 25,000 shares
  authorized, 12,397, 12,800 and 16,407 shares
  issued and outstanding at January 31, 1996 and
  1997 and July 31, 1997, respectively...........       12       13        16
 Additional paid-in capital......................   60,392   62,124   112,824
 Treasury stock, at cost; 952,000 shares at July
  31, 1997.......................................        0        0   (10,938)
 Retained earnings...............................   11,746   14,017    21,853
                                                  -------- --------  --------
 Total stockholders' equity......................   72,150   76,154   123,755
                                                  -------- --------  --------
                                                  $202,085 $219,673  $244,194
                                                  ======== ========  ========

  The accompanying notes are an integral part of these consolidated balance sheets.

                             THE MAXIM GROUP, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 1995,
                     THE TEN MONTHS ENDED JANUARY 31, 1996,
                        THE YEAR ENDED JANUARY 31, 1997,
                AND THE SIX MONTHS ENDED JULY 31, 1996 AND 1997
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                      SIX MONTHS
                          YEAR ENDED    TEN MONTHS     YEAR ENDED   ENDED JULY 31,
                          MARCH 31,  ENDED JANUARY 31, JANUARY 31, ------------------
                             1995          1996           1997       1996      1997
                          ---------- ----------------- ----------- --------  --------
                                                                      (UNAUDITED)
Revenues:
 Sales of floorcovering
  products (Note 12)....   $174,935      $186,568       $250,968   $117,414  $148,371
 Fees from franchise
  services (Note 12)....     13,876        13,432         26,336     13,062    14,573
 Fiber and PET sales....     12,886        24,072         28,853     17,167    12,513
 Other (Note 12)........      1,644         3,479          3,564      1,680     3,011
                           --------      --------       --------   --------  --------
    Total revenues......    203,341       227,551        309,721    149,323   178,468
    Cost of Sales.......    139,521       161,723        222,290    108,630   122,226
                           --------      --------       --------   --------  --------
    Gross profit........     63,820        65,828         87,431     40,693    56,242
Selling, general, and
 administrative
 expenses...............     46,870        59,197         72,366     36,259    41,163
Goodwill impairment
 charge (Note 2)........          0         6,569              0          0         0
Merger-related costs
 (Note 3)...............        500             0          4,900          0         0
Other (income) expense:
 Interest income........       (397)         (415)          (613)      (311)     (225)
 Interest expense.......      1,839         4,695          7,006      3,213     2,663
 Other..................       (421)          (78)          (302)      (258)      (84)
                           --------      --------       --------   --------  --------
    Earnings (loss) be-
     fore income taxes..     15,429        (4,140)         4,074      1,790    12,725
Income tax expense (Note
 11)....................      5,787           105          1,929        630     4,889
                           --------      --------       --------   --------  --------
Net earnings (loss).....   $  9,642      $ (4,245)      $  2,145   $  1,160  $  7,836
                           ========      ========       ========   ========  ========
Earnings (loss) per
 common and common
 equivalent share.......   $   0.72      $  (0.32)      $   0.15   $   0.08  $    .47
                           ========      ========       ========   ========  ========
Weighted average number
 of common and common
 equivalent shares
 outstanding............     13,301        13,301         13,937     13,696    16,623
                           ========      ========       ========   ========  ========

The accompanying notes are an integral part of these consolidated statements.

                             THE MAXIM GROUP, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       FOR THE YEAR ENDED MARCH 31, 1995,
                     THE TEN MONTHS ENDED JANUARY 31, 1996,
                        THE YEAR ENDED JANUARY 31, 1997
                     AND THE SIX MONTHS ENDED JULY 31, 1997
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                 COMMON STOCK     ADDITIONAL
                               ------------------  PAID-IN   RETAINED
                                 SHARES    AMOUNT  CAPITAL   EARNINGS   TOTAL
                               ----------  ------ ---------- --------  --------
Balance, March 31, 1994....... 10,507,486   $11    $ 43,693  $ 6,349   $ 50,053
Exercise of redeemable common
 stock purchase warrants, net
 of $46 in redemption costs
 (Note 13)....................    880,517     1       6,124        0      6,125
Issuance of stock.............    520,654     0       7,010        0      7,010
Stock options exercised.......     18,500     0          97        0         97
Cancellation of underwriter's
 warrants (Note 13)...........          0     0      (1,503)       0     (1,503)
Net earnings..................          0     0           0    9,642      9,642
                               ----------   ---    --------  -------   --------
Balance, March 31, 1995....... 11,927,157    12      55,421   15,991     71,424
Issuance of stock.............    442,857     0       4,825        0      4,825
Stock options exercised.......     27,266     0         146        0        146
Net loss......................          0     0           0   (4,245)    (4,245)
                               ----------   ---    --------  -------   --------
Balance, January 31, 1996..... 12,397,280    12      60,392   11,746     72,150
Acquisition and retirement of
 treasury shares..............    (28,000)    0        (336)       0       (336)
Issuance of stock.............     93,333     0       1,278        0      1,278
Stock options exercised.......     95,576     0         719        0        719
Pooling of Bailey and Roberts
 (Note 3).....................    242,288     1          71      126        198
Net earnings..................          0     0           0    2,145      2,145
                               ----------   ---    --------  -------   --------
Balance, January 31, 1997..... 12,800,477    13      62,124   14,017     76,154
Acquisition of 952,000
 treasury shares..............          0     0     (10,938)       0    (10,938)
Issuance of stock.............  3,175,773     3      47,237              47,240
Stock options exercised.......    159,447     0         463                 463
Net earnings for the six
 months ended July 31, 1997...          0     0           0    7,836      7,836
                               ----------   ---    --------  -------   --------
Balance, July 31, 1997
 (unaudited).................. 16,135,697   $16    $ 98,886  $21,853   $120,755
                               ==========   ===    ========  =======   ========

The accompanying notes are an integral part of these consolidated statements.

                             THE MAXIM GROUP, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
   FOR THE YEAR ENDED MARCH 31, 1995, THE TEN MONTHS ENDED JANUARY 31, 1996, THE YEAR ENDED JANUARY 31, 1997 AND THE SIX MONTHS ENDED JULY 31, 1996 AND 1997
                                 (IN THOUSANDS)

                                     TEN MONTHS              SIX MONTHS ENDED
                          YEAR ENDED    ENDED    YEAR ENDED      JULY 31,
                          MARCH 31,  JANUARY 31, JANUARY 31, ------------------
                             1995       1996        1997       1996      1997
                          ---------- ----------- ----------- --------  --------
                                                                (UNAUDITED)
Cash Flows From
 Operating Activities:
 Net earnings (loss)....   $  9,642   $ (4,245)   $  2,145   $  1,160  $  7,836
                           --------   --------    --------   --------  --------
Adjustments to reconcile
 net earnings (loss) to
 net cash provided by
 (used in) operating
 activities:
  Impairment write-down
   of goodwill..........          0      6,569           0          0         0
  Depreciation and
   amortization.........      5,225      8,008      10,518      5,535     5,845
  Deferred income taxes.      2,329     (2,370)        335         80     3,293
  Loss (gain) on sale of
   assets...............         (7)       124         367         60         0
  Changes in assets and
   liabilities:
  Increase in
   receivables..........     (9,962)    (2,652)    (10,254)    (4,564)   (8,557)
  Decrease (increase) in
   inventories..........    (10,801)   (10,098)      7,544      5,203    (4,884)
  Decrease (increase) in
   refundable income
   taxes................     (1,059)    (1,118)        866        799       334
  (Increase) decrease in
   prepaid expenses and
   other assets.........         24       (365)     (1,865)    (2,514)   (3,847)
  Increase in rebates
   payable, accounts
   payable, accrued
   expenses, deferred
   revenue, and
   deposits.............      6,708        955       8,164      2,574       411
                           --------   --------    --------   --------  --------
  Total adjustments.....     (7,543)      (947)     15,675      7,173    (7,405)
                           --------   --------    --------   --------  --------
  Net cash provided by
   (used in) operating
   activities...........      2,099     (5,192)     17,820      8,333       431
                           --------   --------    --------   --------  --------
Cash Flows From Invest-
 ing Activities:
 Capital expenditures...    (25,941)   (15,580)    (17,444)    (7,111)  (11,837)
 Proceeds from sale of
  assets................        127         34          47          0         0
 Acquisitions, net of
  cash acquired.........    (12,635)   (13,875)     (1,284)         0      (977)
                           --------   --------    --------   --------  --------
  Net cash used in
   investing activities.    (38,449)   (29,421)    (18,681)    (7,111)  (12,814)
                           --------   --------    --------   --------  --------
Cash Flows From Financ-
 ing Activities:
 Proceeds from issuance
  of common stock, net..          2          0         606          0    47,240
 Proceeds from exercise
  of warrants and
  options, net..........      6,222        146         719        922       463
 Purchase of
  underwriter's
  warrants..............     (1,503)         0           0          0         0
 Purchase of treasury
  stock.................          0          0        (336)      (336)  (10,938)
 Net proceeds from
  issuance of debt......     33,278     37,718      89,806     39,450    21,358
 Principal payments on
  long-term debt........     (3,051)    (1,179)    (87,241)   (41,757)  (47,000)
 Principal payments on
  capital lease
  obligations...........       (348)      (230)       (461)      (244)     (254)
                           --------   --------    --------   --------  --------
  Net cash provided by
   financing activities.     34,600     36,455       3,093     (1,965)   10,869
                           --------   --------    --------   --------  --------
Net increase (decrease)
 in cash................     (1,750)     1,842       2,232       (743)   (1,514)
Cash, beginning of peri-
 od.....................      4,115      2,365       4,207      4,207     6,439
                           --------   --------    --------   --------  --------
Cash, end of period.....   $  2,365   $  4,207    $  6,439   $  3,464  $  4,925
                           ========   ========    ========   ========  ========
Supplemental disclosures
 of cash flow informa-
 tion:
 Cash paid during the
  period for:
  Interest..............   $  2,386   $  4,073    $  7,123   $  3,184  $  4,067
                           ========   ========    ========   ========  ========
 Income taxes...........   $  5,130   $  3,189    $    293   $    450  $  1,346
                           ========   ========    ========   ========  ========
Supplemental disclosures
 of noncash investing
 and financing
 activities:
 Common stock issued in
  connection with
  acquisitions..........   $  7,010   $  4,825    $    672   $      0  $  3,000
                           ========   ========    ========   ========  ========

  The accompanying notes are an integral part of these consolidated statements.

                    THE MAXIM GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         MARCH 31, 1995, JANUARY 31, 1996 AND 1997, AND JULY 31, 1997
             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

1. DESRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

 DESCRIPTION OF BUSINESS

  The Maxim Group, Inc. and subsidiaries (the "Company" or "Maxim") are engaged in retail and commercial sales of floorcovering products. The Company is also engaged in the sale of franchises for the retail floorcovering industry and other related products and services to its franchisees. At January 31, 1997, the Company had 368 franchisees under contract. Image Industries, Inc. ("Image"), a wholly owned subsidiary of Maxim, is engaged in the manufacturing of residential carpet and plastics recycling. The carpet is made from polyester fiber which Image produces. Plastics recycling products are the result of converting postconsumer plastics into polyethylene terephthalate ("PET") flake, pellet, or polyester fiber. The recycled plastics products are either used internally in the manufacturing of carpet or are sold externally to various customers. Management does not believe that the Company is dependent upon any one vendor for product purchases and that the loss of any single vendor would not have a significant adverse effect.

 BASIS OF PRESENTATION

  The consolidated financial statements include the accounts of The Maxim Group, Inc. and all wholly owned subsidiaries. Upon consolidation, all intercompany accounts, transactions, and profits are eliminated. The financial statements give retroactive effect to the mergers of the Company and GCO, Inc. ("GCO") on September 28, 1994 and the Company and Image on August 30, 1996, both of which were accounted for as poolings of interests, as described in
Note 3 to the financial statements.

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates depending upon certain risks and uncertainties. Potential risks and uncertainties include such factors as the financial strength of the retail industry, the level of consumer spending for floorcovering products, the amount of sales of the Company's floorcovering products, the competitive pricing environment, and the success of planned advertising, marketing, and promotional campaigns.

 FISCAL YEAR

  The Company changed its year-end from March 31 to January 31 in fiscal year 1996. As a result, the fiscal year ended January 31, 1996 contains ten months. The fiscal years ended March 31, 1995 and January 31, 1997 contain 12 months.

 CASH AND CASH EQUIVALENTS

  Cash balances include short-term interest-bearing deposits with original maturities of 90 days or less. Short-term investments are stated at cost, which approximates fair value.

 ACCOUNTS RECEIVABLE AND REVENUE RECOGNITION

  Revenue from retail and commercial sales is recognized upon completion of the installation of floorcoverings or at the time of delivery for floorcoverings not installed by the Company or its authorized installers. Sales from the manufacturing operations are recognized at the time related goods are shipped.

                    THE MAXIM GROUP, INC. AND SUBSIDIARIES

  The Company recognizes franchise license fees as income on the date the related franchise agreement is signed, at which time the Company has performed substantially all of its obligations under the franchise agreement. Some franchise agreements contain provisions which, under defined circumstances, would require the Company to refund a portion or all of the franchise license fee. Franchise revenues associated with these contracts, which are not material at January 31, 1996 or 1997, have been deferred until these obligations are fulfilled.

  The Company finances a portion of the sale of franchises over a term of four years, generally at 10% interest. An allowance for doubtful accounts is provided based on the Company's collection experience and periodic reviews of the accounts.

 FEES FROM FRANCHISE SERVICES

  The Company negotiates volume rebates with various floorcovering manufacturers on behalf of its franchisees. In exchange for this service, the Company earns a portion of the rebates as the shipments are made to its franchisees. The rebates are paid directly to the Company by the manufacturers throughout the year. The franchisees typically receive their portions of the rebates semiannually in February and July. Accordingly, the Company has recorded revenue, restricted cash owed to franchisees, receivables from manufacturers, and rebates payable to franchisees related to these rebates.

  The Company develops and offers its franchisees marketing and promotional programs, including television, radio, print, and direct mail campaigns and sales literature. Advertising production fees, excluding direct mail, are considered earned once the ad is produced, and the related media commission fees, if applicable, are considered earned once the commercial is aired. Direct mail commissions are earned on the date of the franchisee's promotion or sale.

 INVENTORIES

  Inventories, consisting of goods held for resale, are recorded at the lower of cost or market. Cost is determined on a specific identification basis for retail sales, and Image applies the standard cost method, both of which approximate the first-in, first-out method. The Company's inventories consist of the following:

                                                          1996    1997
                                                         ------- -------
       Retail..........................................  $14,862 $15,500
       Image...........................................   34,308  26,648
                                                         ------- -------
                                                         $49,170 $42,148
                                                         ======= =======

 PROPERTY, PLANT, AND EQUIPMENT

  Property, plant, and equipment are recorded at cost, which includes interest on funds borrowed to finance construction. When retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference, less any amount realized, is reflected in the statements of operations.

  The Company's buildings, furniture, fixtures, and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. Improvements to leased premises are amortized on the straight-line method over the life of the lease or the useful life of the improvement, whichever is shorter. The Company's property and equipment are depreciated using the following estimated useful lives:

                  Buildings                   10 to 40 years
                  Leasehold improvements       3 to 20 years
                  Machinery and equipment       5 to 7 years
                  Furniture and fixtures        5 to 7 years
                  Transportation equipment     5 to 12 years

                    THE MAXIM GROUP, INC. AND SUBSIDIARIES

 DEFERRED LICENSE FEE

  A deferred license fee is being amortized over the three-year contract period using the straight-line method.

 INTANGIBLE ASSETS

  Intangible assets consist primarily of goodwill. Goodwill arises in connection with business combinations accounted for as purchases. Goodwill is amortized on a straight-line basis over 15 to 20 years. Amortization of approximately $668 and $564 was charged to earnings in 1996 and 1997, respectively.

  Organizational costs have been deferred and are being amortized over 60 months using the straight-line method.

 REALIZATION OF LONG-LIVED ASSETS

  The Company periodically evaluates the carrying value of its long-lived assets, including goodwill, in relation to their operating performance and future undiscounted cash flows of the underlying businesses. The Company adjusts the carrying amount of the assets or goodwill if the unamortized balance exceeds the estimate of future cash flows (Note 2).

 DEFERRED LOAN COSTS

  Deferred loan costs, which are included in other assets, represent fees and expenses incurred to obtain long-term debt. The costs are amortized to expense over the life of the related financing agreement.

 INCOME TAXES

  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

 EARNINGS PER SHARE

  All share and per share data have been adjusted to give retroactive effect to the merger of the Company with GCO and Image. Earnings per common share are computed on the basis of the weighted average shares of common stock outstanding plus common stock equivalents, if dilutive, arising from the effect of common shares contingently issuable, primarily from stock options and warrants. Weighted average common and common equivalent shares include the dilutive effect of the 1,133,856 replacement stock options for all years presented through January 31, 1996 and 932,615 for the year ended January 31, 1997 (Note 13).

 STOCK-BASED COMPENSATION PLANS

  The Company accounts for its stock-based compensation plans under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Effective in fiscal year 1997, the Company adopted the disclosure option of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 requires that companies which do not choose to account for stock-based compensation as prescribed by the statement shall disclose the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted. Additionally, certain other disclosures are required with respect to stock compensation and the assumptions used to determine the pro forma effects of SFAS No. 123.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

  The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable, and long-term debt. The carrying amounts of cash, accounts receivable, and accounts payable approximate their fair values because of the short-term maturity of such instruments. The carrying amount of long-term debt approximates its fair value, because interest rates on debt are periodically adjusted and approximate current market rates.

                    THE MAXIM GROUP, INC. AND SUBSIDIARIES

 RECLASSIFICATIONS

  Certain prior year financial statement balances have been reclassified to conform with the current year presentation.

 INTERIM UNAUDITED DATA FOR THE SIX MONTHS ENDED JULY 31, 1996 AND 1997

  In the opinion of management, the unaudited consolidated financial statements contain all the normal and recurring adjustments necessary to present fairly the financial position of the Company as of July 31, 1997 and the results of the Company's operations and its cash flows for the six months ended July 31, 1996 and 1997 in conformity with generally accepted accounting principles. The results of operations for the six months ended July 31, 1997 are not necessarily indicative of the results to be expected for the year.

2. GOODWILL IMPAIRMENT

  Certain of the Company's acquisitions did not perform as anticipated at the time of purchase. Several acquired stores were closed, management was replaced, and a loss of revenues was experienced from building contracts in certain locations. The poor financial results of these stores through the end of fiscal 1996 led management to reevaluate operations. This analysis indicated significant strategic and operational changes would be necessary at some stores, including changes in the customer mix, location, store design, and merchandising. These factors also caused management to assess the realizability of the goodwill recorded for these units.

  The determination of impairment was made by comparing the unamortized goodwill balance for each acquisition to the estimate of the related entity's undiscounted future cash flows. There were no significant long-lived assets acquired with these acquisitions. The assumptions used reflected the earnings, market, and industry conditions, as well as current operating plans. The assessment indicated a permanent impairment of goodwill related to certain of the Company's acquisitions and resulted in a write-off totaling $6,569 recorded during fiscal 1996.

3. ACQUISITIONS

  On August 30, 1996, the Company acquired all of the common stock of Image in exchange for 5,266,285 shares of the Company's common stock. The acquisition of Image has been accounted for under the pooling-of-interests method of accounting, and accordingly, the Company's historical financial statements have been restated to include the accounts and results of operations of Image. The Company incurred approximately $4,700 in one-time costs related to the merger (primarily legal, accounting, investment advisory fees, and merger-related restructuring charges). In addition, the Company incurred an additional $200 in merger-related costs related to the merger with Bailey & Roberts Flooring, Inc. ("Bailey & Roberts"). These amounts have been presented separately in the accompanying statements of operations as merger-related costs.

  The results of operations previously reported by the separate companies above and the combined amounts for the years ended March 31, 1995 and the ten months ended January 31, 1996 are presented below:

                                                 YEAR ENDED    TEN MONTHS ENDED
                                               MARCH 31, 1995  JANUARY 31, 1996
                                               --------------- ----------------
                                                                        INCOME
                                               REVENUES INCOME REVENUES (LOSS)
                                               -------- ------ -------- -------
The Maxim Group, Inc.......................... $ 76,091 $2,385 $ 99,290 $(7,274)
Image Industries, Inc.........................  127,250  7,257  128,261   3,029
                                               -------- ------ -------- -------
Total......................................... $203,341 $9,642 $227,551 $(4,245)
                                               ======== ====== ======== =======

  In May 1994, the Company commenced a strategy of acquiring independent floorcovering retailers, with the goal of building a company-owned chain of stores in addition to the franchise network. This acquisition

                    THE MAXIM GROUP, INC. AND SUBSIDIARIES
program included selected franchisees and other independent dealers. Through January 31, 1997, the Company has acquired 14 retail floorcovering companies, currently representing 57 stores. The Company issued $8,100 of common stock (606,844 shares) and paid cash of approximately $14,200 to consummate those acquisitions accounted for under the purchase method. As a result of these acquisitions, the Company has recorded goodwill of $11,300 (net of goodwill impairment charge of $6,600), which is being amortized over 20 years. The GCO and Bailey & Roberts acquisitions, in which the Company issued 790,603 and 242,288 shares, respectively, were accounted for as a pooling of interests.

  The consolidated financial statements of the Company were not restated for the Bailey & Roberts merger for the periods prior to the merger, November 1, 1996, as the effect of the restatement would not have been material to such periods.

  Effective April 5, 1995, Image entered into an asset purchase agreement with Pharr Yarns of Georgia, Inc. and Stowe-Pharr Mills, Inc. to purchase substantially all of the operating assets of Pharr Yarns of Georgia, Inc., including the property, plant, and equipment as well as certain inventory items and supplies. The transaction was consummated on June 30, 1995. The purchase price payable by the Company at the transaction's closing was 400,000 shares of stock, valued at $4,400, and cash of approximately $11,298. The acquisition was accounted for as a purchase, and accordingly, the purchase price has been allocated to the assets acquired based on the estimated fair values as of the acquisition date. The net excess of the cost over the estimated fair value of the acquired assets as a result of this acquisition has been allocated to goodwill in the approximate amount of $96 and will be amortized over 15 years.

4. PROPERTY, PLANT, AND EQUIPMENT

  Property, plant, and equipment at January 31, 1996 and 1997 are summarized as follows:

                                                                1996     1997
                                                              -------- --------
Land and improvements........................................ $  3,596 $  4,331
Buildings and leasehold improvements.........................   34,503   40,882
Machinery and equipment......................................   77,691   83,886
Furniture and fixtures.......................................    2,024    3,344
Transportation equipment.....................................    2,323    3,207
Construction in progress.....................................    1,930    3,267
                                                              -------- --------
                                                               122,067  138,917
Less accumulated depreciation and amortization...............   28,188   37,514
                                                              -------- --------
                                                              $ 93,879 $101,403
                                                              ======== ========

5. INVENTORIES

  Inventories at January 31, 1996 and 1997 consisted of the following:

                                                                  1996    1997
                                                                 ------- -------
      Raw materials............................................. $16,381 $ 9,097
      Work in process...........................................   2,665   3,271
      Finished goods............................................  30,124  29,780
                                                                 ------- -------
          Total................................................. $49,170 $42,148
                                                                 ======= =======

6. ACCOUNTS RECEIVABLE FROM OFFICER AND EMPLOYEES

  The Company has made loans to certain officers and employees with terms of one to two years and with interest rates tied to the prime rate.

                    THE MAXIM GROUP, INC. AND SUBSIDIARIES

7. NOTES RECEIVABLE FROM FRANCHISEES AND RELATED PARTIES

  The Company has made loans to certain franchisees totaling $926 and $1,479 at January 31, 1996 and 1997, respectively, with principal payments due in monthly installments beginning October 1, 1995 through October 1, 2000 and interest payable monthly at the prime rate on the outstanding balance, secured by the franchisees' accounts receivable and/or inventory and equipment and personal guarantees.

  In addition, the Company has made unsecured loans to franchisees and outside directors at an interest rate of 7%, totaling $82 and $32 at January 31, 1996 and 1997, respectively (Note 12).

8. DEFERRED LICENSE FEE

  In March 1994, the Company entered into an agreement with a manufacturer which provides the Company's franchisees with the opportunity to become licensed dealers of certain brand name products. The agreement is effective for a three-year period beginning April 1, 1994. The Company paid an initial fee of $1,035, which is being amortized over the life of the agreement. Accumulated amortization totaled $694 and $1,035 as of January 31, 1996 and 1997, respectively.

9. LONG-TERM DEBT

  Long-term debt at January 31, 1996 and 1997 is summarized as follows:

                                                                  1996    1997
                                                                 ------- -------
Credit facility................................................  $     0 $93,000
Revolving line-of-credit agreement.............................   22,185       0
Note payable to bank under revolving credit agreement..........   61,980       0
Other debt with interest ranging from approximately 6% to 13%;
 a portion secured by land, building, transportation equipment,
 and other property and maturing at various dates through 2004.    6,901     632
                                                                 ------- -------
                                                                  91,066  93,632
Less current portion...........................................      919   2,532
                                                                 ------- -------
Long-term debt, less current portion...........................  $90,147 $91,100
                                                                 ======= =======

  The aggregate annual maturities of long-term debt subsequent to January 31, 1997 are as follows:

      Year ending January 31:
      1998............................................................. $ 2,532
      1999.............................................................   8,344
      2000.............................................................  41,314
      2001.............................................................   8,254
      2002.............................................................   9,563
      2003 and thereafter..............................................  23,625
                                                                        -------
                                                                        $93,632
                                                                        =======

  On August 30, 1996, the Company entered into an agreement with a bank that provided three credit facilities aggregating $125,000 (the "Credit Facility"). The Credit Facility was executed in conjunction with the merger of the Company and Image. Borrowings under the Credit Facility were used to refinance the existing debt. The Credit Facility consists of (i) a $65,000 revolving facility, of which $3,300 was available for borrowings on January 31, 1997 and which matures August 1999, (ii) a $30,000 term facility that matures in December 2001, and (iii) a $30,000 term facility that matures in September 2003. As of January 31, 1997, the Company had fully borrowed amounts available under both term facilities and had $33,000 outstanding under the revolving facility. Amounts borrowed under the revolving facility are limited to the sum of 80% of eligible accounts receivable and 40% of eligible inventory. A fee of
 .5% per annum is charged on the unused revolving facility. Amounts

                    THE MAXIM GROUP, INC. AND SUBSIDIARIES
outstanding under the Credit Facility bear interest at a variable rate based on LIBOR or the prime rate at the Company's option. As of January 31, 1997, the weighted average interest rate on amounts outstanding under the Credit Facility was 8.26%. The Credit Facility requires the Company to meet certain financial ratios and covenants, including debt to equity, minimum tangible net worth, interest coverage, and fixed charge coverage, each as defined. The revolving credit agreement contains other covenants which establish limitations on dividends, acquisitions, additional indebtedness, and limit annual capital expenditures to $18 million through the fiscal year ended January 31, 1998. As of January 31, 1997, the Company was not in compliance with one of its debt coverage financial covenants under the Credit Facility. However, the bank granted a waiver for such noncompliance through April 30, 1997.

  Maxim's prior revolving line of credit agreement (the "Agreement") was amended during fiscal 1996 to provide borrowings of up to $23,000. The interest rate charged varied from LIBOR plus 1.125% to LIBOR plus 2.125% based on the financial leverage of the Company as measured by the ratio of adjusted funded debt to total capitalization, as defined by the Agreement. Interest-only payments were due monthly for the first three years. The weighted average interest rate for the ten months ended January 31, 1996 was 7.72%. The agreement was repaid August 30, 1996 from the Credit Facility's proceeds.

  Image's prior note payable to bank was under a revolving line of credit agreement (the "Facility"), expiring June 30, 2001, bearing interest payable quarterly at the prime interest rate or Eurodollar rate plus 1%. Effective November 6, 1995, the Company renegotiated its Facility with the lender and two other financial institutions. The restated Facility allowed the Company to borrow up to $70,000, with interest payable quarterly at the prime rate (8.5% on January 31, 1996) or Eurodollar rate (approximately 5.26% at January 31,
1996) plus 1%. The borrowings under the agreement were secured by a first priority lien on all assets. The Facility was repaid August 30, 1996 from the Credit Facility's proceeds.

10. LEASES

  The Company is a party to noncancelable lease agreements involving property and equipment, which extend for varying periods up to 20 years. Certain of these leases have options to renew at varying terms.

  Rental expense for operating leases amounted to $2,970, $4,026, and $5,225 for the year ended March 31, 1996, the ten months ended January 31, 1996, and the year ended January 31, 1997, respectively, including $462 in 1995, $334 in 1996, and $328 in 1997 paid to related parties.

  Included in property and equipment are the following assets held under capital leases:

                                                    RELATED-PARTY OTHER  TOTAL
                                                    ------------- ------ ------
January 31, 1996:
 Buildings and improvements........................    $2,760     $1,080 $3,840
 Machinery and equipment...........................         0        571    571
                                                       ------     ------ ------
  Assets under capital leases......................     2,760      1,651  4,411
 Less accumulated amortization.....................       629        417  1,046
                                                       ------     ------ ------
Assets under capital leases, net...................    $2,131     $1,234 $3,365
                                                       ======     ====== ======
January 31, 1997:
 Buildings and improvements........................    $2,760     $1,080 $3,840
 Machinery and equipment...........................        75        626    701
                                                       ------     ------ ------
  Assets under capital leases......................     2,835      1,706  4,541
 Less accumulated amortization.....................     1,033        567  1,600
                                                       ------     ------ ------
Assets under capital leases, net...................    $1,802     $1,139 $2,941
                                                       ======     ====== ======

                    THE MAXIM GROUP, INC. AND SUBSIDIARIES

  Minimum future lease obligations on long-term noncancelable leases in effect at January 31, 1997 are summarized as follows:

                                                  CAPITAL LEASES
                                            -------------------------- OPERATING
                                            RELATED-PARTY OTHER TOTAL   LEASES
                                            ------------- ----- ------ ---------
Year ending January 31:
1998.......................................    $  473     $238  $  711  $ 4,777
1999.......................................       471      214     685    3,842
2000.......................................       467      200     667    3,071
2001.......................................       335      149     484    1,742
2002.......................................       263      111     374    1,355
2003 and thereafter........................       234        0     234    2,274
                                               ------     ----  ------  -------
  Total minimum lease payments.............     2,243      912   3,155  $17,061
                                                                        =======
Less amounts representing interest.........       367      131     498
Less current portion.......................       350      187     537
                                               ------     ----  ------
                                               $1,526     $594  $2,120
                                               ======     ====  ======

11. INCOME TAXES

  Income tax expense (benefit) consists of the following:

                                                       CURRENT DEFERRED  TOTAL
                                                       ------- --------  ------
   Year ended March 31, 1995:
    U.S. federal...................................... $3,001  $ 2,208   $5,209
    State and local...................................    298      280      578
                                                       ------  -------   ------
                                                       $3,299  $ 2,488   $5,787
                                                       ======  =======   ======
   Ten months ended January 31, 1996:
    U.S. federal...................................... $1,051  $  (858)  $  193
    State and local...................................    119     (207)     (88)
                                                       ------  -------   ------
                                                       $1,170  $(1,065)  $  105
                                                       ======  =======   ======
   Year ended January 31, 1997:
    U.S. federal...................................... $  953  $   824   $1,777
    State and local...................................    146        6      152
                                                       ------  -------   ------
                                                       $1,099  $   830   $1,929
                                                       ======  =======   ======

  Income tax expense (benefit) differed from the amounts computed by applying the U.S. federal income tax rate of 34% to pretax earnings (loss) as a result of the following:

                                 YEAR ENDED   TEN MONTHS ENDED    YEAR ENDED
                               MARCH 31, 1995 JANUARY 31, 1996 JANUARY 31, 1997
                               -------------- ---------------- ----------------
   Computed "expected" tax
    expense (benefit).........     $5,246         $(1,408)          $1,385
   Increase in income taxes
    resulting from:
    Goodwill impairment
     charge...................          0           1,110                0
    Nondeductible merger
     costs....................          0               0              430
    Nondeductible expenses....        178             199              243
    State and local income
     taxes, net of federal
     income tax benefit.......        378             (60)             100
    Other, net................        (15)            264             (229)
                                   ------         -------           ------
                                   $5,787         $   105           $1,929
                                   ======         =======           ======

                    THE MAXIM GROUP, INC. AND SUBSIDIARIES

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets (liabilities) at January 31, 1996 and 1997 are presented below:

                                                               1996     1997
                                                              -------  -------
   Deferred tax assets:
    Deductible goodwill...................................... $ 1,244  $ 1,114
    Accounts receivable, principally due to allowance for
     doubtful accounts.......................................     976      869
    Inventories, principally due to additional costs
     inventoried for tax purposes............................   1,353    1,161
    Accrued expenses.........................................     874    1,941
    Special charge--replacement stock options................   3,249    3,126
    Net operating loss and credit carryforwards..............   1,315      769
    Other, net...............................................      23    1,161
                                                              -------  -------
       Total deferred tax assets.............................   9,034   10,141

   Deferred tax liabilities:
    Plant and equipment, principally due to difference in
     depreciation............................................  (7,870)  (9,605)
    Deferred franchise and other revenue.....................  (1,111)    (538)
    Other, net...............................................    (376)    (656)
                                                              -------  -------
       Total deferred tax liabilities........................  (9,357) (10,799)
                                                              -------  -------
   Net deferred tax liabilities.............................. $  (323) $  (658)
                                                              =======  =======

  No valuation allowance was recorded against deferred tax assets at January 31, 1996 or 1997. The Company's management believes the existing net temporary differences comprising total deferred tax assets will reverse during periods in which the Company will generate net taxable income. The Company's net operating loss carryforwards expire in 2009. Utilization of net operating loss carryforwards may be limited by the alternative minimum tax provisions.

12. RELATED-PARTY TRANSACTIONS

  Certain of the directors also own franchises which utilize the services of the Company. Trade accounts receivable at January 31, 1996 and 1997 include amounts due from these affiliated companies of $85 and $21, respectively. In addition, rebates payable to franchisees at January 31, 1996 and 1997 include amounts due to director-owned franchises of $26 and $81, respectively.

  Included in fees from brokering floorcovering products for the year ended March 31, 1995, the ten months ended January 31, 1996, and the year ended January 31, 1997 are $76, $105, and $157, respectively, earned from services provided to affiliated franchises. Included in franchise services for the year ended March 31, 1995, the ten months ended January 31, 1996, and the year ended January 31, 1997 are $318, $106, and $95, respectively, from services purchased by affiliated franchises.

  Included in sales of floorcovering products for the year ended March 31, 1995, the ten months ended January 31, 1996, and the year ended January 31, 1997 are $176, $216, and $110, respectively, for carpet purchased by affiliated franchises.

  Included in other revenues for the year ended March 31, 1995, the ten months ended January 31, 1996, and the year ended January 31, 1997 are $18, $9, and $39, respectively, for purchases by affiliated franchises.

  Included in interest expense for the year ended March 31, 1995, the ten months ended January 31, 1996, and the year ended January 31, 1997 are approximately $0, $0, and $10, respectively, of interest on notes payable to stockholders.

                    THE MAXIM GROUP, INC. AND SUBSIDIARIES

  In August 1995, the Company loaned $821 to Kevodrew Realty, Inc. ("Kevodrew"), a company controlled by A. J. Nassar, the president and chief executive officer of the Company, which loan bears interest at an annual rate of prime. These funds were loaned to Kevodrew to provide interim financing for the purchase by Kevodrew of a retail shopping center in Louisville, Kentucky. This loan was repaid on May 22, 1996. A primary tenant in the shopping center will be a company-owned store, which has entered into a five-year lease agreement with Kevodrew, providing for annual lease payments of $89.

  As of January 31, 1997, Mr. Nassar had a demand note payable to the Company for $809, accruing interest at the prime rate.

13. STOCKHOLDERS' EQUITY

  The Company completed an initial public offering ("IPO") for 1,822,600 shares of common stock and 911,300 redeemable common stock purchase warrants ("warrants") under Regulation S-B of the Securities and Exchange Commission in October 1993. The warrants were subject to redemption by the Company at $.05 per warrant on 30 days' prior written notice with either (1) the prior written consent of Thomas James Associates, Inc. ("Thomas James") (the IPO underwriter) or (2) provided that the average of the closing bid price of the common stock for a period of 20 consecutive trading days, ending within 15 days prior to the notice of redemption, exceeds $13.125 per share. On July 27, 1994, the board of directors of the Company called for the redemption of all the issued and outstanding warrants. The warrants were exercisable at a price of $7 per share until September 1, 1994. In total, warrants for 907,415 shares of stock were exercised and the Company received $6,359.

  Effective January 4, 1995, the Company reached an agreement with Thomas James, the underwriter of the Company's IPO in 1993, to cancel and surrender the remaining underwriter's warrants issued by the Company to Thomas James in connection with the IPO. In consideration of the cancellation and surrender of the underwriter's warrants, which entitled Thomas James to purchase up to 240,000 shares of the Company's common stock, the Company paid $1,503, consisting of $5 in legal costs and $1,498, or the equivalent of $14 per common share, to Thomas James.

  The Company adopted a stock option plan in fiscal 1994 which provides for the granting of incentive and nonqualified stock options for up to 2,000,000 shares of common stock to key employees and directors at an exercise price of at least 100% of fair market value at the date of grant. Information relating to stock options is summarized as of January 31, 1996 and 1997, as follows:

                                                       1996          1997
                                                   ------------  ------------
Options outstanding at beginning of fiscal year...      634,210       821,308
Options granted...................................      395,400       771,000
Options canceled..................................     (181,036)      (41,224)
Options exercised.................................      (27,266)      (95,576)
                                                   ------------  ------------
Options outstanding at end of fiscal year.........      821,308     1,455,508
                                                   ============  ============
Option prices per share (excluding replacement
 stock options):
Options granted during the fiscal year............ $9.00-$11.75  $9.75-$15.50
Options canceled.................................. $5.25-$15.50  $5.25-$13.50
Options exercised................................. $5.25-$10.50  $5.25-$11.75
Options outstanding at end of fiscal year......... $5.25-$14.50  $5.25-$15.50

  The majority of the employee options become exercisable in increments ranging from 20% to 33 1/3% per year beginning on September 30, 1994 and ending on November 27, 2001. In addition, the Company has granted options to purchase 250,000 shares of common stock to one of its outside directors at an exercise price of $5.25 to $10.25 per share, of which 250,000 are currently exercisable.

                    THE MAXIM GROUP, INC. AND SUBSIDIARIES

  Effective August 10, 1993, Image adopted a Plan and Agreement of Conversion (the "Conversion"), in which all previously outstanding vested and unvested stock options and unvested stock appreciation units were canceled and a like number of fully vested replacement stock options were issued. These options have an exercise price of $.01 per share and expire March 30, 2006. In connection with the grant of the replacement stock options, Image recognized a noncash, nonrecurring charge of approximately $10,388 (pretax) in the fiscal year ending March 31, 1994. In connection with the Conversion, Image has granted the option holders certain protections against possible tax consequences associated with the grant of the options. At January 31, 1997, 932,615 replacement stock options were outstanding.

  Image also adopted a stock option plan (the "Stock Option Plan") which provides for the grant of stock options to selected participants, including officers and key employees of Image. On August 10, 1993, Image granted 41,318 fully vested incentive options to Image's chief executive officer at $10 per share, exercisable over a three-year period. On May 9, 1995, the Company granted an additional 3,294 fully vested incentive options to other Image employees at $12.38 per share.

  In connection with the merger between the Company and Image, all outstanding options under the Image Conversion and the Stock Option Plan were converted into like options to purchase shares in the combined entity.

  During 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which defines a fair value-based method of accounting for employee stock options or similar equity instruments. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting in APB No. 25 must make pro forma disclosures of net earnings and earnings per share as if the fair value-based method of accounting defined in the statement had been applied.

  The Company has elected to account for its stock-based compensation plan under APB No. 25; however, the Company has computed for pro forma disclosure purposes the value of all options granted during fiscal 1997 and 1996 using the Black-Scholes option pricing model as prescribed by SFAS No. 123 using the following weighted average assumptions used for grants in fiscal 1996 and 1997:

      Risk-free interest rate......................................... 5.5%-6.8%
      Expected dividend yield.........................................    0%
      Expected lives.................................................. 7.5 years
      Expected volatility.............................................    50%

  The total value of the options granted during the ten months ended January 31, 1996 and the year ended January 31, 1997 was computed as approximately $2,100 and $4,779, respectively, which would be amortized over the vesting period of the options. Options vest equally over five years. If the Company had accounted for these plans in accordance with SFAS No. 123, the Company's reported pro forma net earnings and pro forma net earnings per share for the ten months ended January 31, 1996 and the year ended January 31, 1997 would have decreased to the following pro forma amounts:

                                                                 1996     1997
                                                                -------  ------
Pro forma net earnings (loss):
 As reported in the financial statements......................  $(4,245) $2,145
 Pro forma in accordance with SFAS No. 123....................   (4,309)  1,560
Pro forma net earnings (loss) per common and common equivalent share:
 As reported in the financial statements......................  $  (.32) $  .15
 Pro forma in accordance with SFAS No. 123....................  $  (.32) $  .11

                    THE MAXIM GROUP, INC. AND SUBSIDIARIES

14. EMPLOYMENT AGREEMENTS

  The Company has entered into separate three-year employment agreements with certain key officers. These contracts provide for aggregate base salaries of approximately $1,000, certain severance provisions, and additional bonuses at the discretion of the board of directors.

  Effective August 10, 1993, Image entered into three-year employment agreements with two of its executive officers. The contracts obligate the Company for compensation, severance, bonus, and other employment-related matters. These agreements provide for aggregate base compensation levels totaling $535 per year. In connection with the merger, these two agreements were extended to August 1998.

15. EMPLOYMENT BENEFIT PLAN

  Effective April 1, 1994, the Company instituted a 401(k) retirement savings plan (the "Plan"), which is open to all Maxim employees who have completed one year of service. The Company's matching contribution is 25% of the first 6% of contributions made by the employees. The Company's matching contribution vests to the employees over six years. Employee and employer contributions to the Plan were $822 and $128, respectively, for the ten months ended January 31, 1996 and $850 and $169, respectively, for the year ended January 31, 1997.

  Effective October 1, 1994, a defined contribution plan (the "Image Plan") covering all employees of Image was created. The Image Plan is open to all employees who are 21 or older and who have completed six months of service. Participants may defer a portion of their pretax earnings up to the annual limit per the Internal Revenue Service. The Company has not made any contributions to the Image Plan for the ten months ended January 31, 1996 or the year ended January 31, 1997.

16. CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position or results of operations.

17. BUSINESS AND CREDIT CONCENTRATION

  In fiscal years 1995, 1996, and 1997, export sales accounted for approximately 11%, 8%, and 6%, respectively, of the Company's net sales. Export sales are principally to customers in the Middle East, Europe, and Canada. Sales to Middle Eastern customers totaled 8%, 5%, and 4% of net sales in fiscal years 1995, 1996, and 1997, respectively.

  In 1995, 1996, and 1997, one customer accounted for approximately 8%, 4%, and 2%, respectively, of the Company's net sales.

                    THE MAXIM GROUP, INC. AND SUBSIDIARIES

18. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                        FIRST  SECOND    THIRD      FOURTH
                                       QUARTER QUARTER  QUARTER     QUARTER
                                       ------- -------  -------     -------
Ten months ended January 31, 1996:
 Maxim net sales...................... $27,989 $31,849  $31,364     $ 8,088
 Image net sales......................  35,565  37,337   42,378      12,981
                                       ------- -------  -------     -------
 Total Company net sales..............  63,554  69,186   73,742      21,069
                                       ------- -------  -------     -------
 Maxim gross profit...................  11,974  13,681   13,181       1,646
 Image gross profit...................   8,722   6,965    7,350       2,309
                                       ------- -------  -------     -------
 Total Company gross profit...........  20,696  20,646   20,531       3,955
                                       ------- -------  -------     -------
 Maxim net earnings (loss)............     919   1,212      418      (9,823)
 Image net earnings...................   1,676     655      661          37
                                       ------- -------  -------     -------
 Total Company net earnings (loss)....   2,595   1,867    1,079      (9,786)(a)
                                       ------- -------  -------     -------
 Maxim net earnings (loss) per share..    0.07    0.09     0.03       (0.73)
 Image net earnings per share.........    0.12    0.05     0.05        0.00
                                       ------- -------  -------     -------
 Total Company net earnings (loss) per
  share...............................    0.19    0.14     0.08       (0.73)
                                       ------- -------  -------     -------

Year ended January 31, 1997:
 Maxim net sales...................... $33,655 $36,438  $38,110     $38,838
 Image net sales......................  39,587  39,643   44,029      39,421
                                       ------- -------  -------     -------
 Total Company net sales..............  73,242  76,081   82,139      78,259
                                       ------- -------  -------     -------
 Maxim gross profit...................  13,643  13,320   13,991      13,426
 Image gross profit...................   6,641   7,088    9,845       9,477
                                       ------- -------  -------     -------
 Total Company gross profit...........  20,284  20,408   23,836      22,903
                                       ------- -------  -------     -------
 Maxim net earnings (loss)............   1,007     (92)  (2,171)        521
 Image net earnings (loss)............     145     100    1,059       1,576
                                       ------- -------  -------     -------
 Total Company net earnings (loss)....   1,152       8   (1,112)(b)   2,097
                                       ------- -------  -------     -------
 Maxim net earnings (loss) per share..    0.07   (0.01)   (0.16)       0.04
 Image net earnings (loss) per share..    0.01    0.01     0.08        0.11
                                       ------- -------  -------     -------
 Total Company net earnings (loss) per
  share...............................    0.08    0.00    (0.08)       0.15
                                       ------- -------  -------     -------

--------
(a) Includes a goodwill impairment charge of $6,569 (pre-tax).
(b) Includes merger-related costs of $4,700 (pre-tax).

19. SUBSEQUENT EVENT

  On February 18, 1997, the Company sold 3,175,773 shares of its common stock to the public. The Company received approximately $47,900 of proceeds from the offering, and such proceeds were utilized to reduce amounts outstanding under the Company's Credit Facility.

                    THE MAXIM GROUP, INC. AND SUBSIDIARIES

20.SUBSEQUENT EVENT

  On October 16, 1997, the Company sold $100,000 of 9 1/4% Senior Subordinated Notes due 2007 (the "Notes") in a private transaction. The proceeds to the Company, net of an issue discount, fees and related costs, were approximately $95,900. The Company used approximately $82,700 of the net proceeds to repay all borrowings outstanding under its credit facility. The Company will use the remaining proceeds for general corporate purposes. In connection with the offering, the Company entered into a registration rights agreement which grants holders of the Notes certain exchange and registration rights. The Notes are fully and unconditionally guaranteed by all of the Company's subsidiaries on a joint and several basis.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS OR ANY OF THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES OR GUARANTEES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGES IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Cautionary Notice Regarding Forward-Looking Statements....................    1
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
Prospectus Summary........................................................    3
Risk Factors..............................................................   14
The Exchange Offer........................................................   22
Certain Federal Income Tax Consequences of the Exchange Offer.............   30
Use of Proceeds...........................................................   31
Capitalization............................................................   31
Selected Consolidated Financial and
 Operating Data...........................................................   32
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   34
Business..................................................................   42
Management................................................................   54
Executive Compensation....................................................   56
Certain Transactions......................................................   60
Principal Shareholders....................................................   62
Description of Certain Other Indebtedness.................................   63
Description of the Exchange Notes.........................................   66
Description of Certain Federal Income Tax Consequences of an Investment in
 the Exchange Notes.......................................................   98
Plan of Distribution......................................................  100
Legal Matters.............................................................  100
Experts...................................................................  100
Index to Consolidated Financial Statements................................  F-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      LOGO

                             THE MAXIM GROUP, INC.

OFFER TO EXCHANGE UP TO $100,000,000 9 1/4% SENIOR SUBORDINATED NOTES DUE 2007,
                                  SERIES B FOR
                           9 1/4% SENIOR SUBORDINATED
                                 NOTES DUE 2007

                            ----------------------

                             PRELIMINARY PROSPECTUS

                            ----------------------

                                        , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company's Bylaws effectively provide that the Company shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto. In addition, the Company's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 102(b)(7)").

  Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit, or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

  Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following exhibits are filed with this Registration Statement:

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 ----------- ------------------------------------------------------------------
 4.2         Indenture dated as of October 16, 1997 between The Maxim Group,
             Inc. and its
             subsidiaries as Guarantors and State Street Bank and Trust
             Company, as Trustee.
 4.3         Registration Rights Agreement dated as of October 16, 1997 between
             The Maxim Group, Inc. and its subsidiaries as Guarantors and
             Merrill Lynch, Pierce, Fenner & Smith Incorporated, First Union
             Capital Markets Corp. and Wheat, First Securities, Inc.
 4.4         Form of The Maxim Group, Inc. 9 1/4% Senior Subordinated Notes due
             2007 (contained in the Indenture filed as Exhibit 4.2).
 4.5         Form of The Maxim Group, Inc. 9 1/4% Senior Subordinated Notes due
             2007, Series B (contained in the Indenture filed as Exhibit 4.2).
 5.1         Opinion of Smith, Gambrell & Russell, LLP.
 10.13.1     Amendment No. 1 dated September 25, 1997 to Employment Agreement dated June 4, 1997 by and between A.J. Nassar and The Maxim Group,
             Inc.
 12.1        Statements re computation of ratios of earnings to fixed charges.
 21.1        Subsidiaries of the Registrant.

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 ----------- ------------------------------------------------------------------
 23.1        Consent of Arthur Andersen LAP.
 23.2        Consent of KPMG Peat Marwick LLP.
 23.3        Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed
             as Exhibit 5.1)
 24.1        Powers of Attorney (included on signature pages to this
             Registration Statement).
 25.1        Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939 of State Street Bank and Trust Company.
 99.1        Form of Letter of Transmittal.
 99.2        Form of Notice of Guaranteed Delivery.
 99.3        Guidelines for Certification of Taxpayer Identification Number on
             Substitute Form W-9.

(b) Financial Statement Schedules

  The following financial statement schedule of The Maxim Group, Inc. for the year ended January 31, 1997, the ten month transition period ended January 31, 1996 and for the year ended March 31, 1995 (incorporated by reference from the Company's Annual Report of Form 10-K for the fiscal year ended January 31, 1997, as amended)

             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE

       Schedule II  Valuation and Qualifying Accounts


  Schedules not listed above have been omitted because they are not applicable or the information required to be set forth therein is included in the consolidated financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

  (a) Each of the undersigned Registrants hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (d) Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e) Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 28th day of October, 1997.

                                          The Maxim Group, Inc.

                                                     /s/ A. J. Nassar
                                          By: ----------------------------------
                                                       A. J. Nassar
                                               President and Chief Executive
                                                          Officer

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             President, Chief          October 28,
-------------------------------------   Executive Officer            1997
            A. J. Nassar                and Director
                                        (principal
                                        executive officer)

         /s/ James W. Inglis           Senior Executive          October 28,
-------------------------------------   Vice President and           1997
           James W. Inglis              Director

       /s/ H. Stanley Padgett          Executive Vice            October 28,
-------------------------------------   President and                1997
         H. Stanley Padgett             Director

        /s/ Thomas P. Leahey           Executive Vice            October 28,
-------------------------------------   President, Finance           1997
          Thomas P. Leahey              and Treasurer
                                        (principal
                                        financial officer)

         /s/ H. Gene Harper            Chief Financial           October 28,
-------------------------------------   Officer and                  1997
           H. Gene Harper               Secretary
                                        (principal
                                        accounting officer)

                                       Director                  October   ,
-------------------------------------                                1997
        David E. Cicchinelli

        /s/ Richard A. Kaplan          Director                  October 28,
-------------------------------------                                1997
          Richard A. Kaplan

        /s/ J. Michael Nixon           Director                  October 28,
-------------------------------------                                1997
          J. Michael Nixon

          /s/ M.B. Seretean            Director                  October 28,
-------------------------------------                                1997
           M. B. Seretean

            /s/ Herb Wolk              Director                  October 28,
-------------------------------------                                1997
              Herb Wolk

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                        Image Industries, Inc.

                                                  /s/ H. Stanley Padgett
                                        By: ------------------------------------
                                                  H. Stanley Padgett
                                                       President

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including posteffective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

             SIGNATURE                       TITLE                 DATE
             ---------                       -----                 ----

       /s/ H. Stanley Padgett         President and            October 31,
------------------------------------   Director                    1997
         H. Stanley Padgett            (principal
                                       executive officer)

         /s/ Steven Coburn            Treasurer                October 31,
------------------------------------   (principal                  1997
           Steven Coburn               financial and
                                       accounting
                                       officer)

         /s/ Paul Meredith            Director                 October 31,
------------------------------------                               1997
           Paul Meredith

         /s/ M. B. Seretean           Director                 October 31,
------------------------------------                               1997
           M. B. Seretean

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                          Kinnaird & Francke Interiors, Inc.

                                                  /s/ Herbert A. Biggers
                                          By: ----------------------------------
                                                    Herbert A. Biggers
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Director                  October 31,
-------------------------------------                                1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 31,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 31,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                          Kinnaird & Francke Drapery Co., Inc.

                                                  /s/ Herbert A. Biggers
                                          By: ----------------------------------
                                                    Herbert A. Biggers
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Director                  October 31,
-------------------------------------                                1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 31,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 31,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                          First Quality, Inc.

                                                  /s/ Herbert A. Biggers
                                          By: _________________________________
                                                    Herbert A. Biggers
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Director                  October 31,
-------------------------------------                                1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 31,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 31,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                          Steve Peterson Interiors &
                                           Associates, Inc.

                                                  /s/ Herbert A. Biggers
                                          By: ----------------------------------
                                                    Herbert A. Biggers
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                         TITLE                 DATE
              ---------                         -----                 ----

          /s/ A. J. Nassar             Director                  October 31,
-------------------------------------                                1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 31,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 31,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                          Carpet World, Inc.

                                                  /s/ Herbert A. Biggers
                                          By: ----------------------------------
                                                    Herbert A. Biggers
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including posteffective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Director                  October 31,
-------------------------------------                                1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 31,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 31,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                          Bay Area Carpets, Inc.

                                                  /s/ Herbert A. Biggers
                                          By: ----------------------------------
                                                    Herbert A. Biggers
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including posteffective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Director                  October 31,
-------------------------------------                                1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 31,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 31,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                          RNA Enterprises, Inc.

                                                  /s/ Herbert A. Biggers
                                          By: ----------------------------------
                                                    Herbert A. Biggers
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Director                  October 31,
-------------------------------------                                1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 31,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 31,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                          Dubose Carpets & Floors, Inc.

                                                  /s/ Herbert A. Biggers
                                          By: ----------------------------------
                                                    Herbert A. Biggers
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Director                  October 31,
-------------------------------------                                1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Treasurer and             October 31,
-------------------------------------   Director (principal          1997
          Thomas P. Leahey              financial officer)

         /s/ H. Gene Harper            Secretary and             October 31,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                          Rugs N Remnants, Inc.

                                                  /s/ Herbert A. Biggers
                                          By: ----------------------------------
                                                    Herbert A. Biggers
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Director                  October 31,
-------------------------------------                                1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 31,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 31,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                          Carpet Gallery, Inc. (Georgia)

                                                  /s/ Herbert A. Biggers
                                          By: ----------------------------------
                                                    Herbert A. Biggers
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Director                  October 31,
-------------------------------------                                1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 31,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 31,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                          Losantville Carpet Outlet, Inc.

                                                  /s/ Herbert A. Biggers
                                          By: ----------------------------------
                                                    Herbert A. Biggers
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Director                  October 31,
-------------------------------------                                1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 31,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 31,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                          American Carpets & Interiors, Inc.

                                                  /s/ Herbert A. Biggers
                                          By: ----------------------------------
                                                    Herbert A. Biggers
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Director                  October 31,
-------------------------------------                                1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 31,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 31,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                          Carpet Country, Inc.

                                                  /s/ Herbert A. Biggers
                                          By: ----------------------------------
                                                    Herbert A. Biggers
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Director                  October 31,
-------------------------------------                                1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 31,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 31,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                          Carpetmax of New Mexico, Inc.

                                                  /s/ Herbert A. Biggers
                                          By: ----------------------------------
                                                    Herbert A. Biggers
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Director                  October 31,
-------------------------------------                                1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 31,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 31,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                          Carpetmax Alabama Contract, Inc.

                                                  /s/ Herbert A. Biggers
                                          By: ----------------------------------
                                                    Herbert A. Biggers
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Director                  October 31,
-------------------------------------                                1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 31,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 31,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 31st day of October, 1997.

                                          Maxim Retail Group, Inc.

                                                       /s/ Paul Renn
                                          By: ----------------------------------
                                                         Paul Renn
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Director                  October 31,
-------------------------------------                                1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 31,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 31,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 28th day of October, 1997.

                                          Investor Management, Inc.

                                                      /s/ A.J. Nassar
                                          By: ----------------------------------
                                                        A.J. Nassar
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             President and             October 28,
-------------------------------------   Director                     1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 28,
-------------------------------------   Treasurer,                   1997
          Thomas P. Leahey              Secretary and
                                        Director (principal
                                        accounting officer)

         /s/ H. Gene Harper            Assistant Secretary       October 28,
-------------------------------------   and Director                 1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 28th day of October, 1997.

                                          TRI-R of Orlando, Inc.

                                                      /s/ A.J. Nassar
                                          By: ----------------------------------
                                                        A.J. Nassar
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             President and             October 28,
-------------------------------------   Director                     1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 28,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 28,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 28th day of October, 1997.

                                          Carpetmax of Palm Beach, Inc.

                                                      /s/ A.J. Nassar
                                          By: ----------------------------------
                                                        A.J. Nassar
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             President and             October 28,
-------------------------------------   Director                     1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 28,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 28,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 28th day of October, 1997.

                                          Creditmax Corp.

                                                      /s/ A.J. Nassar
                                          By: ----------------------------------
                                                        A.J. Nassar
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             President and             October 28,
-------------------------------------   Director                     1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 28,
-------------------------------------   Treasurer,                   1997
          Thomas P. Leahey              Secretary and
                                        Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Director                  October 28,
-------------------------------------                                1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 28th day of October, 1997.

                                          Carpetmax of Charlotte, Inc.

                                                      /s/ A.J. Nassar
                                          By: ----------------------------------
                                                        A.J. Nassar
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             President and             October 28,
-------------------------------------   Director                     1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 28,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 28,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 28th day of October, 1997.

                                          Cloud Carpets, Inc.

                                                      /s/ A.J. Nassar
                                          By: ----------------------------------
                                                        A.J. Nassar
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             President and             October 28,
-------------------------------------   Director                     1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 28,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 28,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 28th day of October, 1997.

                                          Maxim Equipment Leasing Company,
                                           Inc.

                                                      /s/ A.J. Nassar
                                          By: ----------------------------------
                                                        A.J. Nassar
                                              President (principal executive
                                                         officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             President and             October 28,
-------------------------------------   Director                     1997
            A. J. Nassar

        /s/ Thomas P. Leahey           Vice President,           October 28,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Director                  October 28,
-------------------------------------                                1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 28th day of October, 1997.

                                          GCO, Inc.

                                                      /s/ A.J. Nassar
                                          By: ----------------------------------
                                                        A.J. Nassar
                                            Chief Executive Officer (principal
                                                    executive officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Chief Executive           October 28,
-------------------------------------   Officer and                  1997
            A. J. Nassar                Director

        /s/ Thomas P. Leahey           Vice President,           October 28,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 28,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 28th day of October, 1997.

                                          GCO Carpet Outlet, Inc.

                                                      /s/ A.J. Nassar
                                          By: ----------------------------------
                                                        A.J. Nassar
                                            Chief Executive Officer (principal
                                                    executive officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Chief Executive           October 28,
-------------------------------------   Officer and                  1997
            A. J. Nassar                Director

        /s/ Thomas P. Leahey           Vice President,           October 28,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 28,
-------------------------------------   Director                     1997
           H. Gene Harper

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 28th day of October, 1997.

                                          Bailey & Roberts Carpetmax of
                                           Tennessee, Inc.

                                                      /s/ A.J. Nassar
                                          By: ----------------------------------
                                                        A.J. Nassar
                                            Chief Executive Officer (principal
                                                    executive officer)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

          /s/ A. J. Nassar             Chief Executive           October 28,
-------------------------------------   Officer and                  1997
            A. J. Nassar                Director

        /s/ Thomas P. Leahey           Vice President,           October 28,
-------------------------------------   Treasurer and                1997
          Thomas P. Leahey              Director (principal
                                        financial officer)

         /s/ H. Gene Harper            Secretary and             October 28,
-------------------------------------   Director                     1997
           H. Gene Harper

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 28th day of October, 1997.

                                        Carpetmax, L.P.

                                        By: The Maxim Group, Inc., as General
                                         Partner

                                                     /s/ A.J. Nassar
                                        By: ------------------------------------
                                                      A.J. Nassar
                                             President and Chief Executive
                                                        Officer

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.J. Nassar and Thomas P. Leahey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

             SIGNATURE                       TITLE                 DATE
             ---------                       -----                 ----

          /s/ A. J. Nassar            President, Chief         October 28,
------------------------------------   Executive Officer           1997
            A. J. Nassar               and Director of
                                       The Maxim Group,
                                       Inc. (principal
                                       executive officer)

        /s/ Thomas P. Leahey          Executive Vice           October 28,
------------------------------------   President, Finance          1997
          Thomas P. Leahey             and Treasurer of
                                       The Maxim Group,
                                       Inc. (principal
                                       financial officer)

       /s/ H. Stanley Padgett         Executive Vice           October 28,
------------------------------------   President and               1997
         H. Stanley Padgett            Director of The
                                       Maxim Group, Inc.

         /s/ H. Gene Harper           Chief Financial          October 28,
------------------------------------   Officer and                 1997
           H. Gene Harper              Secretary of The
                                       Maxim Group, Inc.
                                       (principal
                                       accounting
                                       officer)


        /s/ James W. Inglis           Senior Executive         October 28,
------------------------------------   Vice President and          1997
          James W. Inglis              Director of The
                                       Maxim Group, Inc.

              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----

                                        Director of The        October  , 1997
-------------------------------------    Maxim
        David E. Cicchinelli             Group, Inc.

        /s/ Richard A. Kaplan           Director of The          October 28,
-------------------------------------    Maxim Group, Inc.           1997
          Richard A. Kaplan

        /s/ J. Michael Nixon            Director of The          October 28,
-------------------------------------    Maxim Group, Inc.           1997
          J. Michael Nixon

         /s/ M. B. Seretean             Director of The          October 28,
-------------------------------------    Maxim Group, Inc.           1997
           M. B. Seretean

            /s/ Herb Wolk               Director of The          October 28,
-------------------------------------    Maxim Group, Inc.           1997
              Herb Wolk

                                 EXHIBIT INDEX

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 ----------- ------------------------------------------------------------------
 4.2         Indenture dated as of October 16, 1997 between The Maxim Group,
             Inc. and its
             subsidiaries as Guarantors and State Street Bank and Trust
             Company, as Trustee.
 4.3         Registration Rights Agreement dated as of October 16, 1997 between
             The Maxim Group, Inc. and its subsidiaries as Guarantors and
             Merrill Lynch, Pierce, Fenner & Smith Incorporated, First Union
             Capital Markets Corp. and Wheat, First Securities, Inc.
 4.4         Form of The Maxim Group, Inc. 9 1/4% Senior Subordinated Notes due
             2007 (contained in the Indenture filed as Exhibit 4.2).
 4.5         Form of The Maxim Group, Inc. 9 1/4% Senior Subordinated Notes due
             2007, Series B (contained in the Indenture filed as Exhibit 4.2).
 5.1         Opinion of Smith, Gambrell & Russell, LLP.
 10.13.1     Amendment No. 1 dated September 25, 1997 to Employment Agreement dated June 4, 1997 by and between A.J. Nassar and The Maxim Group,
             Inc.
 12.1        Statements re computation of ratios of earnings to fixed charges.
 21.1        Subsidiaries of the Registrant.
 23.1        Consent of Arthur Andersen LLP.
 23.2        Consent of KPMG Peat Marwick LLP.
 23.3        Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed
             as Exhibit 5.1)
 24.1        Powers of Attorney (included on signature pages to this
             Registration Statement).
 25.1        Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939 of State Street Bank and Trust Company.
 99.1        Form of Letter of Transmittal.
 99.2        Form of Notice of Guaranteed Delivery.
 99.3        Guidelines for Certification of Taxpayer Indentification Number on
             Substitute Form W-9.